Free Writing Prospectus dated May 9, 2006

CHEC FUNDING, LLC HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) ON FORM S-3 REGISTRATION NO. 333-130642 FOR THE OFFERING TO WHICH THIS FREE WRITING PROSPECTUS RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS CHEC FUNDING, LLC HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT CHEC FUNDING, LLC AND THIS OFFERING.  YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEBSITE AT WWW.SEC.GOV.  ALTERNATIVELY, CHEC FUNDING LLC, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING 1-877-858-5407.

$980,000,000

(Approximate)

CENTEX HOME EQUITY LOAN ASSET-BACKED CERTIFICATES, SERIES 2006-A

Centex Home Equity Loan Trust 2006-A

(Issuing Entity)

Centex Home Equity Company, LLC

(Sponsor, Originator and Servicer)

CHEC Funding, LLC

(Depositor)

We are offering pursuant to this free writing prospectus and the prospectus, attached hereto as Appendix I:

Offered Certificates	Principal Balance*	Certificate Rate**
Class AV-1	$380,001,000	One-month LIBOR plus ____%, subject to an interest rate cap.
Class AV-2	$138,465,000	One-month LIBOR plus ____%, subject to an interest rate cap.
Class AV-3	$182,132,000	One-month LIBOR plus ____%, subject to an interest rate cap.
Class AV-4	$94,902,000	One-month LIBOR plus ____%, subject to an interest rate cap.
Class M-1	$35,500,000	One-month LIBOR plus ____%, subject to an interest rate cap.
Class M-2	$32,500,000	One-month LIBOR plus ____%, subject to an interest rate cap.
Class M-3	$18,500,000	One-month LIBOR plus ____%, subject to an interest rate cap.
Class M-4	$17,000,000	One-month LIBOR plus ____%, subject to an interest rate cap.
Class M-5	$16,000,000	One-month LIBOR plus ____%, subject to an interest rate cap.
Class M-6	$14,500,000	One-month LIBOR plus ____%, subject to an interest rate cap.
Class M-7	$13,000,000	One-month LIBOR plus ____%, subject to an interest rate cap.
Class M-8	$12,500,000	One-month LIBOR plus ____%, subject to an interest rate cap.
Class M-9	$8,500,000	One-month LIBOR plus ____%, subject to an interest rate cap.
Class M-10	$6,500,000	One-month LIBOR plus ____%, subject to an interest rate cap.
Class M-11	$10,000,000	One-month LIBOR plus ____%, subject to an interest rate cap.
* Principal balances subject to variance of plus or minus 5%.

  **

The certificate rate on each class of certificates will increase for each interest period after an affiliate of the servicer first fails to exercise its clean-up call option.  Additional information regarding the amount of the increase for each class and the interest rate cap for each class is included under “Summary” in this free writing prospectus.

The Certificates

•

Interest and principal on the certificates are scheduled to be paid monthly on the 25th day of the month or, if the 25th day is not a business day, on the next business day.  The first scheduled distribution date is June 25, 2006.

•

The certificates currently have no trading market.

•

The trust will also issue the Class X-IO and Class R certificates, which are not offered hereby.

•

The Class AV-1, Class AV-2, Class AV-3 and Class AV-4 certificates will be senior certificates.

•

The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 certificates will be subordinate to, and provide credit enhancement for, the senior certificates.  Each class of Class M certificates having a higher numerical designation will be subordinate to, and provide credit enhancement for, each class of Class M certificates having a lower numerical designation.

•

Credit enhancement for the certificates also includes overcollateralization to be maintained over time from the application of excess interest collections, if any, on the home equity loans as accelerated payments of principal on the certificates.

•

The certificates will also have the benefit of an interest rate swap agreement pursuant to which The Royal Bank of Scotland plc will agree to pay to the issuing entity a monthly floating rate payment (in exchange for the issuing entity’s agreement to pay The Royal Bank of Scotland plc a monthly fixed rate payment) as described in this free writing prospectus.

Consider carefully the risk factors beginning on page 21 in this free writing prospectus.

The certificates are asset-backed securities issued by the issuing entity and will represent interests in the issuing entity only and will not be guaranteed by or represent interests in or obligations of the sponsor, the depositor or any of their affiliates.  The sole source of payments on the certificates will be the property of the issuing entity, which will include closed-end fixed rate and adjustable rate home equity loans.  This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change.  The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.  The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure.  Any such assumptions are subject to change.  The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.  This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

CITIGROUP

BANC OF AMERICA SECURITIES LLC

                                                  RBS GREENWICH CAPITAL

WACHOVIA SECURITIES

Important notice about information presented in this free writing prospectus and the prospectus, attached hereto as Appendix I

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

·

the prospectus, attached hereto as Appendix I, which provides general information, some of which may not apply to your certificates; and

·

this free writing prospectus, which describes the specific terms of your certificates.

You should rely primarily on the description of your certificates in this free writing prospectus.

You should rely only on the information contained or incorporated by reference in this free writing prospectus and the prospectus. We have not authorized anyone to provide you with different information.  Each below annex and schedule is incorporated by reference into this free writing prospectus.

We sometimes refer to the prospectus, attached hereto as Appendix I to this free writing prospectus, as the base prospectus.  You should read both the base prospectus and this free writing prospectus to understand the offered certificates.

For your convenience, we include cross-references in this free writing prospectus and in the base prospectus to captions in these materials where you can find related information.

We are not offering the offered certificates in any state where the offer is not permitted.

TABLE OF CONTENTS

Caption

Page

Summary

3

Risk Factors

21

Description of the Home Equity Loans

40

Additional Information Concerning the Sponsor, the Seller and the Servicer

81

Prepayment and Yield Considerations

85

Formation of the Issuing Entity and Issuing Entity Property

113

Legal Proceedings

114

Description of the Certificates

115

Certain Federal Income Tax Considerations

148

Certain State Tax Considerations

151

ERISA Considerations

152

Legal Investment Considerations

154

Legal Matters

154

Ratings

155

Index of Defined Terms

156

Annex I

I-1

Schedule I

II-1

Appendix I: Prospectus dated April 28, 2006

A-I

SUMMARY OF PARTIES TO THE TRANSACTION*

Centex Home Equity Company, LLC (Sponsor, Originator and Servicer)
Centex Home Equity Company, LLC (Seller)
Harwood Street Funding II, LLC (Seller)
CHEC Funding, LLC (Depositor)
The Royal Bank of Scotland plc (Swap Counterparty)
Servicing of trust assets
Centex Home Equity Loan Trust 2006-A (Issuing Entity)
JPMorgan Chase Bank, N.A. (Trustee)
JPMorgan Trust Company, National Association (Custodian)
Class AV-1 Certificates
Class AV-2 Certificates
Class AV-3 Certificates
Class AV-4 Certificates
Class M-1 Certificates
Class M-2 Certificates
Class M-3 Certificates
Class M-4 Certificates
Class M-5 Certificates
Class M-6 Certificates
Class M-7 Certificates
Class M-8 Certificates
Class M-9 Certificates
Class M-10 Certificates
Class M-11 Certificates

* This chart provides only a simplified overview of the relations between the key parties to the transaction. Refer to this free writing prospectus and the base prospectus for a further description.

SUMMARY

·

This summary highlights selected information from this free writing prospectus and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the offered certificates, you should read carefully this entire free writing prospectus and the base prospectus.

·

This summary provides an overview to aid your understanding and is qualified by the full description of this information in this free writing prospectus and the base prospectus.

·

You can find a listing of the pages where capitalized terms used in this free writing prospectus are defined under the caption “Index of Defined Terms” beginning on page 156 in this free writing prospectus.

Issuing Entity

·

Centex Home Equity Loan Trust 2006-A, a New York common law trust.

Sponsor

·

Centex Home Equity Company, LLC, a Delaware limited liability company.  Centex Home Equity Company, LLC is sometimes referred to in this free writing prospectus as “CHEC.”

Depositor

·

CHEC Funding, LLC, a Delaware limited liability company and wholly owned subsidiary of CHEC.

Originator

·

All of the home equity loans have been originated by CHEC, by an affiliate of CHEC or by a broker for simultaneous assignment to CHEC or were acquired by CHEC from correspondent lenders and reunderwritten to comply with CHEC’s underwriting standards.

Sellers

·

CHEC.

·

Harwood Street Funding II, LLC, a limited purpose entity and an affiliate of CHEC.

Servicer

·

CHEC.

Trustee

·

JPMorgan Chase Bank, N.A.

Custodian

·

JPMorgan Trust Company, National Association.

Swap Provider

·

The Royal Bank of Scotland plc will be the swap provider under the interest rate swap agreement.  We refer you to “DESCRIPTION OF THE CERTIFICATES—The Interest Rate Swap Agreement,” “—The Swap Provider” and “—The Swap Account” in this free writing prospectus for more information.

Statistical Calculation Date

·

The opening of business on April 1, 2006.

·

All statistical information relating to the home equity loans presented in this free writing prospectus is given as of the statistical calculation date.

Cut-Off Date

·

The opening of business on May 1, 2006, or, with respect to any home equity loans originated after that date but prior to the closing date, the date of origination of that home equity loan.

·

The cut-off date is the date on and after which the issuing entity will be entitled to receive collections on and proceeds of the home equity loans.

Closing Date

·

May 16, 2006.

Distribution Date

·

The 25th day of each month, or if the 25th day is not a business day, then the next succeeding business day. The first distribution date will be June 25, 2006.

Record Date

·

With respect to any distribution date and each class of senior certificates and subordinate certificates, the last business day immediately preceding that distribution date or, if definitive certificates are issued, the last business day of the month immediately preceding the calendar month in which that distribution date occurs.

The Certificates

·

On the closing date, the issuing entity will issue the offered certificates, the Class X-IO certificates and the Class R certificates.

Offered Certificates

The Class AV-1, Class AV-2, Class AV-3, Class AV-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 certificates.

Senior Certificates

The Class AV-1, Class AV-2, Class AV-3 and Class AV-4 certificates.

Subordinate Certificates

The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 certificates.

Non-Offered Certificates

The Class X-IO certificates and Class R certificates are not being offered to the public.  We have included information with respect to the Class X-IO and Class R certificates in this free writing prospectus solely to provide you a better understanding of the offered certificates.

Denominations

The offered certificates will be offered for purchase in denominations of $25,000 and multiples of $1,000 above $25,000.

Book-Entry Registration

We will issue the offered certificates in book-entry form.  You will hold your interests either through a depository in the United States or through one of two depositories in Europe.  While the offered certificates are in book-entry form they will be registered in the name of the nominee of the depository in the United States.

Final Distribution Dates

The final scheduled distribution date with respect to each class of offered certificates is the distribution date in June 2036, which with respect to each such class is one month after the scheduled maturity date of the latest maturing home equity loan.

The expected final distribution dates for each class of offered certificates are set forth below:

Expected Final Distribution Date
Class	To Optional Termination(1)	To Maturity(2)
AV-1	February 2008	February 2008
AV-2	August 2008	August 2008
AV-3	January 2012	January 2012
AV-4	July 2013	November 2022
M-1	July 2013	February 2020
M-2	July 2013	July 2019
M-3	July 2013	November 2018
M-4	July 2013	May 2018
M-5	July 2013	November 2017
M-6	July 2013	May 2017
M-7	July 2013	October 2016
M-8	July 2013	February 2016
M-9	July 2013	May 2015
M-10	July 2013	September 2014
M-11	July 2013	February 2014

____________________

(1)

The expected final distribution date for each class of offered certificates is based upon (i) the applicable prepayment assumption for the home equity loans, (ii) the modeling assumptions used in this free writing prospectus, as described under “Prepayment and Yield Considerations—Weighted Average Lives” and (iii) assuming the clean-up call option to purchase the home equity loans is exercised at the earliest possible distribution date, as described in this free writing prospectus under “Description of the Certificates—Optional Termination by an Affiliate of CHEC.”

(2)

The expected final distribution date for each class of offered certificates is based upon (i) the applicable prepayment assumption for the home equity loans, (ii) the modeling assumptions used in this free writing prospectus, as described under “Prepayment and Yield Considerations—Weighted Average Lives.”

Distributions to Offered Certificateholders

Interest

You will be entitled to receive payments of interest on each distribution date to the extent set forth in this free writing prospectus.

The “interest rate” on any distribution date with respect to the offered certificates will be the applicable interest rate set forth on the cover page of this free writing prospectus.

The “interest period” with respect to each distribution date and the offered certificates is the period from and including the previous distribution date (or the closing date in the case of the first distribution date) to and including the day preceding the related distribution date.  Interest on the offered certificates will accrue during the related interest period on the basis of the actual number of days elapsed in the related interest period and a year consisting of 360 days.  Therefore, if you are a holder of an offered certificate, you would use the following formula to calculate your interest payment, which we refer to as the “class monthly interest amount,” on any distribution date:

   N    x IR x PB

=

your interest payment.
360

N

=

number of days in the interest period.

IR

=

the applicable per annum variable interest rate for the interest period, subject to (1) the net wac cap and (2) in the case of the senior certificates, a doubling of the applicable margin after an affiliate of the servicer first fails to exercise its clean-up call option and, in the case of the subordinate certificates, an increase to 1.5 times the applicable margin after an affiliate of the servicer first fails to exercise its clean-up call option.

PB

=

the principal balance of your offered certificate immediately prior to any distributions on the distribution date.

If you are a holder of an offered certificate, we will increase the interest payment we owe to you for a distribution date by an amount, which we refer to as the “class interest carryover shortfall,” equal to any unpaid interest we owe to you from prior distribution dates, plus accrued interest at the applicable certificate rate.

The “net wac cap” for any distribution date and any of the offered certificates is equal to the product of (a) the excess, if any, of (x) the weighted average of the net coupon rates of the home equity loans as of the beginning of the related remittance period over (y) the swap expense fee rate for that distribution date, and (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related interest period.

The “swap expense fee rate” with respect to each distribution date is a per annum rate, equal to the product of (x) the sum of (i) any net swap payment owed to the swap provider for that distribution date and (ii) any swap termination payment (other than any swap termination payment resulting from a swap provider trigger event) payable by the supplemental interest trust, and (y) 12 divided by the outstanding principal balance of the home equity loans as of the first day of the related remittance period.

If you are a holder of an offered certificate, we will pay to you, on future distribution dates, the amount by which we reduce the interest payment we owe to you because of the effect of the net wac cap including any interest accrued on such amount at the related certificate rate.  Payment of these amounts, which we refer to as the “net wac cap carryover,” will be made on a subordinated basis, only to the extent that money is available to make these payments.  However, if the clean-up call option is exercised as described in this free writing prospectus, you will not be entitled to receive these amounts upon termination of the issuing entity, except if and to the extent that money is available to pay these amounts (which are payable on a subordinated basis) in accordance with the priorities for distributions described under  “DESCRIPTION OF THE CERTIFICATES—Distributions” in this free writing prospectus.

Principal

On each distribution date, the amount available for distributions of principal to the offered certificates will include (1) principal collections on the home equity loans, plus (2) any excess interest collections on the home equity loans required to be distributed to satisfy the required level of overcollateralization, less (3) any decrease in the required level of overcollateralization.

Senior Certificates. On each distribution date we will distribute principal in a specified amount, which we refer to as the “senior principal distribution amount,” to the senior certificates, as described under “DESCRIPTION OF THE CERTIFICATES—Distributions—Distributions of Principal,” as follows (except in the case where the aggregate principal balance of the subordinate certificates has been reduced to zero):

·

sequentially, to the Class AV-1, Class AV-2, Class AV-3 and Class AV-4 certificates, in that order, so that each class does not receive any principal payments until the principal balance of the prior class has been reduced to zero.

Subordinate Certificates. On each distribution date we will distribute principal to the subordinate certificates on a subordinated basis.  Prior to the stepdown date or while any trigger event is in effect, principal in respect of the home equity loans will generally be distributed to the senior certificates.  After the stepdown date, if there is no trigger event in effect, principal distributions will generally be allocated first to the senior certificates, based on a formula amount, and then any excess will be distributed to the subordinate classes in the amounts and the order of priority described under “DESCRIPTION OF THE CERTIFICATES—Distributions—Distributions of Principal” in this free writing prospectus.  We refer to these principal distributions for the subordinate certificates as the “Class M-1 principal distribution amount,” the “Class M-2 principal distribution amount” and similarly for the other subordinate certificates.

Stepdown Date and Trigger Events.  The stepdown date will be the earlier to occur of (1) the distribution date after which the aggregate certificate principal balances of the senior certificates are reduced to zero, and (2) the later to occur of (a) the distribution date in June 2009, and (b) the first distribution date on which the senior enhancement percentage, after giving effect to the distribution of the principal distribution amount on that distribution date, is at least equal to 40.90%.  The subordinate certificates will not receive distributions of principal prior to the stepdown date.  In addition, the amount and priority of principal distributions may be altered if a delinquency event or cumulative loss trigger event is in effect.  See “DESCRIPTION OF THE CERTIFICATES—Glossary” in this free writing prospectus.

A delinquency event will have occurred and be continuing if at any time the 60+ delinquency percentage (rolling three month) exceeds 39.10% of the senior enhancement percentage.  A cumulative loss trigger event will have occurred with respect to any distribution date and the home equity loans if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative realized losses incurred on the home equity loans from the cut-off date through the last day of the related remittance period (less the aggregate amount of recoveries during such period) by (y) the aggregate loan balance of the home equity loans as of the cut-off date, exceeds the applicable percentages described in the definition of “cumulative loss trigger event” in this free writing prospectus.  See “DESCRIPTION OF THE CERTIFICATES—Glossary” in this free writing prospectus.

Distribution Priorities

On each distribution date, after withdrawal of any amounts required to be deposited into the swap account for payment to the swap provider of any net swap payments and swap termination payments (other than any swap termination payments that are the result of a swap provider trigger event), collections and other funds received with respect to the home equity loans and on deposit in the certificate account, as described under "DESCRIPTION OF THE CERTIFICATES – Distributions" in this free writing prospectus, will be applied, first, to pay the fees and certain expenses of the trustee, and then to make the following disbursements, in the following order of priority and, in each case, to the extent of funds remaining:

·

First, concurrently, to each class of senior certificates, the related class monthly interest amount and any related class interest carryover shortfall for the distribution date, allocated among each class on a pro rata basis.

·

Second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 certificates, in that order, the related class monthly interest amount for the distribution date.

·

Third, to the offered certificates, principal distributions in a specified amount, in the order of priority and, in the case of the subordinate certificates, on a subordinated basis, as described above under “Principal” and summarized below:

·

first, to the senior certificates, the senior principal distribution amount allocated (except in the case where the aggregate principal balance of the subordinate certificates has been reduced to zero) sequentially, to the Class AV-1, Class AV-2, Class AV-3 and Class AV-4 certificates, in that order, so that each class does not receive any principal payments until the principal balance of the prior class has been reduced to zero;

·

second, to the subordinate certificates, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 certificates, in that order, their respective class principal distribution amounts, which generally will be distributed after the stepdown date, provided that no trigger event is in effect; and

·

third, to the offered certificates, the subordination increase amount, allocated in the order of priority described above for principal distribution amounts.

·

Fourth, to the subordinate certificates, (a) any related class interest carryover shortfall and (b) any related class principal carryover shortfall described below under "Credit Enhancement – Allocation of Losses.”  Payment of these shortfall amounts will be made, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 certificates, in that order.

·

Fifth, to the offered certificates, any related net wac cap carryover.  Payment of these net wac cap carryover amounts will be made in the following order of priority:

·

first, to the senior certificates, pro rata, the related net wac cap carryover, and

·

second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 certificates, in that order, the related net wac cap carryover.

·

Sixth, for deposit into the swap account, for payment to the swap provider of any swap termination payments resulting from a swap provider trigger event, in the order of priority described below in “DESCRIPTION OF THE CERTIFICATES—The Swap Account” in this free writing prospectus;

·

Seventh, to the trustee, as reimbursement for certain reimbursable expenses.

·

Eighth, to the servicer, to the extent of any unreimbursed delinquency advances, unreimbursed servicing advances and unreimbursed compensating interest.

Issuing Entity Property

The issuing entity property is held by the trustee for the benefit of the certificateholders.  The issuing entity property includes:

·

a pool of closed-end, fixed rate and adjustable rate home equity loans in the aggregate principal amount, as of the statistical calculation date, of $805,141,461 secured by first and second lien deeds of trust, security deeds or mortgages on primarily one- to four-family residential properties transferred to the issuing entity on the closing date;

·

principal payments collected and interest payments due on the home equity loans on and after the cut-off date;

·

property that secured a home equity loan which has been acquired by foreclosure or deed in lieu of foreclosure;

·

amounts on deposit in the accounts specified in this free writing prospectus;

·

rights under an interest rate swap agreement described in this free writing prospectus;

·

rights under any hazard insurance policies, if any, covering the mortgaged properties; and

·

proceeds of the foregoing.

The Home Equity Loans

Certain of the home equity loans bear interest at fixed rates and certain of the home equity loans bear interest at rates that adjust semi-annually or annually based on six-month LIBOR or one-year LIBOR, as applicable, and the applicable gross margin, subject to the limitations described in this free writing prospectus and the base prospectus.  The initial rate adjustment date for the adjustable rate home equity loans is either six months, two years, three years or five years after the date of origination of the related home equity loan.

All of the home equity loans in the issuing entity have been originated by CHEC, an affiliate of CHEC or a broker for simultaneous assignment to CHEC or were acquired by CHEC from correspondent lenders and reunderwritten to comply with CHEC’s underwriting standards.

The home equity loans are not and will not be guaranteed by the sponsor, the depositor, the sellers, the servicer, the trustee, the underwriters or any of their affiliates.  None of the home equity loans is insured by a primary mortgage insurance policy.

The statistical information presented in this free writing prospectus is with respect to 5,499 home equity loans, of which 35.19% are fixed rate home equity loans and 64.81% are adjustable rate home equity loans, in each case, as of the statistical calculation date.  Prior to the closing date, additional home equity loans may be added to the home equity loan pool and some home equity loans may be removed from the home equity loan pool.

As a result of this potential variation in home equity loans to be transferred to the issuing entity and the amortization of home equity loans between the statistical calculation date and the cut-off date, the characteristics of the home equity loans in the home equity loan pool as of the closing date may differ from the characteristics presented in this free writing prospectus as of the statistical calculation date.  The depositor does not expect a material change in the weighted average characteristics of the home equity loan pool.

Home Equity Loans. The following summary information with respect to the home equity loans is as of the statistical calculation date:

	Summary Statistics	Range (if appropriate)

Avg. outstanding principal balance	$146,416	$252 to $1,166,200
Avg. original loan amount	$146,840	$5,000 to $1,166,200
Wtd. avg. coupon rate (approximate)	8.351%	5.250% to 14.920%
Wtd. avg. original combined loan-to-value ratio (approximate)	78.07%	7.25% to 100.00%
Wtd. avg. original term to maturity (approximate)	353 months	60 to 360 months
Wtd. avg. remaining term to maturity (approximate)	353 months	59 to 360 months
Wtd. avg. original credit score (approximate)(1)	602	451 to 808
Maximum seasoning	48 months
Percent of second liens	4.59%
Outstanding principal balance of loans secured by first liens:
Two- to four-family properties	0.43%
All other properties	94.98%
Outstanding principal balance of loans secured by second liens:
Two- to four-family properties	0.02%
All other properties	4.57%

_____________________

(1)

Excludes 3 home equity loans for which a credit score is not available.

Fixed Rate Home Equity Loans. The following summary information with respect to the fixed rate home equity loans is as of the statistical calculation date:

	Summary Statistics	Range (if appropriate)

Avg. outstanding principal balance	$107,453	$252 to $1,166,200
Avg. original loan amount	$107,584	$5,000 to $1,166,200
Wtd. avg. coupon rate (approximate)	8.790%	5.300% to 14.920%
Wtd. avg. original combined loan-to-value ratio (approximate)	74.78%	7.25% to 100.00%
Wtd. avg. original term to maturity (approximate)	341 months	60 to 360 months
Wtd. avg. remaining term to maturity (approximate)	341 months	59 to 360 months
Wtd. avg. original credit score (approximate)(1)	611	451 to 808
Maximum seasoning	48 months
Percent of second liens	13.03%
Outstanding principal balance of loans secured by first liens
Two- to four-family properties	0.17%
All other properties	86.79%
Outstanding principal balance of loans secured by second liens
Two- to four-family properties	0.06%
All other properties	12.97%

_____________________

(1)

Excludes 2 home equity loans for which a credit score is not available.

Adjustable Rate Home Equity Loans. The following summary information with respect to the adjustable rate home equity loans is as of the statistical calculation date:

	Summary Statistics	Range (if appropriate)

Avg. outstanding principal balance	$182,316	$28,465 to $897,645
Avg. original loan amount	$182,434	$28,500 to $897,645
Wtd. avg. coupon rate (approximate)	8.113%	5.250% to 13.120%
Wtd. avg. gross margin (approximate)	5.475%	0.250% to 10.920%
Wtd. avg. maximum rate (approximate)	15.099%	11.250% to 20.120%
Wtd. avg. minimum rate (approximate)	8.112%	5.250% to 13.120%
Wtd. avg. original combined loan-to-value ratio (approximate)	79.85%	9.60% to 100.00%
Wtd. avg. original term to maturity (approximate)	360 months	360 to 360 months
Wtd. avg. remaining term to maturity (approximate)	359 months	342 to 360 months
Wtd. avg. original credit score (approximate)(1)	597	455 to 800
Maximum seasoning	17 months
Percent of second liens	0.00%
Percent of Loans by Aggregate Outstanding Principal Balance Secured by:
Two- to four-family properties	0.57%
All other properties	99.43%
Wtd. Avg. Remaining Period to Coupon Rate Adjustment (approximate)
Wtd. Avg. Initial Interest Rate Adjustment Cap (approximate) (2)
Wtd. Avg. Semi-annual/Annual, Interest Rate Adjustment Cap (approximate) (2)

_____________________

(1)

Excludes 1 home equity loan for which a credit score is not available.

(2)

Above the then-current coupon rate.

Delinquency Advances

Each month the servicer will determine the amount of any unpaid interest due on the home equity loans.  If the servicer believes that unpaid interest can be recovered, then the servicer will either:

·

advance the unpaid interest to the issuing entity out of its own funds; or

·

advance the unpaid interest to the issuing entity out of collections on the home equity loans that are not required to be distributed on the related distribution date.

The servicer will reimburse the issuing entity for amounts advanced from issuing entity collections prior to the date on which these amounts are required to be a part of any amounts distributable to you.

The servicer is entitled to be reimbursed by the issuing entity for any delinquency advances from the related home equity loan and, if the delinquency advance is a non-recoverable advance, from collections on all the home equity loans prior to any distributions to you.  The servicer is also entitled to be reimbursed by the issuing entity for any delinquency advances from all the home equity loans to the extent funds are available after making other required distributions on the related distribution date.

Servicing Advances

Unless the servicer determines that any proposed advance is not recoverable from the related home equity loan, the servicer will pay all “out of pocket” costs and expenses incurred in the performance of its servicing obligations, including, but not limited to:

·

expenditures in connection with a foreclosed home equity loan prior to the liquidation of that home equity loan;

·

the cost of any enforcement or judicial proceedings, including foreclosures; and

·

the cost of the management and liquidation of property acquired in satisfaction of the related home equity loan.

The servicer is entitled to be reimbursed by the issuing entity for any servicing advances from the borrower of the related home equity loan to the extent permitted by such loan, from the liquidation proceeds realized upon the liquidation of the related home equity loan and, if the servicing advance is a non-recoverable advance, from collections on all the home equity loans, in each case prior to any distributions to you.  The servicer is also entitled to be reimbursed by the issuing entity for any servicing advances from all the home equity loans to the extent funds are available after making other required distributions on the related distribution date.

Compensating Interest

The servicer will provide to the issuing entity the amount of any shortfall of interest on a home equity loan that is caused by a full prepayment of a home equity loan up to the amount of the aggregate servicing fee for the related period.

The servicer is entitled to be reimbursed by the issuing entity for any unreimbursed payments of compensating interest from all the home equity loans to the extent funds are available after making other required distributions on the related distribution date.

Credit Enhancement

Subordination

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The certificates that are designated as senior certificates will have a payment priority over the certificates that are designated as subordinate certificates.  Among the classes of subordinate certificates:

·

the Class M-1 certificates will have payment priority over the Class M-2 certificates, the Class M-3 certificates, the Class M-4 certificates, the Class M-5 certificates, the Class M-6 certificates, the Class M-7 certificates, the Class M-8 certificates, the Class M-9 certificates, the Class M-10 certificates and the Class M-11 certificates;

·

the Class M-2 certificates will have payment priority over the Class M-3 certificates, the Class M-4 certificates, the Class M-5 certificates, the Class M-6 certificates, the Class M-7 certificates, the Class M-8 certificates, the Class M-9 certificates, the Class M-10 certificates and the Class M-11 certificates;

·

the Class M-3 certificates will have payment priority over the Class M-4 certificates, the Class M-5 certificates, the Class M-6 certificates, the Class M-7 certificates, the Class M-8 certificates, the Class M-9 certificates, the Class M-10 certificates and the Class M-11 certificates;

·

the Class M-4 certificates will have payment priority over the Class M-5 certificates, the Class M-6 certificates, the Class M-7 certificates, the Class M-8 certificates, the Class M-9 certificates, the Class M-10 certificates and the Class M-11 certificates;

·

the Class M-5 certificates will have payment priority over the Class M-6 certificates, the Class M-7 certificates, the Class M-8 certificates, the Class M-9 certificates, the Class M-10 certificates and the Class M-11 certificates;

·

the Class M-6 certificates will have payment priority over the Class M-7 certificates, the Class M-8 certificates, the Class M-9 certificates, the Class M-10 certificates and the Class M-11 certificates;

·

the Class M-7 certificates will have payment priority over the Class M-8 certificates, the Class M-9 certificates, the Class M-10 certificates and the Class M-11 certificates;

·

the Class M-8 certificates will have payment priority over the Class M-9 certificates, the Class M-10 certificates and the Class M-11 certificates;

·

the Class M-9 certificates will have payment priority over the Class M-10 certificates and the Class M-11 certificates; and

·

the Class M-10 certificates will have payment priority over the Class M-11 certificates.

Allocation of Losses

If, on any distribution date, there is insufficient excess interest or overcollateralization, or net swap payments received under the interest rate swap agreement, to absorb realized losses on the home equity loans, then realized losses on the home equity loans will be allocated to the subordinate certificates as follows:  first, to the Class M-11 certificates, second, to the Class M-10 certificates, third, to the Class M-9 certificates, fourth, to the Class M-8 certificates, fifth, to the Class M-7 certificates, sixth, to the Class M-6 certificates, seventh, to the Class M-5 certificates, eighth, to the Class M-4 certificates; ninth, to the Class M-3 certificates; tenth, to the Class M-2 certificates and eleventh, to the Class M-1 certificates through a reduction in the principal balance of the applicable class equal to the realized losses in excess of the amount of excess interest, overcollateralization and net swap payments received under the interest rate swap agreement on such distribution date.  The pooling and servicing agreement does not permit the allocation of realized losses on the home equity loans to the senior certificates; however, investors in the senior certificates should realize that under certain loss scenarios there will not be sufficient interest and principal collections on the home equity loans to pay the senior certificates all the interest and principal amounts to which such certificates are then entitled.  In addition, if the aggregate principal balance of the subordinate certificates has been reduced to zero, principal distributions will be made to the senior certificates on a pro rata basis based on their respective principal balances as described under “DESCRIPTION OF THE CERTIFICATES— Distributions—Distributions of Principal.”

Once realized losses are allocated to the subordinate certificates, the principal balance reduced as a result of such realized losses will not be reinstated thereafter, except to the extent the principal balance is increased by a subsequent recovery, as described under “DESCRIPTION OF THE CERTIFICATES—Credit Enhancement—Allocation of Realized Losses” in this free writing prospectus.  However, the amount of any realized losses allocated to the subordinate certificates, which we refer to as “class principal carryover shortfalls,” may be paid to the holders of these certificates, together with any class interest carryover shortfall on the subordinate certificates, according to the priorities set forth under “DESCRIPTION OF THE CERTIFICATES—Distributions” and “—The Swap Account” in this free writing prospectus.

Overcollateralization

Overcollateralization is calculated as the amount by which the aggregate principal balance of the home equity loans exceeds the aggregate principal balance of the offered certificates. On the closing date, there is expected to be an initial overcollateralization amount of 2.00% of the aggregate loan balance of the home equity loans as of the cut-off date.  Beginning on the first distribution date, excess interest collections, if any, will be applied as accelerated payments of principal to the class or classes of offered certificates then entitled to receive distributions of principal in order to maintain this initial overcollateralization level at the required overcollateralization level as described under “DESCRIPTION OF THE CERTIFICATES—Credit Enhancement—Overcollateralization Resulting from Cash Flow Structure.”

If there is not sufficient excess interest, the required overcollateralization level will not be maintained.  In addition, realized losses on the home equity loans in excess of excess interest collections will reduce the amount of overcollateralization.  If realized losses on the home equity loans result in the overcollateralization amount becoming negative, the principal balance of the class of subordinate certificates then outstanding with the lowest relative payment priority will be reduced by such negative amount.

The Interest Rate Swap Agreement

The trustee, on behalf of a trust separate from the issuing entity, referred to in this free writing prospectus as the “supplemental interest trust,” is expected to enter into an interest rate swap agreement with The Royal Bank of Scotland plc as swap provider.  Under the interest rate swap agreement, on each distribution date the supplemental interest trust will be obligated to make fixed payments as specified in the interest rate swap agreement based on a schedule.  Under the interest rate swap agreement, on each distribution date the swap provider will be obligated to make floating payments equal to the product of (x) one-month LIBOR (as determined pursuant to the interest rate swap agreement), (y) the notional amount for that distribution date and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous distribution date to but excluding the current distribution date (or, for the first distribution date, the actual number of days elapsed from the closing date to but excluding the first distribution date), and the denominator of which is 360.  To the extent that the fixed payment exceeds the floating payment on any distribution date, amounts otherwise available to certificateholders will be applied to make a net payment to the swap provider, and to the extent that the floating payment exceeds the fixed payment on any distribution date, the swap provider will make a net swap payment for deposit into a segregated trust account established on the closing date (referred to in this free writing prospectus as the swap account) pursuant to the pooling and servicing agreement.

Upon early termination of the interest rate swap agreement, the supplemental interest trust or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination).  The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement.  In the event that the supplemental interest trust is required to make a swap termination payment, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to any distribution to certificateholders.  We refer you to “DESCRIPTION OF THE CERTIFICATES—The Interest Rate Swap Agreement,” “—The Swap Provider” and “—The Swap Account” in this free writing prospectus for further information.

Net swap payments and swap termination payments payable by the supplemental interest trust (other than swap termination payments resulting from a swap provider trigger event) will be deducted from the certificate account prior to distributions to certificateholders pursuant to “DESCRIPTION OF THE CERTIFICATES—Distributions” below and will first be deposited into the swap account before payment to the swap provider.

On each distribution date, to the extent required, following the distribution of any excess interest and withdrawals from the net wac cap carryover reserve account, the trustee will withdraw amounts in the swap account to distribute in the order of priority described in “DESCRIPTION OF THE CERTIFICATES—The Swap Account” in this free writing prospectus.

Optional Termination of the Issuing Entity by an Affiliate of CHEC

An affiliate of CHEC may, at its option, terminate the issuing entity by purchasing, at the termination price described in this free writing prospectus, all of the home equity loans on any distribution date on or after the date on which the aggregate outstanding loan balance of the home equity loans is less than or equal to 10% of the aggregate outstanding loan balance of the home equity loans on the cut-off date.  We refer to this optional termination as the “clean-up call option.”  The certificate rate on each class of offered certificates will increase for each interest period after the CHEC affiliate first fails to exercise its clean-up call option, as described under “DESCRIPTION OF THE CERTIFICATES—Certificate Rate” in this free writing prospectus.

Purchase and Substitution of Home Equity Loans

The servicer has the option, but is not obligated, to purchase from the issuing entity any home equity loan that becomes delinquent for two consecutive monthly installments, or as to which enforcement proceedings have been brought by the servicer, subject to the limitations described in the pooling and servicing agreement.

Under the pooling and servicing agreement, CHEC will make certain representations and warranties about the home equity loans transferred to the issuing entity.  If any of these representations and warranties are untrue in any material respect, with the result that the interests of the holders of the offered certificates are materially and adversely affected, CHEC will be required to either cure the breach of the representation or warranty or repurchase or substitute for the home equity loan in question.

In addition, with respect to up to 10% of the aggregate loan balance of the home equity loans as of the cut-off date, the depositor may deliver the related mortgage file to the trustee within 20 days after the closing date.  If CHEC fails to deliver the mortgage file within that period, CHEC will be required to either repurchase or substitute for the home equity loan in question.

Generally, and as more fully described in the related pooling and servicing agreement, a home equity loan substituted for another will be required to meet the following criteria: (i) have a coupon rate at least equal to the coupon rate of the home equity loan being replaced, (ii) be secured by property that is of the same or better property type as, or is a single family dwelling and the same or better occupancy status as, the property securing the home equity loan being replaced or is a primary residence, (iii) will mature no later than the latest final scheduled distribution date with respect to the any home equity loan, (iv) have a loan-to-value ratio as of the replacement cut-off date no higher than the loan-to-value ratio of the replaced home equity loan at such time, and (v) will be of the same or higher credit quality classification (determined in accordance with the seller’s credit underwriting guidelines set forth in the seller’s underwriting manual) as the home equity loan being replaced.

Trustee Fees

Before distributions are made to you, the trustee will be paid a monthly fee of $1,000.  The trustee is also entitled to be reimbursed for any transition expenses and trustee reimbursable expenses.  Any transition expenses are payable to the trustee on each distribution date prior to any distributions to you.  Any trustee reimbursable expenses are payable to the trustee on each distribution date following any deposits to the swap account for payment to the swap provider of any swap termination payments that are the result of a swap provider trigger event.

Servicing Fees

For each home equity loan, the servicer will retain a servicing fee equal to 0.50% per annum, payable monthly at 1/12th of the annual rate of the outstanding principal balance of the home equity loan as of the first day of the related remittance period.  The servicer will also be able to retain late fees, prepayment charges, assumption fees, release fees, bad check charges and any other servicing related charges.  The servicer is entitled to retain these amounts from collections on all the home equity loans prior to any distributions to you.

Custodian Fees

The servicer will pay the custodian reasonable compensation as agreed upon for all services rendered by the custodian in the exercise and performance of its powers and duties, and the servicer will pay or reimburse the custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the custodian in accordance with the provisions of the custodial agreement.

Certain Federal Tax Considerations

Subject to the considerations discussed under “CERTAIN FEDERAL INCOME TAX CONSIDERATIONS” in this free writing prospectus, in the opinion of McKee Nelson LLP, counsel to the sellers and the issuing entity, for federal income tax purposes, the issuing entity will include one or more real estate mortgage investment conduits or “REMICs” and the offered certificates will represent ownership of “regular interests” in a REMIC.

ERISA Considerations

The offered certificates may be eligible for acquisition by persons investing assets of employee benefit plans or other retirement arrangements that are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (“Plans”) provided the acquisition and holding of such offered certificates is eligible for the exemptive relief available under one of the class exemptions described in this free writing prospectus under “ERISA CONSIDERATIONS.”

Legal Investment Considerations

The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in such certificates.  You should consult your own counsel as to whether and to what extent the offered certificates constitute legal investments for you.

Certificate Ratings

It is a condition to the issuance of the offered certificates that they receive the respective ratings set forth below from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., and Fitch Ratings.

Class	S & P	Moody’s	Fitch
AV-1	AAA	Aaa	AAA
AV-2	AAA	Aaa	AAA
AV-3	AAA	Aaa	AAA
AV-4	AAA	Aaa	AAA
M-1	AA+	Aa1	AA+
M-2	AA	Aa2	AA
M-3	AA	Aa3	AA-
M-4	AA	A1	A+
M-5	A+	A2	A
M-6	A	A3	A-
M-7	A-	Baa1	BBB+
M-8	BBB+	Baa2	BBB
M-9	BBB-	Baa3	BBB-
M-10	BBB-	Ba1	BB+
M-11	BBB-	Ba2	BB

A security rating is not a recommendation to buy, sell or hold securities and the assigning rating organization may revise or withdraw a rating at any time.  The ratings do not address the frequency of prepayments on the home equity loans, the receipt of any amounts with respect to net wac cap carryover or the corresponding effect on yield to investors.  See “Ratings” in this free writing prospectus for additional information.

RISK FACTORS

You should consider the following risk factors together with all the information contained in this free writing prospectus and the base prospectus in deciding whether to purchase any of the offered certificates.

Recent developments

On March 30, 2006, Centex Corporation announced that it signed a definitive agreement to sell CHEC to an affiliate of Fortress Investment Group LLC, a global alternative investment and asset management firm.  The sale is subject to certain conditions, including regulatory approvals, and is expected to close in June or July.  Most of CHEC’s pooling and servicing agreements provide that a change of control of CHEC constitutes a servicer termination event unless waived.  There can be no assurance that the sale of CHEC will close or, if it does, what effect the sale will have on the financial condition of CHEC or on the ability of CHEC to perform its obligations under the pooling and servicing agreement relating to the offered certificates.   See “ADDITIONAL INFORMATION CONCERNING THE SPONSOR, THE SELLER AND THE SERVICER—The Sponsor’s Securitization Program” in this free writing prospectus for additional information.

You may have difficulty selling your

     certificates

The offered certificates will not be listed on any securities exchange.  As a result, if you wish to sell your certificates, you will have to find a purchaser that is willing to purchase your certificates.  The underwriters intend to make a secondary market for the offered certificates.  The underwriters may do so by offering to buy the offered certificates from investors that wish to sell.  However, the underwriters will not be obligated to make offers to buy the offered certificates and may stop making offers at any time.  In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of similar asset-backed securities, and there may be similar times in the future. As a result, you may not be able to sell your certificates when you wish to do so or you may not be able to obtain the price you wish to receive.

The borrowers have less than perfect

     credit

CHEC underwriting standards generally are less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower’s credit history, collateral and in other respects. The home equity loans originated or acquired by CHEC or its affiliates have been made to borrowers that typically have limited access to traditional mortgage financing for a variety of reasons, including impaired past credit experience, limited credit history, insufficient home equity value, or high debt-to-income ratios. As a result of this approach to underwriting, the home equity loans may experience higher rates of delinquencies, defaults and foreclosures than home equity loans underwritten in accordance with Fannie Mae or Freddie Mac guidelines.

Newly originated home equity loans

     may default

Approximately 99.88% of the aggregate outstanding loan balance of the home equity loans as of the statistical calculation date were originated within twelve months prior to this date. The weighted average remaining term to stated maturity of the home equity loans as of the statistical calculation date is approximately 353 months.  Although little data is available, defaults on home equity loans, including home equity loans similar to the home equity loans expected to be included in the issuing entity, are generally expected to occur with greater frequency in the early years of the terms of home equity loans.

The rate of return of principal is

     uncertain due to prepayments

Overview.  The issuing entity’s prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility.  The average life of your certificates and, if purchased at other than par, the yields realized by you will be sensitive to levels of payment (including prepayments) on the home equity loans.

In general, if you purchase an offered certificate at a premium to the outstanding principal amount of the certificate the yield on your certificate may be adversely affected by a higher than anticipated level of prepayments of the home equity loans. Conversely, if you purchase an offered certificate at a discount to the outstanding principal amount of the certificate, the yield on your certificate may be adversely affected by a lower than anticipated level of prepayments.

Generally, if prevailing interest rates fall significantly below the coupon rates on the home equity loans, the home equity loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the coupon rates on the home equity loans. Conversely, if prevailing interest rates rise significantly above the coupon rates on the home equity loans, the rate of prepayments is likely to decrease.

Certain of the home equity loans have no prepayment penalties.  Approximately 43.86% of the aggregate outstanding loan balance of the home equity loans, as of the statistical calculation date, may be prepaid in whole or in part at any time without penalty.  Home equity loans may not be viewed by borrowers as permanent financing.  Accordingly, the home equity loans in the issuing entity may experience a higher rate of prepayment than traditional mortgage loans.

Due-on-sale clauses.  All of the home equity loans contain due-on-sale provisions and the servicer is required by the pooling and servicing agreement to enforce these provisions unless the enforcement is not permitted by applicable law or the servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related mortgaged property to assume the home equity loan. To the extent permitted by applicable law, any assumption will not release the original borrower from its obligation under any home equity loan.

2/28, 3/27 and 5/25 adjustable rate home equity loans.  Approximately 58.99%, 5.24% and 0.25% of the aggregate outstanding loan balance of the adjustable rate home equity loans, as of the statistical calculation date, have a two year fixed rate term followed by a 28 year adjustable rate term, a three year fixed rate term followed by a 27 year adjustable rate term or a five year fixed rate term followed by a 25 year adjustable rate term, respectively.  We refer to these loans in this free writing prospectus as the 2/28, 3/27 and 5/25 adjustable rate loans, respectively.  As with home equity loans generally, the rate of prepayments on these 2/28, 3/27 and 5/25 adjustable rate loans which are in the initial fixed rate period is sensitive to prevailing interest rates. The prepayment behavior of the 2/28, 3/27 and 5/25 adjustable rate loans may differ from that of the other adjustable rate home equity loans although the other adjustable rate home equity loans also have adjustable interest rates.  As a 2/28, 3/27 or 5/25 adjustable rate loan approaches its initial adjustment date, the borrower may become more likely to refinance the loan to avoid an increase in the coupon rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the coupon rate before adjustment. The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings.

You may be unable to reinvest

     distributions in comparable

     investments

Asset-backed securities like the offered certificates usually produce more returns of principal to investors when market interest rates fall below the interest rates on the mortgage loans and produce less returns of principal when market interest rates rise above the interest rates on the mortgage loans.  If borrowers refinance their home equity loans as a result of lower interest rates, you will receive an unanticipated payment of principal. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the offered certificates, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the offered certificates.  You will bear the risk that the timing and amount of distributions on your offered certificates will prevent you from attaining your desired yield.

Effect of home equity loan yield on

     certificate rate of the variable rate

     certificates; basis risk

Approximately 0.49% of the aggregate outstanding loan balance of the adjustable rate home equity loans, as of the statistical calculation date, have interest rates which adjust semi-annually based upon the London interbank offered rate, commonly referred to as LIBOR, for six-month United States dollar deposits. We refer to these loans in this free writing prospectus as the six-month adjustable rate loans.  Following their initial fixed interest rate period, the 2/28 and 3/27 loans provide for interest rate and payment adjustments in a manner similar to the six-month adjustable rate loans and the 5/25 adjustable rate loans provide for interest rate and payment adjustments annually based upon LIBOR for one-year United States dollar deposits.

The interest rates for the offered certificates are determined in accordance with and adjust monthly based upon one-month LIBOR, and are subject to the net wac cap.  One-month LIBOR, six-month LIBOR and one-year LIBOR may respond to different economic and market factors, and there is not necessarily a correlation between them. Thus, it is possible, for example, that one-month LIBOR may rise during periods in which either six-month LIBOR or one-year LIBOR is stable or is falling or that, even if each of one-month LIBOR, six-month LIBOR and one-year LIBOR rise during the same period, one-month LIBOR may rise more rapidly than six-month LIBOR or one-year LIBOR. Furthermore, even if one-month LIBOR, six-month LIBOR and one-year LIBOR were at the same level, the net wac cap may still limit the amount of interest that would otherwise be distributable on the related offered certificates. The operation of the net wac cap may cause the certificate rate of the offered certificates to be reduced for extended periods in a rising interest rate environment.  Although we intend to pay you on future distribution dates on a subordinated basis the amount by which we reduce your interest payment because of the net wac cap together with any interest thereon, to the extent of amounts available under the interest rate swap agreement described herein or to the extent of amounts in the net wac cap carryover reserve account available for such purpose, we cannot assure you that excess funds will be available to make these payments.  Moreover, if the clean-up call option is exercised as described in this free writing prospectus, you will not be entitled to receive these amounts upon termination of the issuing entity, except if and to the extent that money is available to pay these amounts (which are payable on a subordinated basis) in accordance with the priorities for distributions described under “DESCRIPTION OF THE CERTIFICATES—Distributions” in this free writing prospectus.

In addition, the fixed rate home equity loans have fixed rates of interest, and the adjustable rate home equity loans are subject to periodic adjustment caps and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in the net wac cap limiting increases in the certificate rate for the offered certificates. Finally, the adjustable rate home equity loans accrue interest on the basis of a 360-day year assumed to consist of twelve 30-day months, while calculations of interest on the offered certificates will be made on the basis of the actual number of days elapsed in the related interest period and a year of 360 days.  This may result in the net wac cap limiting the certificate rate for the offered certificates to less than one-month LIBOR plus the applicable margin in interest periods that have more than 30 days.

If you are a holder of an offered certificate and the certificate rate is limited in any period by the net wac cap you may suffer a temporary or permanent decline in the market value of your certificates.

The interest rate swap agreement and

     the swap provider

Any amounts received from the swap provider under the interest rate swap agreement will be applied as described in this free writing prospectus to cover losses, maintain overcollateralization, pay interest shortfalls and basis risk shortfalls.  However, no amounts will be payable by the swap provider unless the floating amount owed by the swap provider on a distribution date exceeds the fixed amount owed to the swap provider on such distribution date.  This will not occur except in periods when one-month LIBOR (as determined pursuant to the interest rate swap agreement) generally exceeds 5.48% (subject to a variance of plus or minus 5.00% of that rate).  No assurance can be made that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover interest shortfalls, basis risk shortfalls and losses on the loans.  Any net payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the certificates.  If the rate of prepayments on the loans is faster than anticipated, the schedule on which payments due under the interest rate swap agreement are calculated may exceed the aggregate principal balance of the home equity loans, thereby increasing the relative proportion of interest collections on the loans that must be applied to make net payments to the swap provider.  The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the offered certificates.  In addition, any termination payment payable to the swap provider (other than a termination payment resulting from a swap provider trigger event) in the event of early termination of the interest rate swap agreement will reduce amounts available for distribution to certificateholders.

Upon early termination of the interest rate swap agreement, the supplemental interest trust or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination).  The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement.  In the event that the supplemental interest trust is required to make a swap termination payment, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to distributions to certificateholders.  This feature may result in losses on the certificates.  Due to the priority of the applications of the available funds, the subordinate certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the supplemental interest trust before such effects are borne by the senior certificates and one or more classes of subordinate certificates may suffer a loss as a result of such payment.

To the extent that distributions on the offered certificates depend in part on payments to be received by the supplemental interest trust under the interest rate swap agreement, the ability of the trustee to make such distributions on such certificates will be subject to the credit risk of the swap provider to the interest rate swap agreement.  The credit ratings of the swap provider as of the date of this free writing prospectus are lower than the ratings assigned to the senior certificates.  See “DESCRIPTION OF THE CERTIFICATES—The Interest Rate Swap Agreement,” “—The Swap Provider” and “—The Swap Account” in this free writing prospectus.

The subordinate certificates will

     absorb cash shortfalls before the

     senior certificates

The subordinate certificates will not receive any distributions of interest until the senior certificates receive their interest distributions and will not receive any distributions of principal until the senior certificates receive their principal distributions.  If the collections of principal and interest on the home equity loans are insufficient to make all of the required distributions on the offered certificates, one or more classes of subordinate certificates will not receive all of their distributions.  In addition, losses due to defaults by borrowers, to the extent not covered by the amount of overcollateralization and excess interest at that time, or net swap payments received under the interest rate swap agreement, will be allocated to the subordinate certificates in the reverse order of payment priority.  Any allocation of a loss to a class of subordinate certificates will reduce its principal balance, which will not be recovered unless reimbursed from future excess interest collections on a subordinated basis, except to the extent that the principal balance of such class is increased by any subsequent recoveries.  Distributions to the subordinate certificates are made in the following order of priority: to the Class M-1 certificates, then to the Class M-2 certificates, then to the Class M-3 certificates, then to the Class M-4 certificates, then to the Class M-5 certificates, then to the Class M-6 certificates, then to the Class M-7 certificates, then to the Class M-8 certificates, then to the Class M-9 certificates, then to the Class M-10 certificates and then to the Class M-11 certificates.  Losses are allocated to the subordinate certificates in the reverse order, commencing with the Class M-11 certificates, then to the Class M-10 certificates, then to the Class M-9 certificates, then to the Class M-8 certificates, then to the Class M-7 certificates, then to the Class M-6 certificates, then to the Class M-5 certificates, then to the Class M-4 certificates, then to the Class M-3 certificates, then to the Class M-2 certificates and then to the Class M-1 certificates.  As a result, the more subordinate certificates, and particularly the Class M-11 certificates, will be affected to a larger degree by any losses on the home equity loans.

Additional risks associated with the

     subordinate certificates

The weighted average lives of, and the yields to maturity on, the Class M-1 certificates, the Class M-2 certificates, the Class M-3 certificates, the Class M-4 certificates, the Class M-5 certificates, the Class M-6 certificates, the Class M-7 certificates, Class M-8 certificates, Class M-9 certificates, the Class M-10 certificates and the Class M-11 certificates will be progressively more sensitive, in that order, to the rate and timing of borrower defaults and the severity of ensuing losses on the home equity loans.  If the actual rate and severity of losses on the home equity loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by that holder based on that assumption.  The timing of losses on the home equity loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the home equity loans are consistent with an investor’s expectations.  In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity.  Realized losses on the home equity loans, to the extent they exceed the amount of overcollateralization and excess interest at that time following distributions of principal on the related distribution date and any net swap payment received under the interest rate swap agreement, will reduce the certificate principal balance of the Class M-11 certificates, the Class M-10 certificates, the Class M-9 certificates, the Class M-8 certificates, the Class M-7 certificates, the Class M-6 certificates, the Class M-5 certificates, the Class M-4 certificates, the Class M-3 certificates, the Class M-2 certificates and the Class M-1 certificates, in that order.  As a result of such reductions, less interest will accrue on such class of subordinate certificates than would otherwise be the case.  Once a realized loss is allocated to a subordinate certificate, no interest will be distributable with respect to such written down amount, except to the extent the principal balance is thereafter increased by a subsequent recovery, as described under “DESCRIPTION OF THE CERTIFICATES—Credit Enhancement —Allocation of Realized Losses” in this free writing prospectus.  However, the amount of any realized losses allocated to the subordinate certificates, which we refer to as class principal carryover shortfalls, may be reimbursed to the holders of the subordinate certificates according to the priorities set forth under “DESCRIPTION OF THE CERTIFICATES—Distributions” and “DESCRIPTION OF THE CERTIFICATES—The Swap Account”in this free writing prospectus.

The return on your certificates could

     be reduced by shortfalls due to the

     Servicemembers Civil Relief Act

The Servicemembers Civil Relief Act, as amended, or the Relief Act, provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan.  The response of the United States to the terrorist attacks on September 11, 2001 and other recent geopolitical developments has included military operations that have increased and may continue to increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty.  The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty.  These shortfalls are not required to be paid by the borrower at any future time.  The servicer is not required to advance these shortfalls as delinquent payments and the shortfalls are not covered by any form of credit enhancement on the certificates.  Interest shortfalls on the home equity loans due to the application of the Relief Act or similar legislation or regulations reduce the amount of interest available for distribution on the offered certificates.

The Relief Act also limits the ability of the servicer to foreclose on a home equity loan during the borrower’s period of active duty and, in some cases, during an additional three month period thereafter.  As a result, there may be delays in payment and increased losses on the home equity loans.  Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.

We do not know how many home equity loans have been or may be affected by the application of the Relief Act.

We refer you to “CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS—Servicemembers Civil Relief Act” in the base prospectus.

The yield on the subordinate

     certificates will be particularly

     sensitive to prepayments

The multiple class structure of the offered certificates causes the yield of the subordinate certificates to be particularly sensitive to changes in the rates of prepayments of the home equity loans.  Because distributions of principal will be made to the classes of offered certificates according to the priorities described in this free writing prospectus, the yield to maturity on the subordinate certificates will be sensitive to the rates of prepayment on the home equity loans experienced both before and after the commencement of principal distributions on subordinate certificates.  In particular, the subordinate certificates do not receive (unless the certificate principal balances of the senior certificates have been reduced to zero) any portion of the amount of principal payable to the offered certificates prior to the distribution date in June 2009.  Thereafter, subject to the delinquency and realized loss performance of the home equity loan pool, the subordinate certificates (unless the certificate principal balances of the senior certificates have been reduced to zero) may not receive any portion of the amount of principal then payable to the offered certificates.  The weighted average lives of the subordinate certificates will therefore be longer than would otherwise be the case.  The effect on the market value of the subordinate certificates of changes in market interest rates or market yields for similar securities may be greater than for the senior certificates.

Yield considerations relating to

     excess cash

If the offered certificates are overcollateralized below the required amount, excess interest, if any, will be distributable on the offered certificates then entitled to receive principal distributions as a payment of principal. If purchased at a premium or a discount, the yield to maturity on your certificate will be affected by the rate at which excess interest is distributed as a payment of principal. If the actual rate of excess interest distributions is slower than the rate anticipated by an investor who purchases an offered certificate at a discount, the actual yield to the investor will be lower than the investor’s anticipated yield. If the actual rate of excess interest distributions is faster than the rate anticipated by an investor who purchases an offered certificate at a premium, the actual yield to the investor will be lower than the investor’s anticipated yield.

The amount of excess interest available for distribution on any distribution date will be affected by:

•

the actual amount of interest received, advanced, collected or recovered in respect of the home equity loans during the calendar month prior to the related distribution date;

•

changes in the weighted average of the coupon rates of the home equity loans resulting from prepayments and liquidations of such home equity loans;

•

adjustments in the interest rates on the adjustable rate home equity loans;

•

adjustments in the certificate rates on the variable rate certificates;

•

an increase in the certificate rate of the certificates if an affiliate of the servicer should not exercise the clean-up call option on the first distribution date on which such clean-up call option could have been exercised;

•

whether an affiliate of the servicer exercises the clean-up call option on the first date upon which such clean-up call option could have been exercised; and

•

the amount of certain fees and expenses payable by the issuing entity from interest distributions, including any net swap payments owed to the swap counterparty and any swap termination payments, other than any swap termination payment resulting from a swap provider trigger event.

The amount of excess interest distributed as principal on the offered certificates will also be based on the required amount of overcollateralization and the amount of realized losses on the home equity loans during the related remittance period. We cannot assure you that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization.

Liquidation of home equity loans

     could cause payment delays and/or

     losses

Overview.  Even assuming that the mortgaged properties provide adequate security for the related home equity loans, substantial delays in receiving proceeds could be encountered by the issuing entity in connection with the liquidation of defaulted home equity loans. As a result, shortfalls in distributions on offered certificates could occur.  Further, liquidation expenses (including legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable from the liquidation of defaulted home equity loans and thereby reduce the security for the home equity loans. In the event any of the mortgaged properties fail to provide adequate security for the related home equity loans, holders of offered certificates, and the subordinate certificates in particular, could experience a loss.

We refer you to “RISK FACTORS—The subordinate certificates will absorb cash shortfalls before the senior certificates” in this free writing prospectus for more detail.

Second Liens.  As of the statistical calculation date, approximately 86.97% of the aggregate outstanding loan balance of the fixed rate home equity loans are secured by first liens on the related properties, and approximately 13.03% of the aggregate outstanding loan balance of the fixed rate home equity loans are secured by second liens on the related properties.  With respect to home equity loans that are junior in priority to liens having a first priority with respect to the related mortgaged property, the servicer has the power, in some cases, to consent to a new mortgage lien on the mortgaged property having priority over the home equity loan in connection with the refinancing of the first lien.  Home equity loans secured by second mortgages are entitled to proceeds that remain from the sale of the related mortgaged property after any related senior mortgage loan and prior statutory liens have been satisfied. In the event that the proceeds are insufficient to satisfy the loans and prior liens in the aggregate, the issuing entity and, accordingly, you (1) bear the risk of delay in distributions while a deficiency judgment, if any, against the borrower is sought and (2) may suffer a loss if the deficiency judgment cannot be obtained or is not realized upon.

In addition, borrowers often have financing needs in excess of the amount CHEC may finance under its first lien home equity loan underwriting guidelines described under “THE SPONSOR, THE SELLER AND THE SERVICER” in the base prospectus.  In such circumstances, CHEC may offer a “piggyback” second lien mortgage in addition to CHEC’s first lien mortgage to finance such excess amount up to a maximum combined loan-to-value-ratio of 100%.  As of the statistical calculation date, approximately 14.76% of the aggregate outstanding loan balance of the home equity loans are subject to piggyback second lien mortgages included in the issuing entity.  The loan-to-value ratios for first lien home equity loans listed under the table entitled “Original Loan-to-Value Ratios of Adjustable Rate Home Equity Loans” in this free writing prospectus (and for purposes of the calculation of the weighted average loan-to-value ratios of the adjustable rate home equity loans) do not reflect the principal balances of the related piggyback second lien mortgages.  Borrowers with piggyback second lien mortgages may have little or no equity in their homes.  These borrowers may have a higher incidence of default than borrowers of home equity loans with substantial equity in their homes.  In the event of a default on any of these home equity loans, holders of the offered certificates, and the subordinate certificates, in particular, may suffer a loss.

Home equity loans transferred to the

     issuing entity may have

     characteristics that differ from

     those of the home equity loans

     presented in this free writing

     prospectus, which may reduce

     your yield to maturity

Following the transfer of the home equity loans to the issuing entity on the closing date, the characteristics of the home equity loans may differ from the information presented in this free writing prospectus. The characteristics that may differ include, among others, the composition of the home equity loans and of the borrowers, the credit quality of the home equity loans, the distribution by interest rate, the distribution by principal balance, the distribution by loan-to-value ratio and the distribution by remaining term to stated maturity. You should consider potential variances when making your investment decision.  In addition, as a result of the changes in the home equity loans included in the issuing entity, the principal balance of each class of certificates is subject to a variance of plus or minus 5%.

There could be delays in

     distributions on your certificates if

     the transfer of home equity loans

     to the issuing entity is not

     considered a sale in the event of

     bankruptcy

The sale of the home equity loans from the sellers to the depositor and from the depositor to the issuing entity will be treated by the sellers, the depositor and the issuing entity, for bankruptcy law purposes, as a sale of the home equity loans. In the event of an insolvency of a seller or the depositor, it is possible that a receiver or conservator for, or a creditor of, such seller or the depositor may argue that the transaction between such seller, the depositor and the issuing entity was a pledge of the home equity loans in connection with a borrowing rather than a true sale. This attempt, even if unsuccessful, could result in delays in distributions on the offered certificates.

Prepayment interest shortfalls may

     result in loss of interest

When a full principal prepayment is made on a home equity loan, the borrower is charged interest only up to the date of the prepayment instead of for a full month, which may result in a prepayment interest shortfall. The servicer is obligated to pay those shortfalls in interest collections that are attributable to prepayment interest shortfalls, but only to the extent of the aggregate servicing fee for the related remittance period.

Geographic concentration may affect

     performance

As of the statistical calculation date, approximately 20.28%, 15.81% and 13.07% of the aggregate outstanding loan balance of the fixed rate home equity loans are located in Texas, California and Florida, respectively, and approximately 24.17%, 11.50% and 6.66% of the aggregate outstanding loan balance of the adjustable rate home equity loans are located in California, Florida and Arizona, respectively. To the extent that those regions have experienced or may experience in the future weaker economic conditions or greater rates of decline in real estate values than the United States generally, a concentration of the home equity loans in those regions may be expected to increase the foregoing risks to you. The sellers and the depositor can neither quantify the impact of any recent property value declines on the home equity loans nor predict whether, to what extent or for how long declines may continue.

In addition, properties in California may be more susceptible than homes located in other parts of the country to certain types of uninsured hazards, such as earthquakes, as well as floods, wildfires, mudslides and other natural disasters.

We refer you to “CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS—Foreclosure” in the base prospectus for more detail.

A decrease in the value of mortgaged

     property may increase the risk of

     loss

There are several factors that could adversely affect the value of a mortgaged property and cause the outstanding balance of the related home equity loan, together with any senior financing, to equal or exceed the value of that mortgaged property.  Among the factors that could adversely affect the value of a mortgaged property are:

•

an overall decline in the residential real estate market in the areas in which the mortgaged properties are located;

•

a decline in the general condition of the mortgaged properties as a result of failure of borrowers to maintain adequately the mortgaged properties; and

•

natural disasters that are not necessarily covered by insurance, including earthquakes, hurricanes, wildfires, floods and eruptions.

If a decline in the value of the mortgaged properties occurs, the actual rates of delinquencies, foreclosure and losses on the home equity loans could be higher than those currently experienced in the mortgage lending industry in general and you could suffer a loss.

Violations of consumer protection

     laws may result in losses

Applicable state laws generally regulate interest rates and other charges on home equity loans and require specific disclosures to borrowers and the licensing of originators of home equity loans.  In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of home equity loans.

Home equity loans are also subject to federal laws, including:

•

the federal Truth in Lending Act and Regulation Z promulgated under the Truth in Lending Act, which require particular disclosures to the borrowers regarding the terms of the loans;

•

the Equal Credit Opportunity Act and Regulation B promulgated under the Equal Credit Opportunity Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

•

the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and

•

the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles with respect to the home equity loans included in the issuing entity may limit the ability of the servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the issuing entity to damages and administrative enforcement.  In this event, holders of the offered certificates, and the subordinate certificates in particular, may suffer a loss.

In addition to the foregoing, a number of federal, state and local laws have been enacted that are designed to discourage predatory lending practices.  The federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, requires that borrowers of mortgage loans that have interest rates or origination costs in excess of prescribed levels be given certain disclosures prior to the consummation of such mortgage loans and limits or prohibits the inclusion in such mortgage loans of certain loan provisions.  Some states and localities have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA.  Failure to comply with these laws, to the extent applicable to any of the home equity loans, could subject the issuing entity, as an assignee of the home equity loans, to monetary penalties and could result in the borrowers rescinding such home equity loans against the issuing entity.  Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law.  Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts.

The sellers will represent in the pooling and servicing agreement that none of the home equity loans will be subject to HOEPA.  In addition, the sellers will represent in the pooling and servicing agreement that the home equity loans at origination complied in all material respects with applicable federal, state and local laws, including, but not limited to, all applicable predatory and abusive lending laws, and that none of the home equity loans is a “high cost” loan as defined by the applicable predatory and abusive lending laws.  If the issuing entity should include loans subject to HOEPA or in material violation of any applicable federal, state or local law or loans that are “high cost” loans, this would constitute a breach of the relevant seller’s representations and warranties, and CHEC would be obligated to either cure the breach or repurchase or substitute for the home equity loan in question.

Some of the home equity loans included in the issuing entity were underwritten with, and finance the cost of, credit insurance.  From time to time, originators of home equity loans that finance the cost of credit insurance have been named in legal actions brought by federal and state regulatory authorities alleging that certain practices employed relating to the sale of credit insurance constitute violations of law.  Although CHEC has procedures in place to ensure compliance with applicable law, if such an action was brought against CHEC with respect to home equity loans included in the issuing entity and was successful, it is possible that the borrower could be entitled to refunds of amounts previously paid or that the issuing entity could be subject to damages and administrative enforcement.

In addition, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Relief Act and state debtor relief laws, may also adversely affect the servicer’s ability to collect the principal of or interest on the home equity loans and holders of the offered certificates, and the subordinate certificates in particular, may suffer a loss if the applicable laws result in these loans being uncollectible.

Reduction in certificate rating could

     have an adverse effect on the value

     of your certificates

The rating by the rating agencies of the offered certificates is not a recommendation for you to purchase, hold or sell the offered certificates, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. We cannot assure you that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address either the likelihood of prepayments on home equity loans, the likelihood of the payment of any interest payable to the offered certificateholders, on a subordinated basis, due to the application of any interest rate cap described under the section “DESCRIPTION OF THE CERTIFICATES—Certificate Rate,” or the possibility that offered certificateholders might realize a lower than anticipated yield. The ratings of the offered certificates also do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

None of the sponsor, the sellers, the servicer or the depositor is required to maintain the ratings of the offered certificates. Any downgrade in the ratings assigned to your certificates will result in a decline in the market value of your certificates.

Potential liability for environmental

     conditions

Real property pledged as security to a lender may be subject to environmental risks.  Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of costs of clean-up.  In several states, this type of lien has priority over the lien of an existing mortgage or owner’s interest against real property.  In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a lender may be liable, as an owner or operator, for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner.  A lender also risks liability on foreclosure of the mortgaged property.

Interest only home equity loans have

     a greater risk of default

As of the statistical calculation date, approximately 1.66% of the aggregate outstanding loan balance of the fixed rate home equity loans do not provide for any payments of principal for five years after origination and approximately 12.45% of the aggregate outstanding loan balance of the adjustable rate home equity loans do not provide for any payments of principal for two or five years, as the case may be, after origination.  These home equity loans may involve a greater degree of risk because, if the related borrower defaults, the outstanding loan balance of that home equity loan will be higher than for a home equity loan that commences amortizing on its first payment date.

Insolvency of a seller may cause

losses

The sellers intend that their transfer of the home equity loans to the depositor and the depositor intends that its subsequent transfer of the home equity loans to the issuing entity will each constitute a sale, and the depositor, the sellers and the issuing entity will agree to treat each such transfer as a sale. In the event of the insolvency of a seller, the trustee in bankruptcy or the seller (as applicable), as debtor-in-possession, may attempt to recharacterize such a sale as a loan by the issuing entity to the depositor or the seller, as applicable, secured by a pledge of the related home equity loans. If such an attempt were to be successful, holders of certificates could receive a prepayment of all or part of their certificates. Any such prepayment would adversely affect the yield on such certificates and could result in a loss. Even if such an attempt were to be unsuccessful, holders of certificates could experience delays in distributions which would adversely affect the yield on the related certificates.

DESCRIPTION OF THE HOME EQUITY LOANS

Overview

The statistical information presented in this free writing prospectus concerning the home equity loans (the “Home Equity Loans”)  in the home equity loan pool (the “Home Equity Loan Pool”)is based on the pool of Home Equity Loans CHEC Funding, LLC (the “Depositor”) expects to transfer to Centex Home Equity Loan Trust 2006-A on the date of issuance of the Offered Certificates (the “Closing Date”).  Centex Home Equity Loan Trust 2006-A is referred to in this free writing prospectus as the “issuing entity.”  The statistical information concerning the Home Equity Loans is as of the opening of business on April 1, 2006 (the “Statistical Calculation Date”).

This subsection describes characteristics of the Home Equity Loans.  Unless otherwise noted, all statistical percentages in this free writing prospectus are measured by the aggregate outstanding loan balance of the related Home Equity Loans as of the Statistical Calculation Date (the “Statistical Calculation Date Loan Balance”).  Prior to the Closing Date, additional Home Equity Loans may be added to the Home Equity Loan Pool and other Home Equity Loans may be removed from the Home Equity Loan Pool.  As a result, the characteristics of the Home Equity Loans in the Home Equity Loan Pool as of the Closing Date may differ from the characteristics presented in this free writing prospectus as of the Statistical Calculation Date.  The Depositor does not expect any material change in the weighted average characteristics of the Home Equity Loan Pool.

Each Home Equity Loan in the issuing entity will be assigned to the Home Equity Loan Pool.  2,637 of the Home Equity Loans, representing approximately 35.19% of the Statistical Calculation Date Loan Balance of the Home Equity Loans (the “Fixed Rate Home Equity Loans”) will bear interest at fixed interest rates.  2,862 of the Home Equity Loans, representing approximately 64.81% of the Statistical Calculation Date Loan Balance of the Home Equity Loans (the “Adjustable Rate Home Equity Loans”) will bear interest at adjustable interest rates.

The Home Equity Loans to be transferred by Centex Home Equity Company, LLC (“CHEC”) and Harwood Street Funding II, LLC (“HSF II,” and together with CHEC, the “Sellers”) to the Depositor and from the Depositor to the issuing entity on the Closing Date are fixed and adjustable rate home equity loans evidenced by promissory notes secured by first and second lien deeds of trust, security deeds or mortgages on properties (the “Mortgaged Properties”).  The Mortgaged Properties securing the Home Equity Loans consist primarily of one- to four-family residential properties and manufactured housing treated as real property under applicable state law.  The Mortgaged Properties may be owner-occupied and non-owner occupied investment properties (which include second and vacation homes).  None of the Home Equity Loans is insured by pool mortgage insurance policies or primary mortgage insurance policies.  All of the Home Equity Loans in the issuing entity have been or will be originated by CHEC, by an affiliate of CHEC or by a broker for simultaneous assignment to CHEC or were or will be acquired by CHEC from correspondent lenders and reunderwritten to comply with CHEC’s underwriting standards.  All of the Home Equity Loans will be serviced by CHEC in its capacity as servicer.  As of the Statistical Calculation Date, the Home Equity Loans have the following general characteristics:

·

5,499 total Home Equity Loans

·

2,637 Fixed Rate Home Equity Loans

·

2,862 Adjustable Rate Home Equity Loans

·

$805,141,461 aggregate outstanding loan balance

·

all of the Home Equity Loans were originated no earlier than February 2002

·

located in 47 states

·

Fixed Rate Home Equity Loans:

·

$283,353,050 aggregate outstanding loan balance

·

35.19% of aggregate outstanding loan balance of all Home Equity Loans

·

Adjustable Rate Home Equity Loans:

·

$521,788,411 aggregate outstanding loan balance

·

64.81% of aggregate outstanding loan balance of all Home Equity Loans

·

The Home Equity Loans to be transferred to the issuing entity are selected by CHEC based on their ability to meet the eligibility criteria for securitization, including satisfaction of the loan level representations and warranties contained in the Pooling Agreement.  Selection of the Home Equity Loans is also based on the effect of aggregate pool criteria, including pool size, and financial considerations relevant to CHEC, such as liquidity and pricing of the Offered Certificates.

·

Additional criteria used for selection of the Home Equity Loans includes: (i) type of lien on the Home Equity Loans, (ii) interest rate on the Home Equity Loans, (iii) FICO scores of the borrowers, (iv) weighted average coupon, (v) Original Loan to Value Ratio, (vi) geographical concentration of mortgaged properties, (vii) seasoning of the Home Equity Loans, (viii) payment status of the Home Equity Loans, and (ix) default history of the Home Equity Loans.

All of the Home Equity Loans as of the Statistical Calculation Date have a monthly payment due in May 2006.

The Original Loan-to-Value Ratios and Original Combined Loan-to-Value Ratios with respect to the Home Equity Loans were calculated based upon the lesser of the appraised value of the related Mortgaged Property at the time of origination or the purchase price of the related Mortgaged Property if the Home Equity Loan was made to finance the acquisition of the Mortgaged Property (the “Appraised Value”).  Where more than one appraisal was performed on the subject property, the lesser of the two values was used to determine the Original Loan-to-Value Ratio and the Original Combined Loan-to-Value Ratio.

In a limited number of circumstances, and within CHEC underwriting guidelines, CHEC may discount the Appraised Values of Mortgaged Properties (when calculating maximum Original Loan-to-Value Ratios and Original Combined Loan-to-Value Ratios) where the Mortgaged Properties are unique or have a high value or where the comparables are not within Fannie Mae guidelines. The purpose for making these reductions is to value the Mortgaged Properties more conservatively than would otherwise be the case if the appraisals were accepted as written.

The “Original Combined Loan-to-Value Ratio” of a Home Equity Loan is the ratio, expressed as a percentage, equal to the sum of any outstanding senior lien mortgage balance plus the original balance of the Home Equity Loan divided by the Appraised Value of the related Mortgaged Property and the “Original Loan-to-Value Ratio” of a Home Equity Loan is the ratio, expressed as a percentage, equal to the original balance of the Home Equity Loan divided by the Appraised Value of the related Mortgaged Property.

We refer you to “RISK FACTORS—The borrowers have less than perfect credit” and “—Liquidation of home equity loans could cause payment delays and/or losses” in this free writing prospectus for more detail.

No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Home Equity Loans. If the residential real estate market has experienced or should experience an overall decline in property values, causing the outstanding balances of the Home Equity Loans, together with the outstanding balances of any first mortgages, to become equal to or greater than the values of the related Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

All Home Equity Loans

The following summary information with respect to all of the Home Equity Loans is as of the Statistical Calculation Date:

	Summary Statistics	Range (if appropriate)
Avg. Outstanding Principal Balance	$146,416	$252 to $1,166,200
Avg. Original Loan Amount	$146,540	$5,000 to $1,166,200
Wtd. Avg. Coupon Rate (approximate)	8.351%	5.250% to 14.920%
Wtd. Avg. Original Combined Loan-to-Value Ratio (approximate)	78.07%	7.25% to 100.00%
Wtd. Avg. Original Term to Maturity (approximate)	353 Months	60 to 360 Months
Wtd. Avg. Remaining Term to Maturity (approximate)	353 Months	59 to 360 Months
Wtd. Avg. Original Credit Score (approximate)(1)	602	451 to 808
Maximum Seasoning	48 Months
Percent of Second Liens	4.59%
Percent of Loans by Aggregate Outstanding Principal Balance Secured by First Liens on:
Two- to Four-Family Properties	0.43%
All Other Properties	94.98%
Percent of Loans by Aggregate Outstanding Principal Balance Secured by Second Liens on:
Two- to Four-Family Properties	0.02%
All Other Properties	4.57%
Latest Maturity Date	April 20, 2036
Balloon Loans (as a percent of the aggregate outstanding loan balance)	11.85%
Fixed Rate Interest Only Loans (2)	0.58%
2/28 Adjustable Rate Interest Only Loans (3)	6.95%
3/27 Adjustable Rate Interest Only Loans (4)	1.11%
30 to 59 day Delinquencies (as a percent of the aggregate outstanding loan balance)(5)	2.83%

(1)

Excludes 3 Home Equity Loans for which a credit score is not available.

(2)

“Fixed Rate Interest Only Loans” provide for payments of interest but not principal for the first 60 months and thereafter payment of principal and interest on a monthly basis.

(3)

“2/28 Adjustable Rate Interest Only Loans” provide for payments of interest but not principal for the first 24 months or 60 months and thereafter payments of principal and interest on a monthly basis.

(4)

“3/27 Adjustable Rate Interest Only Loans” provide for payments of interest but not principal for the first 60 months and thereafter payments of principal and interest on a monthly basis.

(5)

Approximately 79.13% of the aggregate outstanding loan balance of all Home Equity Loans had first monthly payments due on or after March 1, 2006, so that it was not possible for these loans to be 30 days past due as of the Statistical Calculation Date.

The tables set forth below contain approximate statistical information as of the Statistical Calculation Date regarding all of the Home Equity Loans.  The sum of the percentage columns in the following tables may not equal 100% due to rounding.

GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
OF ALL HOME EQUITY LOANS (1)

State	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (2)	Weighted Average Original CLTV Ratio
Alabama	3	$ 456,155.79	0.06%	9.804%	628	71.47%
Arizona	310	49,321,559.62	6.13	8.188	605	79.07
Arkansas	26	2,097,935.32	0.26	9.041	597	79.78
California	701	170,902,536.03	21.23	7.767	612	76.74
Colorado	76	12,264,783.18	1.52	8.097	608	82.59
Connecticut	75	13,751,163.09	1.71	8.017	601	77.76
Delaware	20	2,742,312.36	0.34	8.415	596	72.92
Florida	638	97,037,919.66	12.05	8.094	600	77.17
Georgia	146	18,846,235.39	2.34	9.154	590	82.27
Idaho	26	3,434,770.35	0.43	8.291	600	77.97
Illinois	32	3,921,491.73	0.49	8.706	604	82.03
Indiana	112	11,232,636.25	1.40	9.009	581	83.06
Iowa	33	3,047,643.25	0.38	9.065	574	80.95
Kansas	18	2,349,120.06	0.29	9.420	570	86.08
Kentucky	63	6,342,032.05	0.79	8.610	589	84.12
Louisiana	65	6,658,648.61	0.83	8.391	582	83.88
Maine	17	1,651,949.49	0.21	8.424	602	72.70
Maryland	186	33,714,990.27	4.19	8.429	591	77.01
Massachusetts	83	14,530,340.63	1.80	8.357	614	74.24
Michigan	115	12,539,012.74	1.56	8.739	592	82.14
Minnesota	33	5,375,099.98	0.67	8.820	597	80.13
Mississippi	12	1,163,695.38	0.14	8.624	594	85.56
Missouri	66	7,032,306.30	0.87	8.539	600	82.57
Montana	10	1,466,581.96	0.18	8.671	613	86.92
Nebraska	13	1,024,741.78	0.13	9.599	575	81.45
Nevada	108	20,881,723.16	2.59	8.130	614	78.85
New Hampshire	31	4,081,620.81	0.51	8.130	601	71.93
New Jersey	103	18,505,599.28	2.30	8.900	588	73.25
New Mexico	52	5,702,137.50	0.71	8.977	603	78.59
New York	149	23,358,287.28	2.90	8.855	618	70.48
North Carolina	131	15,275,770.38	1.90	9.017	596	80.70
Ohio	175	17,875,071.49	2.22	8.941	582	82.66
Oklahoma	76	5,829,515.53	0.72	8.798	587	83.62
Oregon	48	8,008,242.47	0.99	8.067	613	80.37
Pennsylvania	183	20,424,732.55	2.54	8.800	592	78.68
Rhode Island	19	2,789,480.61	0.35	8.802	601	69.64
South Carolina	67	7,475,374.01	0.93	8.982	593	79.97
South Dakota	3	381,451.14	0.05	9.240	578	84.18
Tennessee	77	7,814,239.45	0.97	8.898	582	85.46
Texas	936	90,774,973.12	11.27	8.657	608	77.31
Utah	18	2,875,605.18	0.36	8.282	605	83.88
Vermont	10	1,809,028.72	0.22	8.352	588	74.12
Virginia	245	41,473,137.57	5.15	8.469	592	78.29
Washington	108	17,735,358.87	2.20	8.111	609	79.33
West Virginia	17	1,921,998.22	0.24	8.687	595	81.49
Wisconsin	59	6,873,755.44	0.85	8.985	585	79.61
Wyoming	5	368,697.39	0.05	9.119	600	78.14
Total	5,499	$805,141,461.44	100.00%	8.351%	602	78.07%

—————————

(1)

Determined by property address designated as such in the related mortgage.

(2)

Excludes 3 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the original credit scores.

ORIGINAL COMBINED LOAN-TO-VALUE RATIOS OF ALL HOME EQUITY LOANS (1)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (2)	Weighted Average Original CLTV Ratio
7.25 - 10.00	5	$ 341,487.72	0.04%	8.279%	663	8.72%
10.01 - 15.00	7	444,494.33	0.06	9.780	551	13.47
15.01 - 20.00	15	980,048.55	0.12	8.706	593	17.75
20.01 - 25.00	21	1,602,355.91	0.20	9.076	598	22.21
25.01 - 30.00	40	3,464,289.09	0.43	8.759	606	27.79
30.01 - 35.00	39	3,430,788.66	0.43	8.440	602	32.59
35.01 - 40.00	56	5,550,704.73	0.69	8.773	592	37.63
40.01 - 45.00	71	7,030,427.47	0.87	8.690	604	43.13
45.01 - 50.00	97	11,499,584.64	1.43	8.140	596	47.84
50.01 - 55.00	116	13,950,647.56	1.73	8.490	610	52.55
55.01 - 60.00	195	24,018,167.39	2.98	8.524	595	57.74
60.01 - 65.00	243	34,839,897.04	4.33	8.360	595	62.86
65.01 - 70.00	331	43,194,262.77	5.36	8.357	598	67.76
70.01 - 75.00	480	68,542,391.75	8.51	8.285	597	72.62
75.01 - 80.00	1,503	242,848,101.81	30.16	8.053	620	79.13
80.01 - 85.00	578	92,580,222.85	11.50	8.375	593	82.21
85.01 - 90.00	920	146,506,665.46	18.20	8.503	590	87.93
90.01 - 95.00	548	93,995,104.09	11.67	8.398	589	91.16
95.01 - 100.00	234	10,321,819.62	1.28	11.766	637	99.78
Total	5,499	$805,141,461.44	100.00%	8.351%	602	78.07%

—————————

(1)

The weighted average Original Combined Loan-to-Value Ratio of all of the Home Equity Loans is approximately 78.07%.

(2)

Excludes 3 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the original credit scores.

CURRENT COUPON RATES OF ALL HOME EQUITY LOANS (1)

Range of Coupon Rates (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (2)	Weighted Average Original CLTV Ratio
5.25 - 5.50	4	$ 713,514.70	0.09%	5.389%	592	80.59%
5.51 - 6.00	5	1,367,289.41	0.17	5.778	626	79.41
6.01 - 6.50	137	32,461,345.14	4.03	6.426	628	77.73
6.51 - 7.00	563	123,430,438.94	15.33	6.850	630	76.60
7.01 - 7.50	560	106,400,164.98	13.22	7.291	625	77.26
7.51 - 8.00	848	141,750,330.35	17.61	7.787	614	78.16
8.01 - 8.50	547	84,071,254.00	10.44	8.273	605	79.36
8.51 - 9.00	729	100,918,764.93	12.53	8.775	589	78.88
9.01 - 9.50	427	56,639,244.28	7.03	9.286	578	79.99
9.51 - 10.00	536	65,158,033.81	8.09	9.793	564	79.46
10.01 - 10.50	265	29,980,919.78	3.72	10.204	558	76.21
10.51 - 11.00	217	19,087,699.98	2.37	10.782	557	74.40
11.01 - 11.50	131	10,453,492.44	1.30	11.286	561	76.51
11.51 - 12.00	206	14,966,987.02	1.86	11.810	561	75.73
12.01 - 12.50	123	8,097,233.08	1.01	12.231	585	79.88
12.51 - 13.00	88	4,196,733.39	0.52	12.772	582	80.76
13.01 - 13.50	49	2,141,784.76	0.27	13.264	586	81.91
13.51 - 14.00	51	2,547,078.24	0.32	13.705	571	83.05
14.01 - 14.50	10	635,216.79	0.08	14.233	571	80.85
14.51 - 14.92	3	123,935.42	0.02	14.844	593	81.80
Total	5,499	$805,141,461.44	100.00%	8.351%	602	78.07%

__________________

(1)

The weighted average Coupon Rate of all of the Home Equity Loans is approximately 8.351%.

(2)

Excludes 3 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the original credit scores.

LOAN BALANCES OF ALL HOME EQUITY LOANS (1)

Range of Loan Balances ($)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (2)	Weighted Average Original CLTV Ratio
252 - 10,000	22	$ 152,594.05	0.02%	11.781%	640	99.66%
10,001 - 20,000	49	702,176.44	0.09	11.263	608	91.51
20,001 - 30,000	66	1,719,124.41	0.21	11.467	601	88.09
30,001 - 40,000	160	5,627,634.82	0.70	11.727	586	80.42
40,001 - 50,000	192	9,197,786.41	1.14	11.011	578	72.55
50,001 - 60,000	381	21,819,627.03	2.71	9.727	591	67.08
60,001 - 70,000	412	26,927,474.37	3.34	9.226	598	72.31
70,001 - 80,000	365	27,611,780.68	3.43	9.167	597	74.53
80,001 - 90,000	314	26,740,135.39	3.32	9.121	590	76.51
90,001 - 100,000	356	34,059,518.10	4.23	8.816	596	75.72
100,001 - 110,000	294	30,996,993.85	3.85	8.792	593	78.07
110,001 - 120,000	284	32,744,439.32	4.07	8.803	597	77.91
120,001 - 130,000	257	32,202,241.57	4.00	8.660	595	78.65
130,001 - 140,000	237	31,956,556.76	3.97	8.390	595	78.69
140,001 - 150,000	200	29,088,678.24	3.61	8.399	602	77.47
150,001 - 200,000	671	116,126,647.72	14.42	8.326	597	77.90
200,001 - 250,000	509	113,838,490.34	14.14	7.980	603	79.03
250,001 - 300,000	261	71,270,335.97	8.85	7.908	606	79.45
300,001 - 350,000	179	58,024,816.85	7.21	7.846	609	79.08
350,001 - 400,000	96	35,729,124.39	4.44	7.720	615	81.47
400,001 - 450,000	68	28,749,051.13	3.57	7.646	613	79.04
450,001 - 500,000	59	28,219,556.80	3.50	7.619	612	81.95
500,001 - 550,000	23	12,005,683.13	1.49	7.695	619	83.44
550,001 - 600,000	18	10,217,038.75	1.27	7.566	620	81.98
600,001 - 650,000	10	6,293,767.99	0.78	7.222	635	78.80
650,001 - 700,000	3	2,078,432.94	0.26	7.446	617	79.12
700,001 - 750,000	2	1,471,241.50	0.18	8.519	578	84.68
750,001 - 800,000	3	2,358,195.68	0.29	7.618	641	84.12
800,001 - 850,000	2	1,657,969.31	0.21	7.606	637	64.57
850,001 - 900,000	5	4,388,147.50	0.55	6.913	611	78.73
1,000,001 - 1,166,200	1	1,166,200.00	0.14	7.000	718	63.90
Total	5,499	$805,141,461.44	100.00%	8.351%	602	78.07%

__________________

(1)

The average outstanding Loan Balance of all of the Home Equity Loans is approximately $146,416.

(2)

Excludes 3 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the original credit scores.

TYPES OF MORTGAGED PROPERTIES OF ALL HOME EQUITY LOANS

Property Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (1)	Weighted Average Original CLTV Ratio
Single Family	4,468	$639,856,121.99	79.47%	8.367%	600	77.64%
PUD	671	110,245,187.97	13.69	8.274	611	80.57
Condominium	191	27,158,549.08	3.37	8.186	608	77.95
Townhome	110	19,336,841.92	2.40	8.224	598	80.63
Manufactured Housing	36	4,859,687.94	0.60	9.108	646	72.72
Two to Four Family	22	3,625,098.09	0.45	8.728	627	72.88
Other	1	59,974.45	0.01	10.180	637	35.29
Total	5,499	$805,141,461.44	100.00%	8.351%	602	78.07%

__________________

(1)

Excludes 3 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the original credit scores.

ORIGINAL TERMS TO MATURITY OF ALL HOME EQUITY LOANS (1)

Range of Original Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (2)	Weighted Average Original CLTV Ratio
60 - 60	4	$ 167,905.50	0.02%	7.927%	665	44.16%
61 - 120	52	3,329,503.51	0.41	8.561	618	64.88
121 - 180	186	15,004,188.54	1.86	9.195	619	71.41
181 - 240	129	12,029,419.42	1.49	8.539	614	70.41
241 - 300	29	2,711,226.80	0.34	8.378	627	71.45
301 - 360	5,099	771,899,217.67	95.87	8.331	601	78.40
Total	5,499	$805,141,461.44	100.00%	8.351%	602	78.07%

__________________

(1)

The weighted average Original Term to Maturity of all of the Home Equity Loans is approximately 353 months.

(2)

Excludes 3 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the original credit scores.

REMAINING TERMS TO MATURITY OF ALL HOME EQUITY LOANS (1)

Range of Remaining Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (2)	Weighted Average Original CLTV Ratio
59 - 60	4	$ 167,905.50	0.02%	7.927%	665	44.16%
61 - 120	52	3,329,503.51	0.41	8.561	618	64.88
121 - 180	186	15,004,188.54	1.86	9.195	619	71.41
181 - 240	129	12,029,419.42	1.49	8.539	614	70.41
241 - 300	29	2,711,226.80	0.34	8.378	627	71.45
301 - 360	5,099	771,899,217.67	95.87	8.331	601	78.40
Total	5,499	$805,141,461.44	100.00%	8.351%	602	78.07%

__________________

(1)

The weighted average Remaining Term to Maturity of all of the Home Equity Loans is approximately 353 months.

(2)

Excludes 3 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the original credit scores.

SEASONING OF ALL HOME EQUITY LOANS (1)

Range of Seasoning (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (2)	Weighted Average Original CLTV Ratio
0	2,244	$320,555,705.66	39.81%	8.624%	603	77.92%
1 - 12	3,245	483,947,901.66	60.11	8.169	601	78.16
13 - 24	9	532,394.61	0.07	9.942	554	81.14
37 - 48	1	105,459.51	0.01	8.750	602	93.21
Total	5,499	$805,141,461.44	100.00%	8.351%	602	78.07%

__________________

(1)

The weighted average Seasoning of all of the Home Equity Loans is approximately 1 month.

(2)

Excludes 3 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the original credit scores.

OCCUPANCY STATUS OF ALL HOME EQUITY LOANS

Occupancy Status	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (1)	Weighted Average Original CLTV Ratio
Investor Owned	56	$ 4,775,042.05	0.59%	10.436%	627	72.29%
Owner Occupied	5,412	796,988,010.35	98.99	8.333	602	78.14
Second Home	31	3,378,409.04	0.42	9.576	616	68.27
Total	5,499	$805,141,461.44	100.00%	8.351%	602	78.07%

__________________

(1)

Excludes 3 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the original credit scores.

LIEN POSITIONS OF ALL HOME EQUITY LOANS

Lien Position	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (1)	Weighted Average Original CLTV Ratio
First Lien	4,814	$768,206,646.88	95.41%	8.190%	603	77.96%
Second Lien	685	36,934,814.56	4.59	11.704	589	80.43
Total	5,499	$805,141,461.44	100.00%	8.351%	602	78.07%

__________________

(1)

Excludes 3 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the original credit scores.

DOCUMENTATION TYPES OF ALL HOME EQUITY LOANS (1)

Documentation Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (2)	Weighted Average Original CLTV Ratio
Full Documentation	4,618	$657,065,557.42	81.61%	8.336%	595	78.75%
Limited Documentation	185	31,045,847.30	3.86	8.483	627	73.88
NIV	696	117,030,056.72	14.54	8.402	633	75.35
Total	5,499	$805,141,461.44	100.00%	8.351%	602	78.07%

__________________

(1)

We refer you to “THE SPONSOR, THE SELLER AND THE SERVICER—Underwriting Guidelines Applicable to the Home Equity Loans” in the base prospectus for a description of CHEC’s documentation programs.

(2)

Excludes 3 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the original credit scores.

CREDIT GRADES OF ALL HOME EQUITY LOANS (1)

Credit Grade	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (2)	Weighted Average Original CLTV Ratio
A+	1,312	$213,922,930.77	26.57%	7.543%	643	78.30%
A1	2,111	324,518,722.99	40.31	8.009	614	78.40
A2	1,218	160,325,563.47	19.91	8.983	562	80.72
B	573	71,473,631.52	8.88	9.828	540	74.66
C1	149	16,843,771.82	2.09	10.536	557	70.61
C2	84	11,592,804.74	1.44	10.552	535	67.02
D	34	4,324,791.88	0.54	11.709	551	58.67
F	18	2,139,244.25	0.27	8.459	588	77.42
Total	5,499	$805,141,461.44	100.00%	8.351%	602	78.07%

__________________

(1)

We refer you to “THE SPONSOR, THE SELLER AND THE SERVICER—Underwriting Criteria of the Seller” in the base prospectus for a description of CHEC’s credit grades and underwriting criteria.

(2)

Excludes 3 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the original credit scores.

ORIGINAL CREDIT SCORES OF ALL HOME EQUITY LOANS (1)

Range of Original Credit Scores (2)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score	Weighted Average Original CLTV Ratio
Not Available(3)	3	$ 205,103.34	0.03%	8.254%	N/A	74.66%
451 - 475	4	165,542.72	0.02	10.700	459	59.58
476 - 500	28	3,836,160.24	0.48	9.938	495	69.81
501 - 525	431	54,723,936.32	6.80	9.804	514	75.73
526 - 550	747	99,629,002.29	12.37	9.329	537	79.36
551 - 575	749	95,695,690.48	11.89	8.759	563	79.36
576 - 600	939	137,310,017.76	17.05	8.202	588	78.45
601 - 625	943	145,577,555.77	18.08	7.988	613	77.82
626 - 650	826	134,084,245.59	16.65	7.831	638	77.78
651 - 675	453	71,528,753.64	8.88	7.852	661	78.25
676 - 700	202	34,218,069.51	4.25	7.673	686	78.01
701 - 725	67	12,528,084.59	1.56	7.565	712	76.45
726 - 750	56	8,467,907.35	1.05	7.664	736	75.84
751 - 775	30	4,578,038.33	0.57	7.441	762	74.59
776 - 800	20	2,515,303.81	0.31	8.174	787	70.07
801 - 808	1	78,049.70	0.01	6.990	808	68.00
Total	5,499	$805,141,461.44	100.00%	8.351%	602	78.07%

__________________

(1)

The weighted average Original Credit Score of all of the Home Equity Loans (excluding 3 Home Equity Loans for which a credit score is not available) is approximately 602.

(2)

The statistical credit score based on the borrower’s historical credit data obtained by the originator of the Home Equity Loan through one or more of the three major credit bureaus in connection with the origination of the Home Equity Loan.

(3)

Home Equity Loans indicated as having a credit score that is “Not Available” consist of Home Equity Loans where no credit score can be obtained for the related borrower.

PRODUCT TYPES OF ALL HOME EQUITY LOANS

Product Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (3)	Weighted Average Original CLTV Ratio
2/28 ARM (1)	2,153	$354,139,919.08	43.98%	8.358%	584	79.35%
2/28 ARM 40/30 Balloon	237	64,868,168.57	8.06	7.583	623	80.88
2/28 ARM IO	208	55,997,103.65	6.95	7.420	642	81.31
3/27 ARM (1)	172	25,497,196.45	3.17	8.057	595	80.59
3/27 ARM 40/30 Balloon	32	7,744,925.63	0.96	7.287	625	77.94
3/27 ARM IO	36	8,959,309.98	1.11	7.579	637	81.56
5/25 ARM	14	2,038,368.89	0.25	7.424	637	86.42
6 month ARM	10	2,543,419.23	0.32	8.203	583	78.72
Fixed (2)	2,492	255,871,232.61	31.78	8.900	608	74.40
Fixed 30/15 Balloon	42	2,583,026.93	0.32	11.827	631	96.06
Fixed 40/30 Balloon	84	20,189,714.05	2.51	7.427	633	76.18
Fixed IO	19	4,709,076.37	0.58	6.996	651	77.82
Total	5,499	$805,141,461.44	100.00%	8.351%	602	78.07%

__________________

(1)

Excluding IO ARMs and Balloon.

(2)

Excluding IO Fixed Rate and Balloon.

(3)

Excludes 3 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the original credit scores.

PREPAYMENT PENALTIES OF ALL HOME EQUITY LOANS

Prepayment Penalty	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (1)	Weighted Average Original CLTV Ratio
0	2,770	$353,153,656.19	43.86%	8.734%	600	77.76%
12	160	32,722,999.73	4.06	8.178	628	76.82
24	419	75,767,708.85	9.41	7.907	605	81.56
36	2,150	343,497,096.67	42.66	8.072	600	77.74
Total	5,499	$805,141,461.44	100.00%	8.351%	602	78.07%

__________________

(1)

Excludes 3 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the original credit scores.

PURPOSE OF ALL HOME EQUITY LOANS

Purpose	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (1)	Weighted Average Original CLTV Ratio
Cash-Out Refinance	3,747	$531,853,636.55	66.06%	8.423%	596	75.98%
Rate / Term Refinance	806	134,049,658.47	16.65	8.234	605	81.57
Purchase	841	123,168,429.50	15.30	8.136	627	83.41
N/A	105	16,069,736.92	2.00	8.582	591	77.14
Total	5,499	$805,141,461.44	100.00%	8.351%	602	78.07%

________________

(1)

Excludes 3 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ALL HOME EQUITY LOANS” table for further information with respect to the original credit scores.

Fixed Rate Home Equity Loans

The following summary information with respect to the Fixed Rate Home Equity Loans is as of the Statistical Calculation Date:

	Summary Statistics	Range (if appropriate)

Avg. Outstanding Principal Balance	$107,453	$252 to $1,166,200
Avg. Original Loan Amount	$107,584	$5,000 to $1,166,200
Wtd. Avg. Coupon Rate (approximate)	8.790%	5.300% to 14.920%
Wtd. Avg. Original Combined Loan-to-Value Ratio (approximate)	74.78%	7.25% to 100.00%
Wtd. Avg. Original Term to Maturity (approximate)	341 months	60 to 360 months
Wtd. Avg. Remaining Term to Maturity (approximate)	341 months	59 to 360 months
Wtd. Avg. Original Credit Score (approximate)(1)	611	451 to 808
Maximum Seasoning	48 months
Percent of Second Liens	13.03%
Percent of Loans by Aggregate Outstanding Principal Balance Secured by First Liens on:
Two- to Four-Family Properties	0.17%
All Other Properties	86.79%
Percent of Loans by Aggregate Outstanding Principal Balance Secured by Second Liens on:
Two- to Four-Family Properties	0.06%
All Other Properties	12.97%
Latest Maturity Date	April 20, 2036
Balloon Loans (as a percent of the aggregate outstanding loan balance)	8.04%
Fixed Rate Interest Only Loans (2)	1.66%
30 to 59 day Delinquencies (as a percent of the aggregate outstanding loan balance)(3)	1.53%

_______________

(1)

Excludes 2 Home Equity Loans for which a credit score is not available.

(2)

“Fixed Rate Interest Only Loans” provide for payments of interest but not principal for the first 60 months and thereafter payment of principal and interest on a monthly basis.

(3)

Approximately 80.03% of the aggregate outstanding loan balance of the Fixed Rate Home Equity Loans had first monthly payments due on or after March 1, 2006, so that it was not possible for these loans to be 30 days past due as of the Statistical Calculation Date.

The tables set forth below contain approximate statistical information as of the Statistical Calculation Date regarding the Fixed Rate Home Equity Loans.  The sum of the percentage columns in the following tables may not equal 100% due to rounding.

GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
OF FIXED RATE HOME EQUITY LOANS (1)

State	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (2)	Weighted Average Original CLTV Ratio
Alabama	3	$ 456,155.79	0.16%	9.804%	628	71.47%
Arizona	127	14,546,625.72	5.13	8.915	607	75.49
Arkansas	17	1,184,768.76	0.42	9.652	583	79.60
California	299	44,803,294.13	15.81	8.451	619	71.54
Colorado	40	5,556,673.06	1.96	7.966	628	81.89
Connecticut	26	3,882,949.46	1.37	8.385	630	75.62
Delaware	11	1,253,168.44	0.44	8.210	625	65.65
Florida	302	37,045,317.45	13.07	8.305	607	72.19
Georgia	64	5,988,701.32	2.11	9.782	605	79.64
Idaho	13	1,199,577.86	0.42	8.855	599	74.00
Illinois	18	1,390,354.89	0.49	9.506	587	78.06
Indiana	49	3,838,276.89	1.35	9.341	589	80.21
Iowa	11	704,601.10	0.25	9.628	572	79.10
Kansas	7	755,219.71	0.27	9.687	588	84.34
Kentucky	32	2,910,443.16	1.03	8.785	603	82.27
Louisiana	32	2,364,241.65	0.83	8.573	595	81.56
Maine	7	615,147.81	0.22	8.170	625	73.85
Maryland	64	8,256,727.31	2.91	9.137	588	72.32
Massachusetts	33	3,470,122.07	1.22	9.406	598	64.36
Michigan	51	4,032,234.96	1.42	9.354	589	79.07
Minnesota	8	958,310.44	0.34	9.930	614	81.64
Mississippi	10	715,956.73	0.25	9.249	605	82.48
Missouri	23	1,670,892.91	0.59	8.506	636	80.33
Montana	2	309,468.64	0.11	8.025	658	85.00
Nebraska	5	340,208.43	0.12	9.025	621	78.34
Nevada	46	5,693,149.09	2.01	9.099	621	78.91
New Hampshire	15	1,630,679.80	0.58	8.751	627	73.16
New Jersey	46	5,736,159.93	2.02	9.243	609	67.48
New Mexico	21	1,739,717.90	0.61	9.800	597	76.77
New York	88	9,947,145.80	3.51	9.586	611	65.45
North Carolina	58	5,170,412.37	1.82	9.586	611	78.17
Ohio	62	4,417,276.54	1.56	9.362	601	81.02
Oklahoma	43	2,793,552.05	0.99	8.947	598	81.94
Oregon	19	2,894,078.35	1.02	8.039	627	77.41
Pennsylvania	90	8,488,289.50	3.00	9.169	595	73.90
Rhode Island	6	704,761.60	0.25	8.819	622	70.66
South Carolina	33	2,878,700.05	1.02	9.892	582	78.54
South Dakota	1	83,159.00	0.03	11.140	534	77.25
Tennessee	33	3,090,136.41	1.09	9.051	604	86.08
Texas	642	57,461,697.21	20.28	8.706	616	76.47
Utah	5	697,028.30	0.25	7.502	655	84.56
Vermont	1	461,646.00	0.16	9.730	547	85.49
Virginia	97	12,805,136.61	4.52	8.753	615	73.73
Washington	50	6,257,379.70	2.21	8.427	614	75.20
West Virginia	5	490,847.47	0.17	8.266	668	76.55
Wisconsin	20	1,567,664.78	0.55	9.437	603	83.01
Wyoming	2	94,992.81	0.03	9.699	622	57.42
Total	2,637	$283,353,049.96	100.00%	8.790%	611	74.78%

_____________________

(1)

Determined by property address designated as such in the related mortgage.

(2)

Excludes 2 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF FIXED RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

ORIGINAL COMBINED LOAN-TO-VALUE RATIOS
OF FIXED RATE HOME EQUITY LOANS (1)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (2)	Weighted Average Original CLTV Ratio
7.25 - 10.00	4	$ 281,568.69	0.10%	8.340%	661	8.54%
10.01 - 15.00	5	319,516.06	0.11	9.483	565	13.64
15.01 - 20.00	12	775,548.55	0.27	8.808	599	17.36
20.01 - 25.00	14	951,451.78	0.34	9.443	595	22.12
25.01 - 30.00	24	1,962,333.38	0.69	8.630	613	27.70
30.01 - 35.00	20	1,824,327.56	0.64	8.432	612	32.53
35.01 - 40.00	36	3,279,302.86	1.16	9.190	593	37.76
40.01 - 45.00	42	3,374,510.17	1.19	9.076	612	42.46
45.01 - 50.00	67	6,670,401.02	2.35	8.399	610	47.88
50.01 - 55.00	75	8,242,063.83	2.91	8.525	618	52.58
55.01 - 60.00	125	13,821,754.79	4.88	8.631	607	57.61
60.01 - 65.00	140	17,253,714.28	6.09	8.640	606	62.64
65.01 - 70.00	206	22,361,928.46	7.89	8.574	613	67.67
70.01 - 75.00	247	27,115,880.09	9.57	8.745	604	72.49
75.01 - 80.00	690	81,677,427.93	28.83	8.428	618	78.73
80.01 - 85.00	226	26,583,020.66	9.38	8.798	604	82.22
85.01 - 90.00	316	37,945,654.06	13.39	9.004	602	87.45
90.01 - 95.00	156	19,080,032.91	6.73	9.029	609	91.34
95.01 - 100.00	232	9,832,612.88	3.47	11.863	638	99.83
Total	2,637	$283,353,049.96	100.00%	8.790%	611	74.78%

—————————

(1)

The weighted average Original Combined Loan-to-Value Ratio of the Fixed Rate Home Equity Loans is approximately 74.78%.

(2)

Excludes 2 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF FIXED RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

COUPON RATES OF FIXED RATE HOME EQUITY LOANS (1)

Range of Coupon Rates (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (2)	Weighted Average Original CLTV Ratio
5.30 - 5.50	2	$ 214,788.56	0.08%	5.336%	642	70.00%
6.01 - 6.50	26	5,481,605.56	1.93	6.459	633	78.53
6.51 - 7.00	196	39,174,172.59	13.83	6.908	645	72.08
7.01 - 7.50	231	36,309,182.19	12.81	7.279	639	71.77
7.51 - 8.00	395	50,257,621.21	17.74	7.765	627	73.35
8.01 - 8.50	221	24,918,068.39	8.79	8.253	621	76.92
8.51 - 9.00	274	27,721,112.78	9.78	8.780	603	76.28
9.01 - 9.50	144	14,476,971.01	5.11	9.291	592	76.23
9.51 - 10.00	193	18,262,797.92	6.45	9.783	586	77.37
10.01 - 10.50	147	12,140,828.30	4.28	10.281	578	72.37
10.51 - 11.00	163	12,988,294.15	4.58	10.794	566	74.42
11.01 - 11.50	117	8,819,114.01	3.11	11.297	564	76.61
11.51 - 12.00	206	14,966,987.02	5.28	11.810	561	75.73
12.01 - 12.50	123	8,097,233.08	2.86	12.231	585	79.88
12.51 - 13.00	87	4,136,747.98	1.46	12.772	583	80.77
13.01 - 13.50	48	2,081,294.76	0.73	13.268	586	82.70
13.51 - 14.00	51	2,547,078.24	0.90	13.705	571	83.05
14.01 - 14.50	10	635,216.79	0.22	14.233	571	80.85
14.51 - 14.92	3	123,935.42	0.04	14.844	593	81.80
Total	2,637	$283,353,049.96	100.00%	8.790%	611	74.78%

—————————

(1)

The weighted average Coupon Rate of the Fixed Rate Home Equity Loans is approximately 8.790%.

(2)

Excludes 2 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF FIXED RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

LOAN BALANCES OF FIXED RATE HOME EQUITY LOANS (1)

Range of Loan Balances ($)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (2)	Weighted Average Original CLTV Ratio
252 - 10,000	22	$ 152,594.05	0.05%	11.781%	640	99.66%
10,001 - 20,000	49	702,176.44	0.25	11.263	608	91.51
20,001 - 30,000	65	1,690,659.44	0.60	11.518	602	88.15
30,001 - 40,000	157	5,523,099.24	1.95	11.789	585	80.56
40,001 - 50,000	166	7,911,380.17	2.79	11.329	578	73.83
50,001 - 60,000	285	16,266,701.31	5.74	9.958	593	67.51
60,001 - 70,000	294	19,255,578.58	6.80	9.350	605	71.97
70,001 - 80,000	216	16,332,293.84	5.76	9.479	607	72.86
80,001 - 90,000	166	14,143,882.83	4.99	9.423	601	74.66
90,001 – 100,000	188	17,972,732.72	6.34	8.976	606	74.31
100,001 - 110,000	137	14,463,047.05	5.10	8.988	606	76.34
110,001 - 120,000	129	14,863,660.73	5.25	9.123	612	77.32
120,001 - 130,000	115	14,438,891.77	5.10	8.856	608	76.69
130,001 - 140,000	81	10,931,622.86	3.86	8.531	604	77.17
140,001 - 150,000	79	11,498,774.72	4.06	8.473	618	74.47
150,001 - 200,000	218	37,352,481.21	13.18	8.346	607	74.19
200,001 - 250,000	126	28,135,801.02	9.93	7.813	620	74.94
250,001 - 300,000	57	15,529,300.54	5.48	8.199	622	74.12
300,001 - 350,000	37	11,976,719.34	4.23	7.826	620	75.30
350,001 - 400,000	16	5,993,379.97	2.12	7.773	644	79.04
400,001 - 450,000	11	4,674,152.96	1.65	7.062	650	75.08
450,001 - 500,000	9	4,266,591.09	1.51	7.686	622	79.71
500,001 - 550,000	2	1,037,921.95	0.37	7.270	656	84.78
550,001 - 600,000	5	2,799,811.59	0.99	7.283	634	79.38
600,001 - 650,000	3	1,889,937.41	0.67	7.215	650	65.85
650,001 - 700,000	1	678,700.00	0.24	6.650	642	85.00
800,001 - 850,000	1	818,776.63	0.29	7.490	644	85.42
850,001 - 900,000	1	886,180.50	0.31	6.500	606	80.78
1,000,001 - 1,166,200	1	1,166,200.00	0.41	7.000	718	63.90
Total	2,637	$283,353,049.96	100.00%	8.790%	611	74.78%

_________________

(1)

The average outstanding Loan Balance of the Fixed Rate Home Equity Loans is approximately $107,453.

(2)

Excludes 2 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF FIXED RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

TYPES OF MORTGAGED PROPERTIES OF FIXED RATE HOME EQUITY LOANS

Property Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (1)	Weighted Average Original CLTV Ratio
Condominium	83	$ 8,099,503.79	2.86%	8.801%	609	75.80%
Manufactured Housing	15	1,729,717.11	0.61	9.945	653	69.62
PUD	367	39,009,638.57	13.77	8.845	620	79.84
Single Family	2,121	228,175,169.36	80.53	8.774	609	73.82
Townhome	43	5,673,345.68	2.00	8.561	608	79.02
Two to Four Family	8	665,675.45	0.23	9.807	623	72.86
Total	2,637	$283,353,049.96	100.00%	8.790%	611	74.78%

_________________

(1)

Excludes 2 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF FIXED RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

ORIGINAL TERMS TO MATURITY OF FIXED RATE HOME EQUITY LOANS (1)

Range of Original Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (2)	Weighted Average Original CLTV Ratio
60	4	$ 167,905.50	0.06%	7.927%	665	44.16%
61 – 120	52	3,329,503.51	1.18	8.561	618	64.88
121 – 180	186	15,004,188.54	5.30	9.195	619	71.41
181 – 240	129	12,029,419.42	4.25	8.539	614	70.41
241 – 300	29	2,711,226.80	0.96	8.378	627	71.45
301 – 360	2,237	250,110,806.19	88.27	8.786	610	75.38
Total	2,637	$283,353,049.96	100.00%	8.790%	611	74.78%

—————————

(1)

The weighted average Original Term to Maturity of the Fixed Rate Home Equity Loans is approximately 341 months.

(2)

Excludes 2 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF FIXED RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

REMAINING TERMS TO MATURITY OF FIXED RATE HOME EQUITY LOANS (1)

Range of Remaining Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (2)	Weighted Average Original CLTV Ratio
59 - 60	4	$ 167,905.50	0.06%	7.927%	665	44.16%
61 - 120	52	3,329,503.51	1.18	8.561	618	64.88
121 - 180	186	15,004,188.54	5.30	9.195	619	71.41
181 - 240	129	12,029,419.42	4.25	8.539	614	70.41
241 - 300	29	2,711,226.80	0.96	8.378	627	71.45
301 - 360	2,237	250,110,806.19	88.27	8.786	610	75.38
Total	2,637	$283,353,049.96	100.00%	8.790%	611	74.78%

—————————

(1)

The weighted average Remaining Term to Maturity of the Fixed Rate Home Equity Loans is approximately 341 months.

(2)

Excludes 2 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF FIXED RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

SEASONING OF FIXED RATE HOME EQUITY LOANS (1)

Range of Seasoning (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (2)	Weighted Average Original CLTV Ratio
0	1,266	$137,062,366.67	48.37%	8.988%	611	75.95%
1 - 12	1,364	145,959,134.38	51.51	8.600	610	73.67
13 - 24	6	226,089.40	0.08	11.142	559	76.44
37 - 48	1	105,459.51	0.04	8.750	602	93.21
Total	2,637	$283,353,049.96	100.00%	8.790%	611	74.78%

—————————

(1)

The weighted average Seasoning of the Fixed Rate Home Equity Loans is approximately 1 month.

(2)

Excludes 2 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF FIXED RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

OCCUPANCY STATUS OF FIXED RATE HOME EQUITY LOANS

Occupancy Status	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (1)	Weighted Average Original CLTV Ratio
Investor Owned	27	$ 1,862,668.58	0.66%	11.200%	655	74.80%
Owner Occupied	2,594	280,331,935.96	98.93	8.766	610	74.79
Second Home	16	1,158,445.42	0.41	10.648	623	73.90
Total	2,637	$283,353,049.96	100.00%	8.790%	611	74.78%

—————————

(1)

Excludes 2 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF FIXED RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

LIEN POSITIONS OF FIXED RATE HOME EQUITY LOANS

Lien Position	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (1)	Weighted Average Original CLTV Ratio
First Lien	1,952	$246,418,235.40	86.97%	8.353%	614	73.94%
Second Lien	685	36,934,814.56	13.03	11.704	589	80.43
Total	2,637	$283,353,049.96	100.00%	8.790%	611	74.78%

—————————

(1)

Excludes 2 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF FIXED RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

DOCUMENTATION TYPES OF FIXED RATE HOME EQUITY LOANS (1)

Documentation Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score(2)	Weighted Average Original CLTV Ratio
Full Documentation	2,218	$240,114,331.65	84.74%	8.719%	607	74.76%
Limited Documentation	107	12,223,616.39	4.31	9.134	631	70.29
NIV	312	31,015,101.92	10.95	9.206	633	76.71
Total	2,637	$283,353,049.96	100.00%	8.790%	611	74.78%

—————————

(1)

We refer you to “THE SPONSOR, THE SELLER AND THE SERVICER—Underwriting Guidelines Applicable to the Home Equity Loans” in the base prospectus for a description of CHEC’s documentation programs.

(2)

Excludes 2 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF FIXED RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

CREDIT GRADES OF FIXED RATE HOME EQUITY LOANS (1)

Credit Grade	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (2)	Weighted Average Original CLTV Ratio
A+	753	$ 96,298,499.68	33.99%	7.760%	647	76.48%
A1	1,004	111,404,460.73	39.32	8.486	615	75.03
A2	462	37,761,109.92	13.33	10.025	569	75.34
B	253	20,913,886.37	7.38	10.864	545	71.11
C1	85	7,633,643.26	2.69	11.425	557	69.90
C2	36	3,903,840.40	1.38	11.420	532	67.50
D	34	4,324,791.88	1.53	11.709	551	58.67
F	10	1,112,817.72	0.39	8.774	600	74.09
Total	2,637	$283,353,049.96	100.00%	8.790%	611	74.78%

—————————

(1)

We refer you to “THE SPONSOR, THE SELLER AND THE SERVICER—Underwriting Criteria of the Seller” in the base prospectus for a description of CHEC’s credit grades and underwriting criteria.

(2)

Excludes 2 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF FIXED RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

ORIGINAL CREDIT SCORES OF FIXED RATE HOME EQUITY LOANS (1)

Range of Original Credit Scores (2)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score	Weighted Average Original CLTV Ratio
Not Available(3)	2	$ 135,944.52	0.05%	9.146%	N/A	71.69%
451 - 475	2	67,835.49	0.02	10.524	457	48.88
476 - 500	8	460,415.56	0.16	10.996	497	78.61
501 - 525	178	15,617,391.44	5.51	10.828	513	73.09
526 - 550	309	27,677,205.55	9.77	10.614	537	72.95
551 - 575	334	29,438,061.40	10.39	9.533	564	74.36
576 - 600	408	43,449,910.17	15.33	8.719	588	73.84
601 - 625	472	53,740,127.55	18.97	8.434	613	75.11
626 - 650	451	55,495,147.32	19.59	8.106	638	76.37
651 - 675	256	28,159,814.01	9.94	8.233	662	77.24
676 - 700	111	14,136,864.22	4.99	7.891	686	75.35
701 - 725	32	5,990,763.10	2.11	7.564	711	71.92
726 - 750	38	4,665,653.21	1.65	7.641	736	72.38
751 - 775	18	2,227,564.04	0.79	7.503	763	70.63
776 - 800	17	2,012,302.68	0.71	8.222	786	68.01
801 - 808	1	78,049.70	0.03	6.990	808	68.00
Total	2,637	$283,353,049.96	100.00%	8.790%	611	74.78%

—————————

(1)

The weighted average Original Credit Score of the Fixed Rate Home Equity Loans (excluding 2 Home Equity Loans for which a credit score is not available) is approximately 611.

(2)

The statistical credit score based on the borrower’s historical credit data obtained by the originator of the Home Equity Loan through one or more of the three major credit bureaus in connection with the origination of the Home Equity Loan.

(3)

Home Equity Loans indicated as having a credit score that is “Not Available” consist of Home Equity Loans where no credit score can be obtained for the related borrower.

SECOND MORTGAGE RATIOS OF FIXED RATE HOME EQUITY LOANS (1)

Range of Second Mortgage Ratios (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (2)	Weighted Average Original CLTV Ratio
5.13 - 10.00	82	$ 1,936,917.44	5.24%	12.191%	590	87.18%
10.01 - 15.00	79	3,728,906.91	10.10	11.493	570	77.81
15.01 - 20.00	266	13,592,753.42	36.80	11.817	618	90.88
20.01 - 25.00	92	5,295,227.26	14.34	11.812	569	73.16
25.01 - 30.00	68	4,649,544.66	12.59	11.701	569	74.75
30.01 - 35.00	40	2,982,181.18	8.07	11.831	565	72.09
35.01 - 40.00	19	1,523,749.76	4.13	11.060	570	71.53
40.01 - 45.00	16	1,189,116.06	3.22	10.948	565	68.46
45.01 - 50.00	10	1,105,864.72	2.99	11.096	596	67.87
50.01 - 55.00	3	192,911.59	0.52	11.919	547	68.19
55.01 - 60.00	4	370,008.78	1.00	11.471	603	65.05
60.01 - 65.00	2	100,320.42	0.27	10.252	556	68.52
65.01 - 70.00	3	204,314.36	0.55	12.129	551	74.35
85.01 - 86.55	1	62,998.00	0.17	12.110	661	23.11
Total	685	$36,934,814.56	100.00%	11.704%	589	80.43%

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(1)

Applies only to Home Equity Loans in the second lien position. The Second Mortgage Ratios shown above are equal to, with respect to each Home Equity Loan in the second lien position, the original principal balance of the Home Equity Loan at the date of origination divided by the sum of (a) the original principal balance of the Home Equity Loan at the date of origination and (b) the remaining principal balance of the senior lien on the related mortgaged property at the date of origination of the Home Equity Loan.

(2)

Excludes 2 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF FIXED RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

PRODUCT TYPES OF FIXED RATE HOME EQUITY LOANS

Product Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (2)	Weighted Average Original CLTV Ratio
Fixed(1)	2,492	$255,871,232.61	90.30%	8.900%	608	74.40%
Fixed 40/30 Balloon	84	20,189,714.05	7.13	7.427	633	76.18
Fixed 30/15 Balloon	42	2,583,026.93	0.91	11.827	631	96.06
Fixed IO	19	4,709,076.37	1.66	6.996	651	77.82
Total	2,637	$283,353,049.96	100.00%	8.790%	611	74.78%

—————————

(1)

Excluding IO Fixed Rate and Balloon.

(2)

Excludes 2 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF FIXED RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

PREPAYMENT PENALTIES OF FIXED RATE HOME EQUITY LOANS

Prepayment Penalty	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (1)	Weighted Average Original CLTV Ratio
0	1,380	$125,360,556.95	44.24%	9.221%	610	74.88%
12	84	10,398,534.30	3.67	9.243	619	68.72
24	46	4,065,743.81	1.43	10.049	620	85.49
36	1,127	143,528,214.90	50.65	8.345	611	74.83
Total	2,637	$283,353,049.96	100.00%	8.790%	611	74.78%

—————————

(1)

Excludes 2 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF FIXED RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

PURPOSE OF FIXED RATE HOME EQUITY LOANS

Purpose	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (1)	Weighted Average Original CLTV Ratio
Cash-Out Refinance	1,872	$201,861,172.50	71.24%	8.820%	607	72.04%
N/A	37	3,920,212.39	1.38	9.295	584	68.02
Purchase	394	33,036,129.85	11.66	8.963	627	86.92
Rate / Term Refinance	334	44,535,535.22	15.72	8.480	616	78.81
Total	2,637	$283,353,049.96	100.00%	8.790%	611	74.78%

—————————

(1)

Excludes 2 Home Equity Loans for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF FIXED RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

Adjustable Rate Home Equity Loans

The following summary information with respect to the Adjustable Rate Home Equity Loans is as of the Statistical Calculation Date:

	Summary Statistics	Range (if appropriate)
Avg. Outstanding Principal Balance	$182,316	$28,465 to $897,645
Avg. Original Loan Amount	$182,434	$28,500 to $897,645
Wtd. Avg. Coupon Rate (approximate)	8.113%	5.250% to 13.120%
Wtd. Avg. Gross Margin (approximate)	5.475%	0.250% to 10.920%
Wtd. Avg. Maximum Rate (approximate) (1)	15.099%	11.250% to 20.120%
Wtd. Avg. Minimum Rate (approximate) (1)	8.112%	5.250% to 13.120%
Wtd. Avg. Original Loan-to-Value Ratio (approximate)	79.85%	9.60% to 100.00%
Wtd. Avg. Original Term to Maturity (approximate)	360 months	360 to 360 months
Wtd. Avg. Remaining Term to Maturity (approximate)	359 months	343 to 360 months
Wtd. Avg. Original Credit Score (approximate) (2)	597	455 to 800
Maximum Seasoning	17 months
Percent of Loans by Aggregate Outstanding Principal Balance Secured by:
Two- to Four-Family Properties	0.57%
All Other Properties	99.43%
2/28 Adjustable Rate Interest Only Loans (3)	10.73%
3/27 Adjustable Rate Interest Only Loans (4)	1.72%
Latest Maturity Date	April 1, 2036
Balloon Loans (as a percent of the aggregate outstanding loan balance)	9.02%
30 to 59 day Delinquencies (as a percent of the aggregate outstanding loan balance)(5)	3.54%
Six-Month Adjustable Rate Loans (6)
Percentage of Aggregate Outstanding Loan Balance of Adjustable Rate Loans	0.49%
Wtd. Avg. Remaining Period to Coupon Rate Adjustment (approximate)	5 months
Wtd. Avg. Initial Interest Rate Adjustment Cap (approximate) (7)	1.500%
Wtd. Avg. Semi-annual Interest Rate Adjustment Cap (approximate) (7)	0.903%
2/28 Adjustable Rate Loans (8)
Percentage of Aggregate Outstanding Loan Balance of Adjustable Rate Loans	91.03%
Wtd. Avg. Remaining Period to Coupon Rate Adjustment (approximate)	22 months
Wtd. Avg. Initial Interest Rate Adjustment Cap (approximate) (7)	2.983%
Wtd. Avg. Semi-annual Interest Rate Adjustment Cap (approximate) (7)	1.492%
3/27 Adjustable Rate Loans (9)
Percentage of Aggregate Outstanding Loan Balance of Adjustable Rate Loans	8.09%
Wtd. Avg. Remaining Period to Coupon Rate Adjustment (approximate)	34 months
Wtd. Avg. Initial Interest Rate Adjustment Cap (approximate) (7)	2.972%
Wtd. Avg. Semi-annual Interest Rate Adjustment Cap (approximate) (7)	1.497%
5/25 Adjustable Rate Loans (10)
Percentage of Aggregate Outstanding Loan Balance of Adjustable Rate Loans	0.39%
Wtd. Avg. Remaining Period to Coupon Rate Adjustment (approximate)	58 months
Wtd. Avg. Initial Interest Rate Adjustment Cap (approximate) (7)	2.000%
Wtd. Avg. Annual Interest Rate Adjustment Cap (approximate) (7)	2.000%

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(1)      The “Maximum Rates” or “Minimum Rates” are the highest and lowest rates, respectively, at which interest may accrue on the Adjustable Rate Home Equity Loans.

(2)      Excludes 1 Home Equity Loan for which a credit score is not available.

(3)

“2/28 Adjustable Rate Interest Only Loans” provide for payments of interest but not principal for the first 24 months or 60 months and thereafter payments of principal and interest on a monthly basis.

(4)

“3/27 Adjustable Rate Interest Only Loans” provide for payments of interest but not principal for the first 60 months and thereafter payments of principal and interest on a monthly basis.

(5)

Approximately 78.65% of the aggregate outstanding loan balance of the Adjustable Rate Home Equity Loans had first monthly payments due on or after March 1, 2006, so that it was not possible for these loans to be 30 days past due as of the Statistical Calculation Date.

(6)

“Six-Month Adjustable Rate Loans” have their first adjustment date six months following their date of origination, and adjust semiannually thereafter, based on six-month LIBOR plus a margin, subject to certain limitations.

(7)

Above the then-current coupon rate.

(8)

“2/28 Adjustable Rate Loans” have their first adjustment date two years after the date of origination, and adjust semiannually thereafter, based on six-month LIBOR plus a margin, subject to certain limitations.  “2/28 Adjustable Rate Loans” include 2/28 Adjustable Rate Interest Only Loans.

(9)

“3/27 Adjustable Rate Loans” have their first adjustment date three years after the date of origination, and adjust semiannually thereafter, based on six-month LIBOR plus a margin, subject to certain limitations.  “3/27 Adjustable Rate Loans” include 3/27 Adjustable Rate Interest Only Loans.

(10)

“5/25 Adjustable Rate Loans” have their first adjustment date five years after the date of origination, and adjust annually thereafter, based on one year LIBOR plus a margin, subject to certain limitations.

The tables set forth below contain approximate statistical information as of the Statistical Calculation Date regarding the Adjustable Rate Home Equity Loans.  The sum of the percentage columns in the following tables may not equal 100% due to rounding.

GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
OF ADJUSTABLE RATE HOME EQUITY LOANS (1)

State	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (2)	Weighted Average Original LTV Ratio
Arizona	183	$ 34,774,933.90	6.66%	7.884%	605	80.57%
Arkansas	9	913,166.56	0.18	8.247	616	80.02
California	402	126,099,241.90	24.17	7.524	609	78.58
Colorado	36	6,708,110.12	1.29	8.205	592	83.17
Connecticut	49	9,868,213.63	1.89	7.873	589	78.60
Delaware	9	1,489,143.92	0.29	8.588	571	79.04
Florida	336	59,992,602.21	11.50	7.963	595	80.24
Georgia	82	12,857,534.07	2.46	8.861	583	83.49
Idaho	13	2,235,192.49	0.43	7.988	601	80.10
Illinois	14	2,531,136.84	0.49	8.267	614	84.21
Indiana	63	7,394,359.36	1.42	8.837	576	84.53
Iowa	22	2,343,042.15	0.45	8.896	574	81.50
Kansas	11	1,593,900.35	0.31	9.294	561	86.90
Kentucky	31	3,431,588.89	0.66	8.462	577	85.70
Louisiana	33	4,294,406.96	0.82	8.291	574	85.16
Maine	10	1,036,801.68	0.20	8.575	588	72.02
Maryland	122	25,458,262.96	4.88	8.200	592	78.53
Massachusetts	50	11,060,218.56	2.12	8.028	619	77.34
Michigan	64	8,506,777.78	1.63	8.447	594	83.59
Minnesota	25	4,416,789.54	0.85	8.579	593	79.80
Mississippi	2	447,738.65	0.09	7.624	576	90.49
Missouri	43	5,361,413.39	1.03	8.549	589	83.27
Montana	8	1,157,113.32	0.22	8.843	601	87.43
Nebraska	8	684,533.35	0.13	9.885	552	83.00
Nevada	62	15,188,574.07	2.91	7.767	611	78.82
New Hampshire	16	2,450,941.01	0.47	7.717	584	71.12
New Jersey	57	12,769,439.35	2.45	8.745	579	75.85
New Mexico	31	3,962,419.60	0.76	8.615	606	79.39
New York	61	13,411,141.48	2.57	8.313	622	74.22
North Carolina	73	10,105,358.01	1.94	8.726	588	81.99
Ohio	113	13,457,794.95	2.58	8.803	575	83.20
Oklahoma	33	3,035,963.48	0.58	8.661	577	85.16
Oregon	29	5,114,164.12	0.98	8.082	606	82.04
Pennsylvania	93	11,936,443.05	2.29	8.538	590	82.08
Rhode Island	13	2,084,719.01	0.40	8.796	594	69.29
South Carolina	34	4,596,673.96	0.88	8.412	601	80.86
South Dakota	2	298,292.14	0.06	8.711	590	86.12
Tennessee	44	4,724,103.04	0.91	8.798	568	85.06
Texas	294	33,313,275.91	6.38	8.571	594	78.76
Utah	13	2,178,576.88	0.42	8.531	589	83.67
Vermont	9	1,347,382.72	0.26	7.880	602	70.23
Virginia	148	28,668,000.96	5.49	8.342	582	80.33
Washington	58	11,477,979.17	2.20	7.940	606	81.58
West Virginia	12	1,431,150.75	0.27	8.832	570	83.18
Wisconsin	39	5,306,090.66	1.02	8.852	579	78.60
Wyoming	3	273,704.58	0.05	8.918	592	85.33
Total	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%

—————————

(1)

Determined by property address designated as such in the related mortgage.

(2)

Excludes 1 Home Equity Loan for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ADJUSTABLE RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

ORIGINAL LOAN-TO-VALUE RATIOS
OF ADJUSTABLE RATE HOME EQUITY LOANS (1)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (2)	Weighted Average Original LTV Ratio
9.60 - 10.00	1	$ 59,919.03	0.01%	7.990%	674	9.60%
10.01 - 15.00	2	124,978.27	0.02	10.540	516	13.04
15.01 - 20.00	3	204,500.00	0.04	8.319	570	19.23
20.01 - 25.00	7	650,904.13	0.12	8.540	602	22.35
25.01 - 30.00	16	1,501,955.71	0.29	8.928	596	27.91
30.01 - 35.00	19	1,606,461.10	0.31	8.449	590	32.66
35.01 - 40.00	20	2,271,401.87	0.44	8.171	589	37.45
40.01 - 45.00	29	3,655,917.30	0.70	8.334	596	43.74
45.01 - 50.00	30	4,829,183.62	0.93	7.781	578	47.78
50.01 - 55.00	41	5,708,583.73	1.09	8.439	600	52.50
55.01 - 60.00	70	10,196,412.60	1.95	8.379	578	57.92
60.01 - 65.00	103	17,586,182.76	3.37	8.086	584	63.09
65.01 - 70.00	125	20,832,334.31	3.99	8.124	582	67.86
70.01 - 75.00	233	41,426,511.66	7.94	7.983	592	72.71
75.01 - 80.00	813	161,170,673.88	30.89	7.863	621	79.33
80.01 - 85.00	352	65,997,202.19	12.65	8.205	589	82.21
85.01 - 90.00	604	108,561,011.40	20.81	8.328	585	88.10
90.01 - 95.00	392	74,915,071.18	14.36	8.237	584	91.11
95.01 - 100.00	2	489,206.74	0.09	9.817	629	98.81
Total	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%

—————————

(1)

The weighted average Original Loan-to-Value Ratio of the Adjustable Rate Home Equity Loans is approximately 79.85%.

(2)

Excludes 1 Home Equity Loan for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ADJUSTABLE RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

CURRENT COUPON RATES OF ADJUSTABLE RATE HOME EQUITY LOANS (1)

Range of Current Coupon Rates (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (2)	Weighted Average Original LTV Ratio
5.25 - 5.50	2	$ 498,726.14	0.10%	5.413%	570	85.15%
5.51 - 6.00	5	1,367,289.41	0.26	5.778	626	79.41
6.01 - 6.50	111	26,979,739.58	5.17	6.419	627	77.57
6.51 - 7.00	367	84,256,266.35	16.15	6.822	623	78.70
7.01 - 7.50	329	70,090,982.79	13.43	7.298	617	80.11
7.51 - 8.00	453	91,492,709.14	17.53	7.798	607	80.80
8.01 - 8.50	326	59,153,185.61	11.34	8.282	598	80.39
8.51 - 9.00	455	73,197,652.15	14.03	8.773	583	79.86
9.01 - 9.50	283	42,162,273.27	8.08	9.284	573	81.28
9.51 - 10.00	343	46,895,235.89	8.99	9.797	556	80.27
10.01 - 10.50	118	17,840,091.48	3.42	10.152	545	78.82
10.51 - 11.00	54	6,099,405.83	1.17	10.757	539	74.37
11.01 - 11.50	14	1,634,378.43	0.31	11.228	543	75.96
12.51 - 13.00	1	59,985.41	0.01	12.730	512	80.00
13.01 - 13.12	1	60,490.00	0.01	13.120	574	54.99
Total	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%

__________________

(1)

The weighted average Coupon Rate of the Adjustable Rate Home Equity Loans is approximately 8.113%.

(2)

Excludes 1 Home Equity Loan for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ADJUSTABLE RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

GROSS MARGINS OF ADJUSTABLE RATE HOME EQUITY LOANS (1)

Range of Gross Margins (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (2)	Weighted Average Original LTV Ratio
0.25 - 0.50	1	$ 222,172.10	0.04%	8.750%	589	90.00%
2.01 - 2.50	9	1,140,486.34	0.22	7.589	630	86.01
2.51 - 3.00	7	1,714,612.55	0.33	6.576	643	83.63
3.01 - 3.50	70	15,978,720.12	3.06	6.472	619	78.64
3.51 - 4.00	217	48,751,125.96	9.34	6.824	620	78.42
4.01 - 4.50	295	66,342,201.16	12.71	7.050	625	79.19
4.51 - 5.00	350	73,566,425.08	14.10	7.445	611	79.88
5.01 - 5.50	355	70,292,043.89	13.47	7.880	600	80.75
5.51 - 6.00	410	69,868,619.20	13.39	8.305	596	80.16
6.01 - 6.50	309	52,016,583.25	9.97	8.754	588	80.55
6.51 - 7.00	333	51,265,492.18	9.82	9.261	570	80.39
7.01 - 7.50	222	33,215,334.11	6.37	9.507	572	80.11
7.51 - 8.00	232	30,678,168.47	5.88	10.050	547	78.25
8.01 - 8.50	37	5,368,401.34	1.03	10.533	548	81.52
8.51 - 9.00	11	1,148,599.32	0.22	10.603	533	83.01
9.01 - 9.50	1	64,000.00	0.01	11.290	560	41.29
10.51 - 10.92	3	155,426.41	0.03	12.526	526	61.90
Total	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%

__________________

(1)

The weighted average Gross Margin of the Adjustable Rate Home Equity Loans is approximately 5.475%.

(2)

Excludes 1 Home Equity Loan for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ADJUSTABLE RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

MAXIMUM RATES OF ADJUSTABLE RATE HOME EQUITY LOANS (1)

Range of Maximum Rates (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (2)	Weighted Average Original LTV Ratio
11.25 - 11.50	1	$ 174,395.16	0.03%	5.250%	641	70.00%
12.01 - 12.50	3	916,067.79	0.18	6.954	583	91.06
12.51 - 13.00	6	1,507,544.79	0.29	5.891	629	80.31
13.01 - 13.50	114	27,561,317.01	5.28	6.451	626	77.62
13.51 - 14.00	376	85,517,851.84	16.39	6.840	623	78.72
14.01 - 14.50	330	69,959,674.86	13.41	7.307	618	80.12
14.51 - 15.00	452	91,711,861.75	17.58	7.813	606	80.66
15.01 - 15.50	322	58,514,018.27	11.21	8.288	597	80.37
15.51 - 16.00	450	72,169,780.98	13.83	8.778	584	80.05
16.01 - 16.50	280	41,522,093.97	7.96	9.284	573	81.19
16.51 - 17.00	342	46,847,253.91	8.98	9.803	556	80.27
17.01 - 17.50	118	17,840,091.48	3.42	10.152	545	78.82
17.51 - 18.00	52	5,791,605.83	1.11	10.757	539	73.54
18.01 - 18.50	14	1,634,378.43	0.31	11.228	543	75.96
19.51 - 20.00	1	59,985.41	0.01	12.730	512	80.00
20.01 - 20.12	1	60,490.00	0.01	13.120	574	54.99
Total	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%

__________________

(1)

The weighted average Maximum Rate of the Adjustable Rate Home Equity Loans is approximately 15.099%.

(2)

Excludes 1 Home Equity Loan for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ADJUSTABLE RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

NEXT INTEREST ADJUSTMENT DATES OF ADJUSTABLE RATE HOME EQUITY LOANS

Adjustment Date	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (1)	Weighted Average Original LTV Ratio
July 2006	3	$ 585,793.92	0.11%	9.187%	528	67.82%
August 2006	1	339,723.81	0.07	7.060	621	80.00
September 2006	5	1,446,921.50	0.28	7.913	605	82.03
October 2006	2	316,094.73	0.06	9.060	539	87.56
November 2006	1	126,239.48	0.02	9.150	535	90.00
March 2007	2	363,719.41	0.07	8.931	552	82.03
May 2007	1	57,684.32	0.01	8.650	556	80.00
June 2007	7	1,208,637.32	0.23	8.463	549	82.65
July 2007	4	806,913.05	0.15	7.054	606	84.52
August 2007	9	1,631,960.80	0.31	7.812	544	84.40
September 2007	13	2,344,374.90	0.45	8.114	564	83.30
October 2007	11	1,817,942.93	0.35	7.512	613	81.96
November 2007	17	2,535,451.61	0.49	8.291	571	77.97
December 2007	4	540,494.50	0.10	8.280	567	80.26
January 2008	463	85,068,023.82	16.30	7.955	598	78.66
February 2008	1,165	209,023,786.21	40.06	8.039	597	80.44
March 2008	791	146,122,106.01	28.00	8.385	595	79.32
April 2008	110	23,247,693.21	4.46	8.283	597	79.89
July 2008	1	92,622.09	0.02	8.750	539	84.55
August 2008	4	467,261.75	0.09	8.114	571	84.30
September 2008	8	863,646.02	0.17	7.848	552	78.98
October 2008	4	705,000.68	0.14	8.320	559	89.18
November 2008	4	539,493.45	0.10	7.643	569	86.37
January 2009	60	11,133,696.91	2.13	7.566	624	81.41
February 2009	91	16,473,674.43	3.16	7.711	607	79.97
March 2009	56	9,438,807.73	1.81	8.184	609	79.05
April 2009	11	2,452,278.00	0.47	7.946	619	78.72
August 2009	1	140,255.38	0.03	6.990	658	89.00
November 2010	2	247,078.43	0.05	5.924	633	75.88
February 2011	7	1,022,889.34	0.20	7.683	640	89.10
March 2011	4	628,145.74	0.12	7.689	630	85.63
Total	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%

__________________

(1)

Excludes 1 Home Equity Loan for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ADJUSTABLE RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

LOAN BALANCES OF ADJUSTABLE RATE HOME EQUITY LOANS (1)

Range of Loan Balances ($)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (2)	Weighted Average Original LTV Ratio
28,465 - 30,000	1	$ 28,464.97	0.01%	8.450%	581	85.07%
30,001 - 40,000	3	104,535.58	0.02	8.424	628	73.06
40,001 - 50,000	26	1,286,406.24	0.25	9.055	575	64.66
50,001 - 60,000	96	5,552,925.72	1.06	9.051	585	65.83
60,001 - 70,000	118	7,671,895.79	1.47	8.914	580	73.14
70,001 - 80,000	149	11,279,486.84	2.16	8.716	584	76.94
80,001 - 90,000	148	12,596,252.56	2.41	8.782	579	78.59
90,001 - 100,000	168	16,086,785.38	3.08	8.637	584	77.30
100,001 - 110,000	157	16,533,946.80	3.17	8.620	581	79.59
110,001 - 120,000	155	17,880,778.59	3.43	8.537	585	78.40
120,001 - 130,000	142	17,763,349.80	3.40	8.501	584	80.24
130,001 - 140,000	156	21,024,933.90	4.03	8.318	590	79.48
140,001 - 150,000	121	17,589,903.52	3.37	8.350	591	79.43
150,001 - 200,000	453	78,774,166.51	15.10	8.317	592	79.67
200,001 - 250,000	383	85,702,689.32	16.42	8.035	597	80.37
250,001 - 300,000	204	55,741,035.43	10.68	7.827	602	80.94
300,001 - 350,000	142	46,048,097.51	8.83	7.851	607	80.06
350,001 - 400,000	80	29,735,744.42	5.70	7.710	609	81.96
400,001 - 450,000	57	24,074,898.17	4.61	7.759	606	79.81
450,001 - 500,000	50	23,952,965.71	4.59	7.607	610	82.35
500,001 - 550,000	21	10,967,761.18	2.10	7.736	616	83.32
550,001 - 600,000	13	7,417,227.16	1.42	7.672	615	82.96
600,001 - 650,000	7	4,403,830.58	0.84	7.225	628	84.35
650,001 - 700,000	2	1,399,732.94	0.27	7.833	604	76.27
700,001 - 750,000	2	1,471,241.50	0.28	8.519	578	84.68
750,001 - 800,000	3	2,358,195.68	0.45	7.618	641	84.12
800,001 - 850,000	1	839,192.68	0.16	7.720	630	44.23
850,001 - 897,645	4	3,501,967.00	0.67	7.018	613	78.21
Total	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%

__________________

(1)

The average outstanding Loan Balance of the Adjustable Rate Home Equity Loans is approximately $182,316.

(2)

Excludes 1 Home Equity Loan for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ADJUSTABLE RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

TYPES OF MORTGAGED PROPERTIES OF ADJUSTABLE RATE HOME EQUITY LOANS

Property Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (1)	Weighted Average Original LTV Ratio
Condominium	108	$19,059,045.29	3.65%	7.924%	608	78.86%
Manufactured Housing	21	3,129,970.83	0.60	8.645	642	74.44
Other	1	59,974.45	0.01	10.180	637	35.29
PUD	304	71,235,549.40	13.65	7.961	607	80.96
Single Family	2,347	411,680,952.63	78.90	8.142	595	79.76
Townhome	67	13,663,496.24	2.62	8.084	595	81.30
Two to Four Family	14	2,959,422.64	0.57	8.485	628	72.88
Total	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%

__________________

(1)

Excludes 1 Home Equity Loan for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ADJUSTABLE RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

ORIGINAL TERMS TO MATURITY OF ADJUSTABLE RATE HOME EQUITY LOANS (1)

Range of Original Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (2)	Weighted Average Original LTV Ratio
360	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%
Total	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%

__________________

(1)

The weighted average Original Term to Maturity of the Adjustable Rate Home Equity Loans is approximately 360 months.

(2)

Excludes 1 Home Equity Loan for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ADJUSTABLE RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

REMAINING TERMS TO MATURITY OF ADJUSTABLE RATE HOME EQUITY LOANS (1)

Range of Remaining Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (2)	Weighted Average Original LTV Ratio
343 - 360	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%
Total	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%

__________________

(1)

The weighted average Remaining Term to Maturity of the Adjustable Rate Home Equity Loans is approximately 359 months.

(2)

Excludes 1 Home Equity Loan for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ADJUSTABLE RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

SEASONING OF ADJUSTABLE RATE HOME EQUITY LOANS (1)

Range of Seasoning (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (2)	Weighted Average Original LTV Ratio
0	978	$183,493,338.99	35.17%	8.351%	597	79.39%
1 - 12	1,881	337,988,767.28	64.78	7.982	598	80.10
13 - 17	3	306,305.21	0.06	9.056	550	84.61
Total	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%

__________________

(1)

The weighted average Seasoning of the Adjustable Rate Home Equity Loans is approximately 1 month.

(2)

Excludes 1 Home Equity Loan for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ADJUSTABLE RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

OCCUPANCY STATUS OF ADJUSTABLE RATE HOME EQUITY LOANS

Occupancy Status	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (1)	Weighted Average Original LTV Ratio
Investor Owned	29	$ 2,912,373.47	0.56%	9.947%	609	70.69%
Owner Occupied	2,818	516,656,074.39	99.02	8.099	597	79.97
Second Home	15	2,219,963.62	0.43	9.016	612	65.33
Total	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%

__________________

(1)

Excludes 1 Home Equity Loan for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ADJUSTABLE RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

LIEN POSITIONS OF ADJUSTABLE RATE HOME EQUITY LOANS

Lien Position	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (1)	Weighted Average Original LTV Ratio
First Lien	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%
Total	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%

__________________

(1)

Excludes 1 Home Equity Loan for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ADJUSTABLE RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

DOCUMENTATION TYPES OF ADJUSTABLE RATE HOME EQUITY LOANS (1)

Documentation Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (2)	Weighted Average Original LTV Ratio
Full Documentation	2,400	$416,951,225.77	79.91%	8.115%	589	81.05%
Limited Documentation	78	18,822,230.91	3.61	8.060	624	76.21
NIV	384	86,014,954.80	16.48	8.112	633	74.87
Total	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%

______________________

(1)

We refer you to “THE SPONSOR, THE SELLER AND THE SERVICER—Underwriting Guidelines Applicable to the Home Equity Loans” in the base prospectus for a description of CHEC’s documentation programs.

(2)

Excludes 1 Home Equity Loan for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ADJUSTABLE RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

CREDIT GRADES OF ADJUSTABLE RATE HOME EQUITY LOANS (1)

Credit Grade	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (2)	Weighted Average Original LTV Ratio
A+	559	$117,624,431.09	22.54%	7.366%	640	79.79%
A1	1,107	213,114,262.26	40.84	7.759	613	80.16
A2	756	122,564,453.55	23.49	8.662	560	82.38
B	320	50,559,745.15	9.69	9.399	538	76.13
C1	64	9,210,128.56	1.77	9.800	557	71.21
C2	48	7,688,964.34	1.47	10.112	537	66.78
F	8	1,026,426.53	0.20	8.118	575	81.04
Total	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%

__________________

(1)

We refer you to “THE SPONSOR, THE SELLER AND THE SERVICER—Underwriting Criteria of the Seller” in the base prospectus for a description of CHEC’s credit grades and underwriting criteria.

(2)

Excludes 1 Home Equity Loan for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ADJUSTABLE RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

ORIGINAL CREDIT SCORES OF ADJUSTABLE RATE HOME EQUITY LOANS (1)

Range of Original Credit Scores (2)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score	Weighted Average Original LTV Ratio
Not Available(3)	1	$ 69,158.82	0.01%	6.500%	N/A	80.49%
451 - 475	2	97,707.23	0.02	10.822	460	67.00
476 - 500	20	3,375,744.68	0.65	9.793	495	68.62
501 - 525	253	39,106,544.88	7.49	9.395	514	76.78
526 - 550	438	71,951,796.74	13.79	8.834	538	81.82
551 - 575	415	66,257,629.08	12.70	8.415	563	81.58
576 - 600	531	93,860,107.59	17.99	7.962	589	80.58
601 - 625	471	91,837,428.22	17.60	7.727	613	79.40
626 - 650	375	78,589,098.27	15.06	7.636	638	78.77
651 - 675	197	43,368,939.63	8.31	7.604	661	78.91
676 - 700	91	20,081,205.29	3.85	7.519	686	79.88
701 - 725	35	6,537,321.49	1.25	7.566	712	80.59
726 - 750	18	3,802,254.14	0.73	7.693	737	80.09
751 - 775	12	2,350,474.29	0.45	7.381	761	78.34
776 - 800	3	503,001.13	0.10	7.979	790	78.34
Total	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%

__________________

(1)

The weighted average Original Credit Score of the Adjustable Rate Home Equity Loans (excluding 1 Home Equity Loans for which a credit score is not available) is approximately 597.

(2)

The statistical credit score based on the borrower’s historical credit data obtained by the originator of the Home Equity Loan through one or more of the three major credit bureaus in connection with the origination of the Home Equity Loan.

(3)

The Home Equity Loans indicated as having a credit score that is “Not Available” is a Home Equity Loans where no credit score can be obtained for the related borrower.

PRODUCT TYPES OF ADJUSTABLE RATE HOME EQUITY LOANS

Product Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (2)	Weighted Average Original LTV Ratio
2/28 ARM (1)	2,153	$354,139,919.08	67.87%	8.358%	584	79.35%
2/28 ARM 40/30 Balloon	237	64,868,168.57	12.43	7.583	623	80.88
2/28 ARM IO	208	55,997,103.65	10.73	7.420	642	81.31
3/27 ARM (1)	172	25,497,196.45	4.89	8.057	595	80.59
3/27 ARM 40/30 Balloon	32	7,744,925.63	1.48	7.287	625	77.94
3/27 ARM IO	36	8,959,309.98	1.72	7.579	637	81.56
5/25 ARM	14	2,038,368.89	0.39	7.424	637	86.42
6 month ARM	10	2,543,419.23	0.49	8.203	583	78.72
Total	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%

__________________

(1)

Excluding IO ARMs and Balloon.

(2)

Excludes 1 Home Equity Loan for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ADJUSTABLE RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

PREPAYMENT PENALTIES OF ADJUSTABLE RATE HOME EQUITY LOANS

Prepayment Penalty	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (1)	Weighted Average Original LTV Ratio
0	1,390	$227,793,099.24	43.66%	8.466%	595	79.34%
12	76	22,324,465.43	4.28	7.683	632	80.59
24	373	71,701,965.04	13.74	7.785	605	81.34
36	1,023	199,968,881.77	38.32	7.876	593	79.82
Total	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%

__________________

(1)

Excludes 1 Home Equity Loan for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ADJUSTABLE RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

PURPOSE OF ADJUSTABLE RATE HOME EQUITY LOANS

Purpose	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Coupon Rate	Weighted Average Original Credit Score (1)	Weighted Average Original LTV Ratio
Cash-Out Refinance	1,875	$329,992,464.05	63.24%	8.181%	589	78.39%
N/A	68	12,149,524.53	2.33	8.352	594	80.08
Purchase	447	90,132,299.65	17.27	7.833	627	82.12
Rate/Term Refinance	472	89,514,123.25	17.16	8.111	599	82.94
Total	2,862	$521,788,411.48	100.00%	8.113%	597	79.85%

__________________

(1)

Excludes 1 Home Equity Loan for which a credit score is not available.  We refer you to the “ORIGINAL CREDIT SCORES OF ADJUSTABLE RATE HOME EQUITY LOANS” table for further information with respect to the original credit scores.

Pool Delinquency Experience

None of the Home Equity Loans to be transferred to the issuing entity will be in loss, foreclosure or REO status, and none of such Home Equity Loans will be more than 60 days delinquent..

The following tables set forth certain information regarding delinquency with respect to the Home Equity Loans as of the Statistical Calculation Date.

Fixed Rate Home Equity Loans

	Number of Home Equity Loans	Percentage	Statistical Calculation Date Loan Balance	Percentage
Total Home Equity Loans	2,637	100.00%	$283,353,049.96	100.00%
Delinquency
0-29 days	2,577	97.72%	$279,028,688.41	98.47%
30-59 days	60	2.28%	$4,324,361.55	1.53%

Adjustable Rate Home Equity Loans

	Number of Home Equity Loans	Percentage	Statistical Calculation Date Loan Balance	Percentage
Total Home Equity Loans	2,862	100.00%	$521,788,411.48	100.00%
Delinquency
0-29 days	2,755	96.26%	$503,320,030.76	96.46%
30-59 days	107	3.74%	$18,468,380.72	3.54%

Total Home Equity Loans

	Number of Home Equity Loans	Percentage	Statistical Calculation Date Loan Balance	Percentage
Total Home Equity Loans	5,499	100.00%	$805,141,461.44	100.00%
Delinquency
0-29 days	5,332	96.96%	$782,348,719.17	97.17%
30-59 days	167	3.04%	$22,792,742.27	2.83%

The following tables set forth certain historical information regarding delinquency with respect to the Home Equity Loans as of the Statistical Calculation Date.

30-59 Days Delinquent

Times 30-59 days (times)	Number of Home Equity Loans	Percentage	Principal Balance Outstanding as of the Statistical Calculation Date	Percentage of Aggregate Principal Balance Outstanding as of the Statistical Calculation Date
0	5,382	97.87%	$793,037,818.71	98.50%
1	71	1.29%	$7,079,708.03	0.88%
2	26	0.47%	$3,296,630.10	0.41%
3	13	0.24%	$1,269,189.12	0.16%
4	4	0.07%	$354,852.01	0.04%
5	2	0.04%	$60,231.52	0.01%
7	1	0.02%	$43,031.95	0.01%

60-89 Days Delinquent

Times 60-89 days (times)	Number of Home Equity Loans	Percentage	Principal Balance Outstanding as of the Statistical Calculation Date	Percentage of Aggregate Principal Balance Outstanding as of the Statistical Calculation Date
0	5,472	99.51%	$802,311,141.96	99.65%
1	24	0.44%	$2,493,293.51	0.31%
2	2	0.04%	$277,346.88	0.03%
3	1	0.02%	$59,679.09	0.01%

No Home Equity Loan has been delinquent more than 90 days since origination, other than 17 Home Equity Loans, representing approximately 0.22% of the aggregate Loan Balance of the Home Equity Loans as of the Statistical Calculation Date.

Delinquent

A home equity loan is considered “delinquent” by CHEC if any payment due thereon is not made by the borrower by the close of business on the related due date.  A home equity loan is “30 days delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month.  Similarly for “60 days delinquent,” “90 days delinquent” and so on.

Charge-offs and Uncollectible Accounts

From time to time, the servicer will make determinations, in good faith, regarding the ultimate recoverability with respect to any delinquent home equity loan.  A charge-off will only be taken in the event that the servicer determines that all efforts to satisfy the debt obligation have been exhausted and that it has received all cash payments and recoveries that are reasonably deemed recoverable and no reasonable recourse remains for the servicer.  The servicer’s strategy with regard to charge-offs is to minimize the loss on a delinquent home equity loan.

Grace Period

CHEC considers a borrower as current on the home equity loan if the payment is received within an applicable grace period of the loan, which typically ranges between five and 15 calendar days of the relevant due date.  In general, collection efforts begin when a borrower becomes five calendar days past due.  CHEC uses behavior scoring to guide its pre-30-day collection efforts.

Deferment

CHEC may offer a deferment of payments to a borrower who becomes delinquent and is experiencing short-term financial difficulties if the borrower demonstrates the desire to remain in the home and the ability to make payments under the terms of the loan.  Only one deferment may be granted in a 12-month period and not more than three deferments may be granted during the life of a loan.

The deferred loans are brought current for delinquency reporting purposes and the deferred portion of the payments will be recovered at loan maturity, payoff or, if sufficient liquidation proceeds are collected, default of the home equity loan.  The maturity date of the loan is not modified in connection with the deferment.

Modification

CHEC may agree to any modification, waiver or amendment of any provision of any home equity loan if, in its good faith judgment, such modification, waiver or amendment would minimize the loss that might otherwise be experienced with respect to the loan, and then only in the event a payment default with respect to the loan is reasonably foreseeable by CHEC.  However, with respect to loans held in CHEC-sponsored term securitizations, no such modification, waiver or amendment may extend the maturity date of the loan beyond the date that is six months after the latest final scheduled distribution date of all the classes of offered securities of the related trust fund that remain outstanding.  Modifications are analyzed and considered based on documented hardship or other financial circumstances of the borrower precipitating an adjustment in payment.  Modifications may include a limited periodic reduction in the monthly payment required from the borrower.  In addition, CHEC may modify, waive or amend any provision of a home equity loan if required to do so by statute or a court of competent jurisdiction.

Partial Payments

CHEC considers a borrower as current under the terms of the home equity loan if the payment received equals at least 95% of the payment due.  The payment shortage (up to 5%) will be advanced by CHEC and tracked as a servicer advance.  If the payment shortage is not repaid by the borrower in a subsequent month, it will be recovered at payoff, loan maturity or, if sufficient liquidation proceeds are collected, default of the home equity loan.  If the payment received equals less than 95% of the payment due, the received payment will be recorded as a partial payment and the borrower will be reported as delinquent.

Servicing Portfolio Data

The following table sets forth information regarding the size, composition and growth of CHEC’s servicing portfolio:

	As of March 31,
CHEC Servicing Portfolio	2002	2003	2004	2005	2006
	($ in millions)
Non Prime Mortgage Loans(1) (2)	$3.28	$4.64	$6.50	$7.91	$6.87
Growth Rate	85%	41%	40%	22%	(13)%
Non Prime Mortgage Loans— Serviced for Others(1) (3)	$1.09	$0.84	$0.64	$1.40	$3.68
Growth Rate	(27)%	(23)%	(24)%	119%	163%
Total Serviced Portfolio	$4.37	$5.48	$7.14	$9.31	$10.55
Growth Rate	34%	25%	30%	30%	13%

__________

(1)

A non prime mortgage loan is a loan that is non-conforming in nature and typically offered at a rate above the rate for prime loans to individuals who typically have impaired or limited credit histories and do not qualify for prime rate loans.

(2)

Includes loans originated or acquired, and serviced, by CHEC that are held (a) in CHEC-sponsored term securitizations, (b) in the Harwood Street Funding II, LLC home equity loan warehouse or (c) in CHEC’s inventory.

(3)

Includes loans originated or acquired by CHEC, which CHEC has sold in whole-loan sale transactions to unaffiliated parties on a servicing-retained basis.

Origination Portfolio Data

The following table sets forth information regarding the size, composition and growth of CHEC’s origination portfolio:

	As of March 31,
CHEC Origination Portfolio	2002	2003	2004	2005	2006
	($ in millions)
Total Originations(1)	$2,092.4	$2,506.2	$3,920.7	$5,276.3	$5,975.6
Growth Rate	22%	20%	56%	35%	13%

__________

(1)

CHEC’s origination portfolio consists entirely of non prime mortgage loans.  A non prime mortgage loan is a loan that is non-conforming in nature and typically offered at a rate above the rate for prime loans to individuals who typically have impaired or limited credit histories and do not qualify for prime rate loans.

Static Pool Information

Information concerning static pool performance data of previous term securitizations of the sponsor is available on the sponsor’s website at www.centexhomeequity.com/staticpool.  At this website, static pool performance data of the sponsor’s previous term securitizations will be presented in the form of published charts.  We caution you that the Home Equity Loans to be transferred to the issuing entity may not perform in a similar manner to the home equity loans in other trusts.

The following information included in the website is not deemed to be a part of this free writing prospectus, the base prospectus or a part of the registration statement filed with the SEC to which this free writing prospectus relates:

·

with respect to information regarding the sponsor’s prior securitized pools, information regarding prior securitized pools that were established before January 1, 2006; and

·

with respect to information regarding the Home Equity Loans to be transferred to the issuing entity, information about the Home Equity Loans for periods prior to January 1, 2006.

ADDITIONAL INFORMATION CONCERNING THE SPONSOR, THE SELLER AND THE SERVICER

General

The sponsor, seller and servicer, Centex Home Equity Company, LLC, a Delaware limited liability company, which we sometimes refer to as “CHEC,” is a sub-prime mortgage lender formed in 1994 that engages in originating primarily non-conforming home equity loans, through five major origination sources.  The sponsor was originally named Nova Credit Corporation and was headquartered in Denver, Colorado.  In the first calendar quarter of 1997, the sponsor’s operations were moved to Dallas, Texas and the sponsor underwent a reorganization and the hiring of a new management team. In April 1997, the sponsor’s name was changed to Centex Credit Corporation.  In September of 2001, the sponsor merged into its wholly-owned subsidiary, Centex Home Equity Company, LLC, a Delaware limited liability company, with Centex Home Equity Company, LLC becoming the surviving entity.  CHEC is a wholly-owned subsidiary of Centex Financial Services, LLC, a financial services subsidiary of Centex Corporation, headquartered in Dallas, Texas.  Centex Corporation is a publicly traded, diversified company with a market capitalization of approximately $6.7 billion and is primarily engaged in the home building, financial services and construction services industries.  CHEC is also affiliated with CTX Mortgage Company, LLC, a Delaware limited liability company, which originates home mortgage loans conforming to the guidelines of the Federal National Mortgage Association, referred to as Fannie Mae, and the Federal Home Loan Mortgage Corporation, referred to as Freddie Mac.  Since inception, the sponsor has focused on lending to individuals who have substantial equity in their homes but have impaired or limited credit histories.  The sponsor’s home equity loans to these borrowers are made for many purposes such as debt consolidation, refinancing, home improvement and educational expenses. Substantially all of the sponsor’s home equity loans are secured by first or second mortgage liens on one- to four-family residences, and have amortization schedules ranging from 5 to 40 years.

CHEC is currently licensed to do business in 48 states and employs approximately 2,200 people located in 82 offices in 30 states.  CHEC originates home equity loans through its retail branch network of 71 branch offices located in 29 states.  In addition, CHEC originates home equity loans through a broker referral network from four division offices with a total of 17 regions.  A third production source for CHEC is referral of home equity loans from its affiliate conforming mortgage company, CTX Mortgage Company, LLC.  A fourth source of origination of home equity loans for CHEC is purchases of loans from wholesale sources approved by CHEC.  The final source of origination of home equity loans is CHEC’s direct sales unit which sources loans through telemarketing and direct mail efforts.  CHEC’s strategy is to utilize these origination channels to generate growth in the volume of the home equity loans originated while diversifying sources of the home equity loans and maintaining emphasis on its underwriting standards.

For additional information relating to CHEC, see “THE SPONSOR, THE SELLER AND THE SERVICER—General” in the base prospectus, attached hereto as Appendix I.

Underwriting Guidelines Applicable to the Home Equity Loans

The Pre-Underwriting Process. CHEC’s home equity loan application process is conducted by CHEC’s branch officers and approved mortgage brokers who compile information necessary for CHEC’s underwriting department to evaluate the home equity loan.  The approval process is generally coordinated over the telephone with applications and credit reports obtained by branch processors or brokers and usually sent by facsimile transmission to the processing department at one of CHEC’s offices.  Branch personnel communicate with CHEC’s centralized underwriting staff, located in Lewisville, Texas, Denver, Colorado and Tempe, Arizona, which consists of approximately 31 underwriters.  CHEC also employs 23 other underwriters in four wholesale offices, which have loan approval authority on a limited basis.  Branch operation personnel review the applicant’s credit history, based on the information contained in the application as well as reports available from credit reporting bureaus, to see if the credit history is acceptable given CHEC’s underwriting guidelines.  A credit report from one approved repository is required for pre-approval and one preferred credit bureau report or two credit reports are required prior to underwriting review.  These credit reports are the primary means utilized to verify each borrower’s mortgage and other debt payment histories. Based on this review, the proposed terms of the home equity loan are then communicated to the branch officer or broker responsible for the application who in turn discusses the proposal with the home equity loan applicant.  If the applicant accepts the proposed terms, a branch officer or broker will gather additional information necessary for the underwriting, closing and funding of the loan.

The Standard Non-Conforming Program. The home equity loans were originated under, or, if acquired by CHEC from wholesale sources, were reunderwritten to comply with, CHEC’s Standard Non-Conforming Program.  The Standard Non-Conforming Program is applicable to residential loans which, for credit reasons, do not conform to “traditional lenders” underwriting guidelines comparable to those employed by savings and loans and commercial banks.  The sponsor began underwriting home equity loans in accordance with the Standard Non-Conforming Program in May 1997.

CHEC’s underwriting standards under the Standard Non-Conforming Program are primarily intended to assess the creditworthiness of the mortgagor and the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the home equity loan.  While CHEC’s primary consideration in underwriting a home equity loan is the borrower’s employment stability and debt-to-income ratio, the condition and value of the mortgaged property relative to the amount of the home equity loan is another critical factor.  In addition, it also considers, among other things, a mortgagor’s credit history and repayment ability, as well as the type and use of the mortgaged property.

CHEC currently employs approximately 54 underwriters and has its underwriting functions primarily centralized in its Louisville, Texas location.  CHEC does not delegate underwriting authority to any broker or correspondent lender. CHEC’s underwriting department functions independently of its mortgage origination departments.  Underwriters are compensated on a salary basis, and not through commissions.

CHEC’s policy is that every home equity loan is reviewed and approved by an underwriter with assigned approval authorities. Home equity loans exceeding those authorities require a second approval, generally from a manager of underwriting or an underwriting vice president.

CHEC has established classifications with respect to the credit profile of the applicant, and each loan is placed into one of seven ratings “A+” through “D”. Terms of loans made by CHEC as well as maximum loan-to-value ratios and debt-to-income ratios vary depending on the classification of the applicant. Home equity loan applicants with less favorable credit ratings are generally offered home equity loans with higher interest rates and lower loan-to-value ratios than applicants with more favorable credit ratings.

The home equity loans underwritten under CHEC’s Standard Non-Conforming Program are fixed and adjustable rate loans.  Except for balloon loans and interest only loans, the fixed rate home equity loans originated by CHEC have amortization schedules ranging from 5 to 40 years, and generally require equal monthly payments that are due as of a scheduled day of each month which is fixed at the time of origination.  The fixed rate balloon loans originated by CHEC generally provide for scheduled amortization over 30 or 40 years, with a maturity date and a balloon payment at the end of the 15th or 30th year.  CHEC originates adjustable rate mortgage (ARM) loan products called six-month ARMs, 2/28 ARMs, 3/27 ARMs or 5/25 ARMs, each of which bear interest at rates which adjust based on the six-month (or, in the case of the 5/25 ARMs, one-year) London interbank offered rate, or LIBOR, with the initial rate adjustment date being either six months, 24 months, 36 months or 60 months after the date of origination of the loan, respectively.  The six-month ARMs amortize over 15 to 30 years, adjust every six months and allow for a maximum periodic rate adjustment of 1.50%.  The maximum adjustment over the life of a six-month ARM is capped at 7.00% above the initial interest rate of the loan and the minimum interest rate is generally equal to the initial interest rate.  The 2/28 and the 3/27 ARMs amortize over 30 or 40 years, have an initial interest rate adjustment date which is 24 months or 36 months, respectively, after the date of origination and allow for a maximum rate adjustment on the initial interest rate adjustment date of 3.00%.  After the initial rate adjustment date, the 2/28 ARMs and the 3/27 ARMs adjust every six months, allow for a maximum periodic rate adjustment of 1.50%, have a lifetime cap on interest rate adjustments of 7.00% above the initial interest rate of the loan and allow for a minimum rate generally equal to the initial interest rate of the loan.  Certain of CHEC’s fixed, 2/28 ARM and 3/27 ARM loans contain an interest only feature whereby the mortgagor initially makes monthly payments of interest only on the outstanding balance.  At the expiration of this interest only period, the mortgagor makes monthly payments of principal and interest sufficient to fully repay the loan over the remaining term.  The 5/25 ARMs amortize over 30 years, have an initial interest rate adjustment date which is 60 months after the date of origination and allow for a maximum rate adjustment on the initial interest rate adjustment date of 2.00%.  After the initial rate adjustment date, the 5/25 ARMs adjust every 12 months, allow for a maximum periodic rate adjustment of 2.00%, have a lifetime cap on interest rate adjustments of 6.00% above the initial interest rate of the loan and allow for a minimum rate generally equal to the initial interest rate of the loan.

The principal amounts of the home equity loans originated by CHEC generally range from a minimum of $5,000 to a maximum of $1,000,000. The collateral securing loans originated by CHEC are generally one- to four-family residences, including condominiums, townhomes and manufactured housing treated as real property under applicable state law. These properties may or may not be occupied by the owner. It is CHEC’s policy not to accept commercial properties, mixed-use properties or unimproved land as collateral. Rural property requires a 5% reduction in loan-to-value ratio. Second mortgages require a 5% reduction in loan-to-value ratio on owner occupied property. CHEC generally does not originate second lien home equity loans where any senior mortgage lien allows for open-end advances or negative amortization, is a private party mortgage or has shared appreciation provisions.

CHEC has established a “piggyback” program under which CHEC may originate a first and second lien home equity loan with the same borrower and secured by the same property simultaneously. Under the “piggyback” program, the loan-to-value ratio of the first mortgage must meet standard “A+”, “A-1” or “A-2” product guidelines. The second mortgage is allowed a combined loan-to-value ratio of up to 100%. Under the program, second mortgages must meet, in addition to standard program requirements, certain other requirements, including a maximum loan size of $150,000, a maximum loan term of 360 months, collateral consisting of a single family owner occupied property, “Full Documentation” from the borrower as described below and an “A-2” or better credit standard.

The home equity loans underwritten under the Standard Non-Conforming Program are underwritten pursuant to the “Full Documentation” residential loan program, the “Limited Documentation” residential loan program or the “Stated Income” residential loan program.  Under each of these programs, CHEC reviews the home equity loan applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant’s ability to repay the home equity loan, reviews the type and use of the property being financed and reviews the property for compliance with CHEC’s standards.  In determining an applicant’s ability to repay a six-month ARM, CHEC uses a qualifying rate equal to six-month LIBOR plus a margin.  In determining an applicant’s ability to repay a 2/28 ARM, a 3/27 ARM or a 5/25 ARM, CHEC uses a qualifying rate equal to six-month LIBOR plus a margin, minus a percentage amount up to 3.50%.  It is CHEC’s policy for its underwriting process to consist of a thorough credit review and a thorough appraisal review on each home equity loan by its underwriting department.  In addition, CHEC performs a separate appraisal review by its appraisal review department on home equity loans not appraised by a CHEC preferred appraisal management company and loans considered to be higher risk loans.  These higher risk loans include Limited Documentation Program loans, Stated Income Program loans, loans secured by multi-unit properties, loans secured by non-owner occupied collateral, loans with higher loan-to-value ratios, loans involving non-approved appraisers and loans with higher loan amounts.  Finally, CHEC performs a full compliance review to ensure that all documents have been properly prepared, all applicable disclosures given in a timely fashion and all federal and state regulations properly complied with.  Appraisals are performed by third party, independent, fee-based, state-licensed appraisers generally approved by CHEC’s staff appraiser and generally conforming to current Fannie Mae and/or Freddie Mac secondary market requirements for residential property appraisals.  Each appraisal includes, among other things, an inspection of the interior and exterior of the subject property and data from sales within the same general location as the subject property where available.

For additional information relating to CHEC’s underwriting guidelines, see “THE SPONSOR, THE SELLER AND THE SERVICER—Underwriting Guidelines Applicable to the Home Equity Loans” in the base prospectus, attached hereto as Appendix I.

The Sponsor’s Securitization Program

As of April 26, 2006, CHEC was exceeding certain “servicer termination test” triggers on five “wrapped” transactions.  Although CHEC has received no notification of any intent to remove or replace it as servicer on any of these transactions, there can be no assurance that an insurer will not act to remove or replace CHEC as servicer with respect to any “wrapped” transaction as to which CHEC is exceeding “servicer termination test” triggers.  We refer you to “RISK FACTORS—Recent Developments” in this free writing prospectus for additional information.

For additional information relating to the sponsor’s securitization program, see “THE SPONSOR, THE SELLER AND THE SERVICER—The Sponsor’s Securitization Program” in the base prospectus, attached hereto as Appendix I.

PREPAYMENT AND YIELD CONSIDERATIONS

The rate of principal payments on each class of Offered Certificates, the aggregate amount of distributions on each class of Offered Certificates and the yield to maturity of each class of Offered Certificates will be related to the rate and timing of payments of principal on the Home Equity Loans. The rate of principal payments on the Home Equity Loans will in turn be affected by the amortization schedules of the Home Equity Loans, by the rate of principal prepayments on the Home Equity Loans (including for this purpose prepayments resulting from refinancings of the loans or liquidations of the loans due to defaults, casualties, condemnations and repurchases by CHEC or purchases by the servicer of delinquent Home Equity Loans) and by realized losses on the Home Equity Loans.  Certain of the Home Equity Loans may be prepaid by the borrowers at any time without penalty.  Certain of the Home Equity Loans are subject to penalties for prepayments.

Prepayments

Prepayments, liquidations and purchases of the Home Equity Loans (including any optional purchase by the servicer of a delinquent Home Equity Loan and the optional purchase of all the Home Equity Loans by an affiliate of the servicer in connection with the affiliate’s clean-up call option) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Home Equity Loans. Since the rate of payment of principal of the Home Equity Loans will depend on future events and a variety of factors, no assurance can be given as to the rate or timing of principal prepayments. The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which an Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments on the Offered Certificate is sensitive to prepayments, liquidations and purchases of the Home Equity Loans.

The rate of prepayment on the Home Equity Loans cannot be predicted.  As of the Statistical Calculation Date, approximately 44.24% of the aggregate outstanding Loan Balance of the Fixed Rate Home Equity Loans and approximately 43.66% of the aggregate outstanding Loan Balance of the Adjustable Home Equity Loans may be prepaid in whole or in part at any time without penalty. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Home Equity Loans may experience a higher rate of prepayment than traditional mortgage loans. The prepayment experience of the issuing entity with respect to the Home Equity Loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity loans. All of the Home Equity Loans will contain “due-on-sale” provisions, and the servicer is required by the Pooling Agreement to enforce the provisions, unless the enforcement is not permitted by applicable law or the servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Home Equity Loan. The enforcement of a “due-on-sale” provision will have the same effect as a prepayment of the related Home Equity Loan. The rate of prepayment of the Home Equity Loans may also be affected by the extent to which the Home Equity Loans provide for the payment of a penalty in connection with a prepayment and the amount of the penalty.

We refer you to “CERTAIN LEGAL ASPECTS OF THE HOME EQUITY LOANS—Due-on-Sale Clauses in Home Equity Loans” in the base prospectus for more detail.

As with fixed rate obligations generally, the rate of prepayment on a pool of home equity loans with fixed rates, including the Fixed Rate Home Equity Loans, is affected by prevailing market rates for home equity loans of a comparable term and risk level.  When the market interest rate is below the mortgage coupon, borrowers may have an increased incentive to refinance their home equity loans. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.  The prepayment behavior of the 2/28, 3/27 and 5/25 adjustable rate loans may differ from that of the other Home Equity Loans.  As a 2/28, 3/27 or 5/25 adjustable rate loan approaches its initial adjustment date, the borrower may become more likely to refinance the loan to avoid an increase in the coupon rate, even if fixed rate loans are only available at rates that are slightly lower or higher than the coupon rate before adjustment.  The existence of the applicable periodic rate cap, lifetime cap and lifetime floor also may affect the likelihood of prepayments resulting from refinancings. As is the case with conventional fixed rate home equity loans, adjustable rate home equity loans may be subject to a greater rate of principal prepayments in a declining interest rate environment.  For example, if prevailing interest rates fall significantly, adjustable rate home equity loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate home equity loans at competitive rates may encourage borrowers to refinance their adjustable rate home equity loans to “lock in” a lower fixed interest rate.  However, no assurance can be given as to the level of prepayments that the Home Equity Loans will experience.

Furthermore, with respect to up to 10% of the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date, the Depositor may deliver all or a portion of each related mortgage file to the trustee or the custodian on behalf of the trustee no later than 20 days after the Closing Date.  Should the Seller fail to deliver all or a portion of any mortgage file to the Depositor or other designee of the Depositor or, at the Depositor’s direction, to the trustee or the custodian on behalf of the trustee, within that period, the Seller will be required (i) to use its best efforts to deliver a replacement Home Equity Loan satisfying the criteria specified in the Pooling Agreement for the related delayed delivery Home Equity Loan or (ii) if no such replacement Home Equity Loan has been delivered within the time period specified in the Pooling Agreement, to repurchase the related delayed delivery Home Equity Loan.  Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Home Equity Loans.

In addition, the time at which the clean-up call option may first be exercised will be affected by prepayments on all of the Home Equity Loans.

Projected Yields

Excess Interest (as defined in “DESCRIPTION OF THE CERTIFICATES—Glossary” below) for the Home Equity Loans will be distributed in reduction of the Certificate Principal Balance of the Offered Certificates then entitled to distributions of principal on each Distribution Date to the extent that the then required overcollateralization amount exceeds the actual overcollateralization amount.  If purchased at a premium or a discount, the yield to maturity on an Offered Certificate will be affected by the rate at which the Excess Interest for the Home Equity Loans is distributed in reduction of the applicable Certificate Principal Balance of the Offered Certificates.  If the actual rate of the Excess Interest distribution is slower than the rate anticipated by an investor who purchases an Offered Certificate, and particularly a Subordinate Certificate, at a discount, the actual yield to the investor will be lower than the investor’s anticipated yield. If the actual rate of the Excess Interest distribution is faster than the rate anticipated by an investor who purchases an Offered Certificate at a premium, the actual yield to the investor will be lower than the investor’s anticipated yield. The amount of Excess Interest available for distribution on any Distribution Date will be affected by the actual amount of interest received, advanced, collected or recovered in respect of the Home Equity Loans during the related remittance period and the amount will be influenced by changes in the weighted average of the coupon rates of the Home Equity Loans resulting from prepayments and liquidations.  The amount of Excess Interest distributions applied in reduction of the Certificate Principal Balance of the Offered Certificates on each Distribution Date will be based on the then required overcollateralization amount. Once the required level of overcollateralization is reached, the application of Excess Interest to accelerate overcollateralization will cease, unless necessary to maintain the required overcollateralization amount.

We refer you to “DESCRIPTION OF THE CERTIFICATES—Credit Enhancement—Overcollateralization Resulting from Cash Flow Structure” in this free writing prospectus for more detail.

Subordinate Certificates

The Subordinate Certificates provide credit enhancement for the Senior Certificates and may absorb losses on all of the Home Equity Loans.  The weighted average lives of, and the yields to maturity on, the Subordinate Certificates, in reverse order of their relative payment priorities, will be progressively more sensitive to the rate and timing of borrower defaults and the severity of ensuing losses on the Home Equity Loans.  If the actual rate and severity of losses on the Home Equity Loans is higher than those assumed by a holder of a Subordinate Certificate, the actual yield to maturity on the holder’s certificate may be lower than the yield expected by the holder based on that assumption.  Realized Losses on the Home Equity Loans will reduce the Certificate Principal Balance of the class of Subordinate Certificates then outstanding with lowest relative payment priority if and to the extent that the aggregate of the Certificate Principal Balances of all classes of Certificates, following all distributions on a Distribution Date, exceeds the aggregate principal balance of the Home Equity Loans.  As a result of these reductions, less interest will accrue on that class of Subordinate Certificates than otherwise would be the case, except to the extent that the Certificate Principal Balance of such class of Subordinate Certificates is subsequently increased by any Recoveries.

In addition, the Subordinate Certificates will not be entitled to any principal distributions prior to the Stepdown Date or during the continuation of a Trigger Event, unless the Certificate Principal Balances of all of the Certificates with a higher relative payment priority have been paid in full.  Because of the disproportionate distribution of principal to the Senior Certificates, depending on the timing of Realized Losses, defaults and delinquencies on the Home Equity Loans, the weighted average lives of the Subordinate Certificates may be longer than would otherwise be the case.

Weighted Average Lives

Generally, greater than anticipated prepayments of principal will increase the yield on Offered Certificates purchased at a price less than par and will decrease the yield on Offered Certificates purchased at a price greater than par. In general, the earlier prepayments of principal occur on the Home Equity Loans, the greater the effect on the yields of the Offered Certificates.  The effect on an investor’s yield due to principal prepayments on the Home Equity Loans occurring at a rate that is faster (or slower) than the rate anticipated by the investor in the period immediately following the issuance of the Offered Certificates will not be entirely offset by a subsequent like reduction (or increase) in the rate of principal payments.  The weighted average lives of the Offered Certificates will also be affected by the amount and timing of delinquencies and defaults on the Home Equity Loans and the recoveries, if any, on defaulted Home Equity Loans and foreclosed properties.

The “weighted average life” of a Certificate refers to the average amount of time that will elapse from the date of issuance to the date each dollar in respect of principal of the Certificate is repaid. The weighted average life of any class of the Offered Certificates will be influenced by, among other factors, the rate at which principal payments are made on the Home Equity Loans, including final payments made upon the maturity of Home Equity Loans for which the related monthly payments are insufficient to fully amortize the Home Equity Loans (“Balloon Loans”).

Prepayments of home equity loans are commonly measured relative to a prepayment standard or model. The prepayment model used with respect to the Fixed Rate Home Equity Loans is 115% Fixed Rate Mortgage PPC (“Fixed Rate Mortgage PPC”).  100% Fixed Rate Mortgage PPC assumes a constant prepayment rate (“CPR”) of 4% per annum of the then outstanding principal balance of the Fixed Rate Home Equity Loans in the first month of the life of the Fixed Rate Home Equity Loans and an additional 1.455% (precisely 16/11%) per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the Fixed Rate Home Equity Loans, 100% Fixed Rate Mortgage PPC assumes a CPR of 20% per annum of the outstanding principal balance of the Fixed Rate Home Equity Loans each month.

The prepayment model used with respect to the Adjustable Rate Home Equity Loans is 100% Adjustable Rate Mortgage PPC (“Adjustable Rate Mortgage PPC” and, together with Fixed Rate Mortgage PPC, the “Prepayment Assumption”).  100% Adjustable Rate Mortgage PPC assumes a CPR of 2% per annum of the outstanding principal balance of the Adjustable Rate Home Equity Loans in the first month of the life of the Adjustable Rate Home Equity Loans and an additional 2.545% (precisely 28/11%) in each month thereafter until the twelfth month, thereafter the CPR remains constant at 30% per annum until the twenty-second month and increases to 50% per annum in the twenty-third month and remains constant at 50% per annum until the twenty-eighth month.  Beginning in the twenty-ninth month and in each month thereafter, 100% Adjustable Rate Mortgage PPC assumes a CPR of 30% per annum of the outstanding principal balance of the Adjustable Rate Home Equity Loans each month.  However, CPR will not exceed 85% per annum in any period.

Neither prepayment model purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of home equity loans, including the Home Equity Loans to be included in the issuing entity.

Since the following tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between characteristics of the actual Home Equity Loans and the characteristics of the Home Equity Loans assumed in preparing the tables set forth below.  Any discrepancy may have an effect upon the percentages of the Certificate Principal Balances outstanding and the weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual Home Equity Loans in the issuing entity will have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

The information in the decrement tables has been prepared on the basis of the following assumed characteristics of the Home Equity Loans and the following additional assumptions (collectively, the “Structuring Assumptions”):

·

the Home Equity Loans consist of pools of loans with the amortization characteristics set forth below,

·

the Closing Date for the Offered Certificates is May 16, 2006,

·

distributions on the Offered Certificates are made on the 25th day of each month regardless of the day on which the Distribution Date actually occurs, commencing on June 25, 2006 and are made in accordance with the priorities described in this free writing prospectus,

·

the scheduled monthly payments of principal and interest on the Home Equity Loans will be timely delivered on the first day of each month commencing on June 1, 2006 (with no defaults, delinquencies, modifications, waivers or amendments),

·

the Home Equity Loans prepay at the specified percentages of the related Prepayment Assumption, as set forth below,

·

all prepayments are prepayments in full received on the last day of each month and include 30 days’ interest thereon,

·

the clean-up call option is not exercised (except as noted in footnote 2 in each of the following tables),

·

the Offered Certificates of each class have the respective Certificate Rates and initial Certificate Principal Balances as set forth in this free writing prospectus,

·

the overcollateralization level is set as specified in this free writing prospectus,

·

the coupon rate for each Adjustable Rate Home Equity Loan is adjusted on its next adjustment date and on subsequent adjustment dates which occur at six-month or one-year intervals, as applicable, following the initial adjustment date to equal the sum of the applicable gross margin and six-month LIBOR or one-year LIBOR, as applicable (the sum being subject to the applicable periodic rate adjustment caps and floors and lifetime rate caps and floors),

·

all Adjustable Rate Home Equity Loans adjust based on six-month LIBOR or one-year LIBOR,

·

one-year LIBOR remains constant at 5.34% per annum, six-month LIBOR remains constant at 5.16% per annum and one-month LIBOR remains constant at 5.10% per annum, and

·

the aggregate servicing fee and trustee fee is payable monthly at the rate of 0.51% per annum of the outstanding principal balance of the Home Equity Loans as of the first day of each remittance period.

Fixed Rate Home Equity Loans

Pool Number	Loan Balance ($)	Gross Coupon (%)	Net Coupon (%)	Original Term (months)	Remaining Term (months)	Original Amortization Term (months)	Remaining IO Term (months)	Original Prepayment Term (months)
1	307,359.79	11.62896	11.10896	180	177	360	N/A	0
2	1,232,525.13	12.12545	11.60545	180	177	360	N/A	0
3	555,767.24	7.23659	6.71659	360	358	480	N/A	0
4	3,891,942.37	8.00686	7.48686	360	358	480	N/A	0
5	143,469.32	12.35000	11.83000	180	178	360	N/A	12
6	378,173.62	8.13607	7.61607	360	358	479	N/A	12
7	377,584.90	6.70000	6.18000	360	358	480	N/A	12
8	298,527.59	11.49954	10.97954	180	176	360	N/A	24
9	878,331.71	11.96078	11.44078	180	178	360	N/A	24
10	646,741.03	7.92820	7.40820	360	359	480	N/A	24
11	546,750.75	7.79825	7.27825	360	356	480	N/A	36
12	349,048.65	10.67814	10.15814	180	175	360	N/A	36
13	4,116,823.50	7.33803	6.81803	360	358	480	N/A	36
14	14,571,557.25	7.26923	6.74923	360	358	479	N/A	36
15	505,192.08	6.99000	6.47000	360	357	360	57	0
16	181,610.07	8.25000	7.73000	360	357	360	57	12
17	843,706.40	6.65000	6.13000	360	357	360	57	24
18	357,136.68	7.43579	6.91579	360	356	360	56	36
19	592,147.68	7.82567	7.30567	360	357	360	57	36
20	343,920.68	6.51000	5.99000	360	358	360	58	36
21	1,347,592.67	6.92695	6.40695	360	358	360	58	36
22	354,277.13	7.63000	7.11000	360	359	360	59	36
23	1,328,369.54	6.58438	6.06438	360	359	360	59	36
24	564,265.82	7.64438	7.12438	120	118	119	N/A	0
25	2,482,599.91	8.75827	8.23827	120	118	120	N/A	0
26	81,364.20	8.68000	8.16000	132	129	132	N/A	0
27	230,497.27	8.36096	7.84096	144	142	144	N/A	0
28	1,684,757.52	7.71994	7.19994	180	177	180	N/A	0
29	8,309,474.77	9.04621	8.52621	180	178	180	N/A	0
30	210,297.16	9.31047	8.79047	181	180	181	N/A	0
31	350,331.12	7.59067	7.07067	192	189	192	N/A	0
32	131,118.67	7.91000	7.39000	198	196	198	N/A	0
33	76,901.97	8.75000	8.23000	200	199	200	N/A	0
34	424,386.64	6.90000	6.38000	216	213	216	N/A	0
35	1,020,084.79	7.84822	7.32822	240	238	240	N/A	0
36	6,335,304.72	9.06304	8.54304	240	238	239	N/A	0
37	73,733.80	9.66000	9.14000	252	249	252	N/A	0
38	74,393.09	8.52000	8.00000	264	262	264	N/A	0
39	99,128.79	8.87000	8.35000	288	285	288	N/A	0
40	652,137.58	8.09071	7.57071	300	298	300	N/A	0
41	971,626.76	9.06346	8.54346	300	298	300	N/A	0
42	124,156.10	9.85000	9.33000	324	322	324	N/A	0
43	74,536.38	8.85000	8.33000	336	335	336	N/A	0
44	74,532.29	7.97000	7.45000	348	347	348	N/A	0
45	19,398,750.29	8.07380	7.55380	360	358	360	N/A	0
46	105,242,264.62	9.57249	9.05249	360	358	360	N/A	0
47	109,955.01	7.40026	6.88026	60	58	60	N/A	0
48	71,602.80	9.06000	8.54000	60	57	60	N/A	0
49	77,448.68	7.52000	7.00000	64	62	64	N/A	0
50	22,879.72	6.99000	6.47000	72	69	72	N/A	0
51	195,437.56	7.97000	7.45000	96	95	96	N/A	0
52	221,029.82	9.99859	9.47859	360	358	360	N/A	12
53	168,559.17	8.54215	8.02215	180	179	180	N/A	12
54	480,400.55	8.94204	8.42204	180	177	180	N/A	12
55	535,469.50	8.90303	8.38303	240	238	239	N/A	12
56	153,199.94	7.97000	7.45000	300	298	300	N/A	12
57	1,935,983.86	8.40893	7.88893	360	358	360	N/A	12
58	8,340,073.28	9.62700	9.10700	360	358	359	N/A	12
59	37,112.88	10.74000	10.22000	240	236	240	N/A	24
60	144,003.90	11.88683	11.36683	360	351	365	N/A	24
61	48,586.44	12.15000	11.63000	180	176	180	N/A	24
62	273,221.63	12.00376	11.48376	360	359	360	N/A	24
63	1,881,681.68	10.68696	10.16696	360	358	360	N/A	24
Pool Number	Loan Balance ($)	Gross Coupon (%)	Net Coupon (%)	Original Term (months)	Remaining Term (months)	Original Amortization Term (months)	Remaining IO Term (months)	Original Prepayment Term (months)
64	33,358.30	11.35000	10.83000	120	114	120	N/A	36
65	188,174.70	9.38692	8.86692	180	178	180	N/A	36
66	405,413.06	6.59000	6.07000	240	236	240	N/A	36
67	74,489.26	8.12000	7.60000	360	358	360	N/A	36
68	839,222.32	10.47172	9.95172	360	358	360	N/A	36
69	32,471.07	7.79000	7.27000	100	98	100	N/A	36
70	74,176.60	7.87000	7.35000	120	119	120	N/A	36
71	545,863.43	8.85941	8.33941	120	118	120	N/A	36
72	798,489.18	7.74444	7.22444	180	178	180	N/A	36
73	3,391,556.95	8.23484	7.71484	180	177	180	N/A	36
74	1,033,703.48	7.88395	7.36395	240	236	240	N/A	36
75	4,360,331.89	8.42612	7.90612	240	237	240	N/A	36
76	84,915.91	7.08000	6.56000	300	299	300	N/A	36
77	1,256,697.20	8.01212	7.49212	300	298	300	N/A	36
78	192,944.55	8.22000	7.70000	315	314	315	N/A	36
79	201,957.12	8.05000	7.53000	336	333	336	N/A	36
80	279,849.78	6.90000	6.38000	348	345	348	N/A	36
81	19,148,764.53	7.78355	7.26355	360	358	360	N/A	36
82	121,296,668.26	8.64377	8.12377	360	358	360	N/A	36
83	22,957.38	6.99000	6.47000	60	58	60	N/A	36
84	82,478.68	9.66000	9.14000	72	70	72	N/A	36

Adjustable Rate Home Equity Loans

Pool Number	Loan Balance ($)	Gross Coupon (%)	Net Coupon (%)	Original Term (months)	Remaining Term (months)	Original Amortization Term (months)	Remaining IO Term (months)	Index
1	343,101.47	8.25000	7.73000	360	356	360	20	Six-month LIBOR
2	462,441.11	6.75000	6.23000	360	356	360	20	Six-month LIBOR
3	290,393.13	7.62500	7.10500	360	357	360	21	Six-month LIBOR
4	137,364.90	7.90000	7.38000	360	358	360	22	Six-month LIBOR
5	550,322.32	6.40000	5.88000	360	350	360	50	Six-month LIBOR
6	152,656.53	6.85000	6.33000	360	353	360	53	Six-month LIBOR
7	1,002,948.65	7.78072	7.26072	360	354	360	54	Six-month LIBOR
8	1,109,228.39	7.49323	6.97323	360	356	360	56	Six-month LIBOR
9	1,438,028.40	7.39748	6.87748	360	357	360	57	Six-month LIBOR
10	6,185,503.05	8.05874	7.53874	360	357	360	57	Six-month LIBOR
11	2,254,182.98	8.06131	7.54131	360	358	360	58	Six-month LIBOR
12	4,114,045.15	7.88863	7.36863	360	358	360	58	Six-month LIBOR
13	1,070,176.98	7.62561	7.10561	360	359	360	59	Six-month LIBOR
14	233,819.92	7.70000	7.18000	360	357	360	57	Six-month LIBOR
15	420,399.62	8.83419	8.31419	360	358	360	58	Six-month LIBOR
16	340,117.98	7.65000	7.13000	360	350	360	50	Six-month LIBOR
17	402,022.93	6.30000	5.78000	360	353	360	53	Six-month LIBOR
18	1,345,642.71	7.13177	6.61177	360	356	360	56	Six-month LIBOR
19	2,209,851.03	6.90749	6.38749	360	356	360	56	Six-month LIBOR
20	2,760,923.84	7.37597	6.85597	360	357	360	57	Six-month LIBOR
21	4,380,737.92	7.17321	6.65321	360	357	360	57	Six-month LIBOR
22	824,423.10	7.03089	6.51089	360	358	360	58	Six-month LIBOR
23	3,055,312.34	8.03958	7.51958	360	358	360	58	Six-month LIBOR
24	217,812.25	7.35000	6.83000	360	359	360	59	Six-month LIBOR
25	188,519.34	6.83000	6.31000	360	356	360	56	Six-month LIBOR
26	433,573.35	7.74629	7.22629	360	357	360	57	Six-month LIBOR
27	166,958.16	6.45000	5.93000	360	358	360	58	Six-month LIBOR
28	343,200.62	7.03000	6.51000	360	358	360	58	Six-month LIBOR
29	444,944.18	7.13058	6.61058	360	359	360	59	Six-month LIBOR
30	176,025.97	8.30000	7.78000	360	357	360	57	Six-month LIBOR
31	228,458.03	8.29000	7.77000	360	357	360	57	Six-month LIBOR
32	256,196.10	7.60000	7.08000	360	356	360	56	Six-month LIBOR
33	484,942.84	7.91510	7.39510	360	358	360	58	Six-month LIBOR
Pool Number	Loan Balance ($)	Gross Coupon (%)	Net Coupon (%)	Original Term (months)	Remaining Term (months)	Original Amortization Term (months)	Remaining IO Term (months)	Index
34	387,853.83	5.60000	5.08000	360	354	360	54	Six-month LIBOR
35	715,466.87	7.26349	6.74349	360	356	360	56	Six-month LIBOR
36	3,157,021.03	7.06533	6.54533	360	356	360	56	Six-month LIBOR
37	3,108,167.37	7.26585	6.74585	360	357	360	57	Six-month LIBOR
38	6,736,832.14	7.19171	6.67171	360	357	360	57	Six-month LIBOR
39	2,017,319.77	7.57133	7.05133	360	358	360	58	Six-month LIBOR
40	4,187,313.48	7.30862	6.78862	360	358	360	58	Six-month LIBOR
41	742,766.19	7.16577	6.64577	360	359	360	59	Six-month LIBOR
42	2,237,809.70	7.00880	6.48880	360	359	360	59	Six-month LIBOR
43	250,513.80	8.34000	7.82000	360	356	360	56	Six-month LIBOR
44	1,055,214.40	7.48527	6.96527	360	356	360	56	Six-month LIBOR
45	1,109,631.66	7.08110	6.56110	360	357	360	57	Six-month LIBOR
46	3,439,762.76	7.16976	6.64976	360	357	360	57	Six-month LIBOR
47	1,815,702.91	7.22430	6.70430	360	358	360	58	Six-month LIBOR
48	625,538.62	6.96773	6.44773	360	359	360	59	Six-month LIBOR
49	148,972.74	9.30000	8.78000	360	346	360	N/A	Six-month LIBOR
50	71,572.06	8.65000	8.13000	360	348	360	N/A	Six-month LIBOR
51	273,681.75	9.00000	8.48000	360	349	360	N/A	Six-month LIBOR
52	613,860.97	8.18479	7.66479	360	350	360	N/A	Six-month LIBOR
53	252,282.02	7.74937	7.22937	360	351	360	N/A	Six-month LIBOR
54	1,220,779.00	8.98619	8.46619	360	352	360	N/A	Six-month LIBOR
55	359,719.04	6.56685	6.04685	360	353	360	N/A	Six-month LIBOR
56	756,600.24	9.36087	8.84087	360	353	360	N/A	Six-month LIBOR
57	1,286,902.67	8.51595	7.99595	360	354	360	N/A	Six-month LIBOR
58	539,968.82	8.94428	8.42428	360	355	360	N/A	Six-month LIBOR
59	1,881,610.66	7.68637	7.16637	360	356	374	N/A	Six-month LIBOR
60	16,878,051.75	8.35205	7.83205	360	356	378	N/A	Six-month LIBOR
61	11,164,446.03	7.67282	7.15282	360	357	386	N/A	Six-month LIBOR
62	82,486,006.81	8.53369	8.01369	360	357	369	N/A	Six-month LIBOR
63	8,728,097.56	7.76302	7.24302	360	358	380	N/A	Six-month LIBOR
64	77,312,223.67	8.74272	8.22272	360	358	373	N/A	Six-month LIBOR
65	3,498,918.65	8.02678	7.50678	360	359	391	N/A	Six-month LIBOR
66	37,820,557.40	8.76870	8.24870	360	359	381	N/A	Six-month LIBOR
67	180,044.68	8.47000	7.95000	360	341	360	N/A	Six-month LIBOR
68	156,665.10	9.15000	8.63000	360	342	360	N/A	Six-month LIBOR
69	381,277.30	7.69000	7.17000	360	357	480	N/A	Six-month LIBOR
70	375,858.12	7.60000	7.08000	360	357	480	N/A	Six-month LIBOR
71	302,430.53	8.75000	8.23000	360	346	360	N/A	Six-month LIBOR
72	1,530,097.40	7.50358	6.98358	360	356	360	N/A	Six-month LIBOR
73	1,229,462.22	7.45878	6.93878	360	357	439	N/A	Six-month LIBOR
74	1,926,627.81	7.83857	7.31857	360	357	387	N/A	Six-month LIBOR
75	2,672,342.67	9.03442	8.51442	360	358	383	N/A	Six-month LIBOR
76	990,418.01	8.81219	8.29219	360	359	427	N/A	Six-month LIBOR
77	80,150.54	7.85000	7.33000	360	351	360	N/A	Six-month LIBOR
78	229,333.82	7.94325	7.42325	360	356	360	N/A	Six-month LIBOR
79	900,908.17	8.12458	7.60458	360	356	360	N/A	Six-month LIBOR
80	570,844.96	7.35723	6.83723	360	357	412	N/A	Six-month LIBOR
81	4,074,228.75	7.40374	6.88374	360	357	386	N/A	Six-month LIBOR
82	5,663,456.99	7.83430	7.31430	360	358	383	N/A	Six-month LIBOR
83	1,127,487.25	7.87158	7.35158	360	359	375	N/A	Six-month LIBOR
84	149,576.07	7.31000	6.79000	360	358	360	N/A	Six-month LIBOR
85	62,127.61	9.84000	9.32000	360	359	360	N/A	Six-month LIBOR
86	340,157.02	8.12476	7.60476	360	357	423	N/A	Six-month LIBOR
87	158,029.92	8.22500	7.70500	360	358	480	N/A	Six-month LIBOR
88	666,209.07	8.06556	7.54556	360	352	360	N/A	Six-month LIBOR
89	85,277.10	8.75000	8.23000	360	355	360	N/A	Six-month LIBOR
90	797,047.23	7.48526	6.96526	360	356	360	N/A	Six-month LIBOR
91	5,663,557.03	8.14467	7.62467	360	356	370	N/A	Six-month LIBOR
92	1,264,427.63	7.73532	7.21532	360	357	375	N/A	Six-month LIBOR
93	17,008,708.21	8.06945	7.54945	360	357	387	N/A	Six-month LIBOR
94	1,061,443.37	8.54121	8.02121	360	358	430	N/A	Six-month LIBOR
95	13,515,088.96	8.22146	7.70146	360	358	378	N/A	Six-month LIBOR
96	622,262.77	8.30311	7.78311	360	359	412	N/A	Six-month LIBOR
97	6,020,374.56	8.22106	7.70106	360	359	434	N/A	Six-month LIBOR
98	192,961.20	8.06000	7.54000	360	356	360	N/A	Six-month LIBOR
99	477,695.15	8.55260	8.03260	360	357	401	N/A	Six-month LIBOR
Pool Number	Loan Balance ($)	Gross Coupon (%)	Net Coupon (%)	Original Term (months)	Remaining Term (months)	Original Amortization Term (months)	Remaining IO Term (months)	Index
100	1,011,935.14	9.65716	9.13716	360	358	360	N/A	Six-month LIBOR
101	93,184.74	9.15000	8.63000	360	359	360	N/A	Six-month LIBOR
102	567,428.69	8.74310	8.22310	360	349	360	N/A	Six-month LIBOR
103	157,681.65	7.60000	7.08000	360	350	360	N/A	Six-month LIBOR
104	754,482.64	7.03928	6.51928	360	351	360	N/A	Six-month LIBOR
105	1,397,804.46	6.91803	6.39803	360	352	360	N/A	Six-month LIBOR
106	1,043,817.85	9.06503	8.54503	360	354	360	N/A	Six-month LIBOR
107	134,899.22	9.30000	8.78000	360	355	360	N/A	Six-month LIBOR
108	2,088,248.28	7.02424	6.50424	360	356	410	N/A	Six-month LIBOR
109	18,012,783.64	7.88339	7.36339	360	356	379	N/A	Six-month LIBOR
110	5,463,796.38	7.19776	6.67776	360	357	439	N/A	Six-month LIBOR
111	65,854,141.61	7.74647	7.22647	360	357	376	N/A	Six-month LIBOR
112	4,579,514.91	7.23826	6.71826	360	358	398	N/A	Six-month LIBOR
113	68,084,248.66	8.10452	7.58452	360	358	381	N/A	Six-month LIBOR
114	1,687,527.76	7.03778	6.51778	360	359	383	N/A	Six-month LIBOR
115	33,698,367.75	8.21739	7.69739	360	359	379	N/A	Six-month LIBOR
116	263,541.58	8.72500	8.20500	360	356	360	56	Six-month LIBOR
117	1,017,055.49	7.93660	7.41660	360	356	360	56	Six-month LIBOR
118	1,434,287.62	7.96284	7.44284	360	357	360	57	Six-month LIBOR
119	258,263.41	8.45000	7.93000	360	358	360	58	Six-month LIBOR
120	150,949.73	6.75000	6.23000	360	359	360	59	Six-month LIBOR
121	239,836.88	8.15000	7.63000	360	357	360	57	Six-month LIBOR
122	447,513.71	7.21000	6.69000	360	356	360	56	Six-month LIBOR
123	433,789.65	7.81000	7.29000	360	356	360	56	Six-month LIBOR
124	456,464.18	8.01000	7.49000	360	359	360	59	Six-month LIBOR
125	468,942.63	6.80000	6.28000	360	356	360	56	Six-month LIBOR
126	401,766.84	7.71000	7.19000	360	357	360	57	Six-month LIBOR
127	154,147.04	6.99000	6.47000	360	352	360	52	Six-month LIBOR
128	238,679.28	5.95000	5.43000	360	354	360	54	Six-month LIBOR
129	561,709.70	7.15000	6.63000	360	356	360	56	Six-month LIBOR
130	1,802,446.72	6.88099	6.36099	360	356	360	56	Six-month LIBOR
131	659,073.05	7.20698	6.68698	360	357	360	57	Six-month LIBOR
132	804,443.92	7.84020	7.32020	360	357	360	57	Six-month LIBOR
133	320,041.57	8.54000	8.02000	360	358	360	58	Six-month LIBOR
134	512,165.96	8.21883	7.69883	360	358	360	58	Six-month LIBOR
135	512,389.72	7.79308	7.27308	360	359	360	59	Six-month LIBOR
136	43,401.14	11.15000	10.63000	360	342	360	N/A	Six-month LIBOR
137	114,929.11	8.75000	8.23000	360	350	360	N/A	Six-month LIBOR
138	256,569.77	9.20000	8.68000	360	351	360	N/A	Six-month LIBOR
139	290,286.40	7.55024	7.03024	360	352	360	N/A	Six-month LIBOR
140	221,754.07	9.13437	8.61437	360	354	360	N/A	Six-month LIBOR
141	266,337.41	6.55000	6.03000	360	356	360	N/A	Six-month LIBOR
142	729,029.32	9.07170	8.55170	360	356	360	N/A	Six-month LIBOR
143	533,518.80	7.86563	7.34563	360	357	360	N/A	Six-month LIBOR
144	3,184,853.31	7.35641	6.83641	360	357	360	N/A	Six-month LIBOR
145	970,304.34	7.56315	7.04315	360	358	360	N/A	Six-month LIBOR
146	3,334,221.76	8.49542	7.97542	360	358	393	N/A	Six-month LIBOR
147	2,301,252.82	8.23161	7.71161	360	359	386	N/A	Six-month LIBOR
148	210,883.69	7.90000	7.38000	360	357	360	N/A	Six-month LIBOR
149	232,731.51	7.40000	6.88000	360	356	360	N/A	Six-month LIBOR
150	121,702.48	9.83000	9.31000	360	358	360	N/A	Six-month LIBOR
151	802,469.94	7.59778	7.07778	360	357	360	N/A	Six-month LIBOR
152	152,012.43	9.65000	9.13000	360	358	360	N/A	Six-month LIBOR
153	174,180.44	8.36821	7.84821	360	351	360	N/A	Six-month LIBOR
154	714,788.58	7.51529	6.99529	360	352	360	N/A	Six-month LIBOR
155	503,677.45	8.95254	8.43254	360	353	360	N/A	Six-month LIBOR
156	642,632.83	7.94179	7.42179	360	354	360	N/A	Six-month LIBOR
157	328,383.78	6.96850	6.44850	360	356	441	N/A	Six-month LIBOR
158	3,240,043.25	7.71180	7.19180	360	356	398	N/A	Six-month LIBOR
159	846,150.96	7.03647	6.51647	360	357	360	N/A	Six-month LIBOR
160	11,138,454.25	7.69666	7.17666	360	357	398	N/A	Six-month LIBOR
161	1,241,778.21	6.91539	6.39539	360	358	437	N/A	Six-month LIBOR
162	5,409,765.42	8.02131	7.50131	360	358	401	N/A	Six-month LIBOR
163	411,706.39	6.79310	6.27310	360	359	415	N/A	Six-month LIBOR
164	2,867,967.00	8.45269	7.93269	360	359	385	N/A	Six-month LIBOR
165	174,046.42	6.99000	6.47000	360	351	360	N/A	One-Year LIBOR
Pool Number	Loan Balance ($)	Gross Coupon (%)	Net Coupon (%)	Original Term (months)	Remaining Term (months)	Original Amortization Term (months)	Remaining IO Term (months)	Index
166	306,249.39	5.92460	5.40460	360	354	360	N/A	One-Year LIBOR
167	935,215.52	8.24694	7.72694	360	357	360	N/A	One-Year LIBOR
168	779,869.53	7.68887	7.16887	360	358	360	N/A	One-Year LIBOR
169	334,656.20	6.11000	5.59000	360	357	360	N/A	One-Year LIBOR
170	188,785.03	10.18000	9.66000	360	356	360	N/A	Six-month LIBOR
171	707,638.50	8.07000	7.55000	360	358	360	N/A	Six-month LIBOR
172	632,998.97	8.91207	8.39207	360	359	360	N/A	Six-month LIBOR
173	421,627.07	7.06000	6.54000	360	357	360	N/A	Six-month LIBOR
174	538,872.74	8.83929	8.31929	360	357	360	N/A	Six-month LIBOR
175	365,059.07	7.60000	7.08000	360	358	360	N/A	Six-month LIBOR
176	303,473.66	6.99000	6.47000	360	359	360	N/A	Six-month LIBOR

Pool Number	Margin (%)	Lifetime Cap (%)	Lifetime Floor (%)	Next Rate Change (months)	Initial Rate Change Frequency (months)	Subsequent Rate Change Frequency (months)	Initial Periodic Cap (%)	Subsequent Periodic Cap (%)	Original Prepayment Term (months)
1	7.25000	14.25000	8.25000	20	6	6	3.00000	1.00000	0
2	6.05000	13.75000	6.75000	20	6	6	1.50000	1.50000	24
3	5.62500	13.62500	7.62500	21	6	6	2.00000	1.50000	24
4	5.60000	14.90000	7.90000	22	6	6	3.00000	1.50000	36
5	4.40000	13.40000	6.40000	14	6	6	3.00000	1.50000	0
6	4.45000	13.85000	6.85000	17	6	6	3.00000	1.50000	0
7	4.47626	14.78072	7.78072	18	6	6	3.00000	1.50000	0
8	4.48324	14.49323	7.49323	20	6	6	3.00000	1.50000	0
9	4.44733	14.39748	7.39748	21	6	6	3.00000	1.50000	0
10	5.35380	15.05874	8.05874	21	6	6	3.00000	1.50000	0
11	5.52037	15.06131	8.06131	22	6	6	3.00000	1.50000	0
12	5.47584	14.88863	7.88863	22	6	6	3.00000	1.50000	0
13	5.20530	14.62561	7.62561	23	6	6	3.00000	1.50000	0
14	5.50000	14.70000	7.70000	21	6	6	3.00000	1.50000	12
15	6.64016	15.83419	8.83419	22	6	6	3.00000	1.50000	12
16	5.75000	14.65000	7.65000	14	6	6	3.00000	1.50000	12
17	3.90000	13.30000	6.30000	17	6	6	3.00000	1.50000	12
18	4.43244	14.13177	7.13177	20	6	6	3.00000	1.50000	12
19	4.59654	13.90749	6.90749	20	6	6	3.00000	1.50000	12
20	4.60402	14.37597	7.37597	21	6	6	3.00000	1.50000	12
21	4.42875	14.17321	7.17321	21	6	6	3.00000	1.50000	12
22	4.83089	14.03089	7.03089	22	6	6	3.00000	1.50000	12
23	5.70117	15.03958	8.03958	22	6	6	3.00000	1.50000	12
24	4.25000	14.35000	7.35000	23	6	6	3.00000	1.50000	12
25	3.73000	13.83000	6.83000	20	6	6	3.00000	1.50000	24
26	4.93301	14.74629	7.74629	21	6	6	3.00000	1.50000	24
27	4.15000	13.45000	6.45000	22	6	6	3.00000	1.50000	24
28	4.83000	14.03000	7.03000	22	6	6	3.00000	1.50000	24
29	4.83058	14.13058	7.13058	23	6	6	3.00000	1.50000	24
30	5.20000	15.30000	8.30000	21	6	6	3.00000	1.50000	24
31	5.19000	15.29000	8.29000	21	6	6	3.00000	1.50000	24
32	4.50000	14.60000	7.60000	20	6	6	3.00000	1.50000	24
33	5.61510	14.91510	7.91510	22	6	6	3.00000	1.50000	24
34	3.20000	12.60000	5.60000	18	6	6	3.00000	1.50000	24
35	4.13028	14.26349	7.26349	20	6	6	3.00000	1.50000	24
36	4.49953	14.06533	7.06533	20	6	6	2.72996	1.50000	24
37	4.69189	14.26585	7.26585	21	6	6	3.00000	1.50000	24
38	4.31023	14.19171	7.19171	21	6	6	3.00000	1.50000	24
39	5.05395	14.57133	7.57133	22	6	6	3.00000	1.50000	24
40	4.99850	14.30862	7.30862	22	6	6	3.00000	1.50000	24
41	4.86577	14.16577	7.16577	23	6	6	3.00000	1.50000	24
42	4.42705	14.00880	7.00880	23	6	6	3.00000	1.50000	24
43	5.64000	15.34000	8.34000	20	6	6	3.00000	1.50000	36
44	4.50717	14.48527	7.48527	20	6	6	3.00000	1.50000	36
45	4.12165	14.08110	7.08110	21	6	6	3.00000	1.50000	36
46	4.31698	14.16976	7.16976	21	6	6	3.00000	1.50000	36
47	5.02759	14.22430	7.22430	22	6	6	3.00000	1.50000	36
48	5.17965	13.96773	6.96773	23	6	6	3.00000	1.50000	36
49	8.05000	16.30000	9.30000	10	6	6	2.00000	1.00000	0
50	7.40000	15.65000	8.65000	12	6	6	2.00000	1.00000	0
Pool Number	Margin (%)	Lifetime Cap (%)	Lifetime Floor (%)	Next Rate Change (months)	Initial Rate Change Frequency (months)	Subsequent Rate Change Frequency (months)	Initial Periodic Cap (%)	Subsequent Periodic Cap (%)	Original Prepayment Term (months)
51	7.10000	16.00000	9.00000	13	6	6	2.61045	1.30522	0
52	6.28479	15.18479	8.18479	14	6	6	3.00000	1.50000	0
53	5.54937	14.74937	7.74937	15	6	6	3.00000	1.50000	0
54	6.81204	15.98619	8.98619	16	6	6	2.75386	1.37693	0
55	4.16685	13.56685	6.56685	17	6	6	3.00000	1.50000	0
56	6.97948	16.36087	9.36087	17	6	6	3.00000	1.50000	0
57	5.82041	15.51595	8.51595	18	6	6	2.86902	1.43451	0
58	6.23228	15.94428	8.94428	19	6	6	3.00000	1.50000	0
59	4.58981	14.68637	7.68637	20	6	6	3.00000	1.50000	0
60	5.35288	15.34000	8.35205	20	6	6	2.96789	1.47792	0
61	4.86255	14.67282	7.67282	21	6	6	3.00000	1.50000	0
62	5.59357	15.52754	8.53369	21	6	6	2.97934	1.48558	0
63	5.33421	14.76302	7.76302	22	6	6	3.00000	1.50000	0
64	6.29297	15.73188	8.74272	22	6	6	2.97207	1.47865	0
65	5.68675	15.02678	8.02678	23	6	6	3.00000	1.50000	0
66	6.47815	15.71627	8.76234	23	6	6	2.99364	1.49494	0
67	8.02000	15.47000	8.47000	5	6	6	2.00000	1.00000	0
68	8.50000	16.15000	9.15000	6	6	6	2.00000	1.00000	0
69	4.59000	14.69000	7.69000	21	6	6	3.00000	1.50000	12
70	5.40000	14.60000	7.60000	21	6	6	3.00000	1.50000	12
71	7.30000	15.75000	8.75000	10	6	6	2.00000	1.00000	12
72	4.37976	14.50358	7.50358	20	6	6	3.00000	1.50000	12
73	4.66985	14.45878	7.45878	21	6	6	3.00000	1.50000	12
74	5.15433	14.83857	7.83857	21	6	6	3.00000	1.50000	12
75	6.73850	16.03442	9.03442	22	6	6	3.00000	1.50000	12
76	6.95124	15.81219	8.81219	23	6	6	3.00000	1.50000	12
77	5.65000	14.85000	7.85000	15	6	6	3.00000	1.50000	24
78	5.02042	14.94325	7.94325	20	6	6	3.00000	1.50000	24
79	5.02458	15.12458	8.12458	20	6	6	3.00000	1.50000	24
80	4.25723	14.35723	7.35723	21	6	6	3.00000	1.50000	24
81	4.70647	14.40374	7.40374	21	6	6	3.00000	1.50000	24
82	5.41533	14.83430	7.83430	22	6	6	3.00000	1.50000	24
83	5.85365	14.87158	7.87158	23	6	6	3.00000	1.50000	24
84	5.01000	14.31000	7.31000	22	6	6	3.00000	1.50000	24
85	7.54000	16.84000	9.84000	23	6	6	3.00000	1.50000	24
86	5.55052	15.12476	8.12476	21	6	6	3.00000	1.50000	24
87	6.02500	15.22500	8.22500	22	6	6	3.00000	1.50000	24
88	5.82581	15.06556	8.06556	16	6	6	3.00000	1.60016	24
89	5.40000	15.75000	8.75000	19	6	6	3.00000	1.50000	24
90	4.44870	14.48526	7.48526	20	6	6	3.00000	1.50000	24
91	5.18265	15.10552	8.14467	20	6	6	3.00000	1.48043	24
92	4.84983	14.73532	7.73532	21	6	6	3.00000	1.50000	24
93	5.32093	14.98453	8.06945	21	6	6	2.91508	1.50000	24
94	6.16022	15.54121	8.54121	22	6	6	3.00000	1.50000	24
95	5.88221	15.17751	8.18876	22	6	6	2.98170	1.49438	24
96	5.67573	15.30311	8.30311	23	6	6	3.00000	1.50000	24
97	6.01547	15.19660	8.22106	23	6	6	3.00000	1.48777	24
98	4.96000	15.06000	8.06000	20	6	6	3.00000	1.50000	36
99	5.48018	15.55260	8.55260	21	6	6	3.00000	1.50000	36
100	6.89417	16.65716	9.65716	22	6	6	3.00000	1.50000	36
101	6.95000	16.15000	9.15000	23	6	6	3.00000	1.50000	36
102	6.84310	15.74310	8.74310	13	6	6	2.68810	1.34405	36
103	5.70000	14.60000	7.60000	14	6	6	3.00000	1.50000	36
104	4.83928	14.03928	7.03928	15	6	6	3.00000	1.50000	36
105	4.64988	13.91803	6.91803	16	6	6	3.00000	1.50000	36
106	6.71836	16.06503	9.06503	18	6	6	3.00000	1.50000	36
107	6.60000	16.30000	9.30000	19	6	6	3.00000	1.50000	36
108	3.95923	14.02424	7.02424	20	6	6	3.00000	1.50000	36
109	4.88976	14.88339	7.88339	20	6	6	3.00000	1.50000	36
110	4.18564	14.19776	7.19776	21	6	6	3.00000	1.50000	36
111	4.81867	14.74647	7.74647	21	6	6	3.00000	1.50000	36
112	4.89292	14.23826	7.23826	22	6	6	3.00000	1.50000	36
113	5.67487	15.10452	8.10452	22	6	6	3.00000	1.50000	36
114	4.68713	14.03778	7.03778	23	6	6	3.00000	1.50000	36
115	5.89899	15.21739	8.21739	23	6	6	3.00000	1.50000	36
116	7.22500	15.72500	8.72500	32	6	6	1.50000	1.50000	0
Pool Number	Margin (%)	Lifetime Cap (%)	Lifetime Floor (%)	Next Rate Change (months)	Initial Rate Change Frequency (months)	Subsequent Rate Change Frequency (months)	Initial Periodic Cap (%)	Subsequent Periodic Cap (%)	Original Prepayment Term (months)
117	4.83660	14.93660	7.93660	32	6	6	3.00000	1.50000	0
118	5.03010	14.96284	7.96284	33	6	6	3.00000	1.50000	0
119	5.50000	15.45000	8.45000	34	6	6	3.00000	1.50000	0
120	3.80000	13.75000	6.75000	35	6	6	3.00000	1.50000	0
121	5.20000	15.15000	8.15000	33	6	6	3.00000	1.50000	12
122	4.11000	14.21000	7.21000	32	6	6	3.00000	1.50000	12
123	5.11000	14.81000	7.81000	32	6	6	3.00000	1.50000	12
124	5.81000	15.01000	8.01000	35	6	6	3.00000	1.50000	12
125	4.40000	13.80000	6.80000	32	6	6	3.00000	1.50000	24
126	5.01000	14.71000	7.71000	33	6	6	3.00000	1.50000	24
127	4.59000	13.99000	6.99000	28	6	6	3.00000	1.50000	36
128	3.55000	12.95000	5.95000	30	6	6	3.00000	1.50000	36
129	4.20000	14.15000	7.15000	32	6	6	3.00000	1.50000	36
130	3.86794	13.88099	6.88099	32	6	6	3.00000	1.50000	36
131	4.10698	14.20698	7.20698	33	6	6	3.00000	1.50000	36
132	5.19995	14.84020	7.84020	33	6	6	3.00000	1.50000	36
133	6.44000	15.54000	8.54000	34	6	6	3.00000	1.50000	36
134	5.54602	15.21883	8.21883	34	6	6	3.00000	1.50000	36
135	5.49308	14.79308	7.79308	35	6	6	3.00000	1.50000	36
136	10.70000	18.15000	11.15000	18	6	6	3.00000	1.00000	0
137	8.65000	15.75000	8.75000	26	6	6	3.00000	1.00000	0
138	7.45000	16.20000	9.20000	27	6	6	1.50000	1.50000	0
139	5.39135	14.55024	7.55024	28	6	6	2.44359	1.50000	0
140	7.38437	16.13437	9.13437	30	6	6	1.50000	1.50000	0
141	4.15000	13.55000	6.55000	32	6	6	3.00000	1.50000	0
142	6.20030	16.07170	9.07170	32	6	6	3.00000	1.50000	0
143	4.81648	14.86563	7.86563	33	6	6	3.00000	1.50000	0
144	4.32791	14.35641	7.35641	33	6	6	3.00000	1.50000	0
145	5.35823	14.56315	7.56315	34	6	6	3.00000	1.50000	0
146	5.93861	15.49542	8.49542	34	6	6	2.94776	1.47388	0
147	5.93161	15.23161	8.23161	35	6	6	3.00000	1.50000	0
148	4.80000	14.90000	7.90000	33	6	6	3.00000	1.50000	12
149	4.45000	14.40000	7.40000	32	6	6	3.00000	1.50000	12
150	6.73000	16.83000	9.83000	34	6	6	3.00000	1.50000	12
151	4.49778	14.59778	7.59778	33	6	6	3.00000	1.50000	24
152	7.35000	16.65000	9.65000	34	6	6	3.00000	1.50000	24
153	6.30340	15.36821	8.36821	27	6	6	3.00000	1.50000	36
154	5.18744	14.51529	7.51529	28	6	6	3.00000	1.50000	36
155	6.80316	15.95254	8.95254	29	6	6	3.00000	1.50000	36
156	5.54179	14.94179	7.94179	30	6	6	3.00000	1.50000	36
157	3.86850	13.96850	6.96850	32	6	6	3.00000	1.50000	36
158	4.71811	14.71180	7.71180	32	6	6	3.00000	1.50000	36
159	4.07209	14.03647	7.03647	33	6	6	3.00000	1.50000	36
160	4.77021	14.69666	7.69666	33	6	6	3.00000	1.50000	36
161	4.64637	13.91539	6.91539	34	6	6	3.00000	1.50000	36
162	5.54118	15.02131	8.02131	34	6	6	3.00000	1.50000	36
163	5.49310	13.79310	6.79310	35	6	6	3.00000	1.50000	36
164	6.21944	15.45269	8.45269	35	6	6	3.00000	1.50000	36
165	2.25000	12.99000	6.99000	51	12	12	2.00000	2.00000	0
166	2.25000	11.92460	5.92460	54	12	12	2.00000	2.00000	0
167	2.25000	14.24694	8.24694	57	12	12	2.00000	2.00000	0
168	3.00000	13.68887	7.68887	58	12	12	2.00000	2.00000	0
169	3.00000	12.11000	6.11000	57	12	12	2.00000	2.00000	36
170	7.73000	17.18000	10.18000	2	6	6	1.50000	1.50000	0
171	5.77000	15.07000	8.07000	4	6	6	1.50000	1.50000	0
172	6.61207	15.91207	8.91207	5	6	6	1.50000	0.99657	0
173	4.46000	14.06000	7.06000	3	6	6	1.50000	N/A	24
174	6.47695	15.83929	8.83929	3	6	6	1.50000	0.60878	36
175	5.30000	14.60000	7.60000	4	6	6	1.50000	1.50000	36
176	4.69000	13.99000	6.99000	5	6	6	1.50000	N/A	36

Decrement Tables

The following tables indicate, based on the Structuring Assumptions, the percentages of the initial Certificate Principal Balances of the Offered Certificates that would be outstanding after each of the dates shown, based on the indicated percentages of the related Prepayment Assumption, and the weighted average lives of such Offered Certificates. It is not likely that:

·

the Home Equity Loans will have the characteristics assumed,

·

the Home Equity Loans will prepay at the specified percentages of the related Prepayment Assumption or at any other constant percentage, or

·

the level of one-month LIBOR, six-month LIBOR and one-year LIBOR will remain constant at the level assumed or at any other level.

Moreover, the diverse remaining terms to maturity of the Home Equity Loans could produce slower or faster principal distributions than indicated in the tables at the specified percentages of the related Prepayment Assumption even if the weighted average remaining term to maturity of the Home Equity Loans is consistent with the remaining terms to maturity of the Home Equity Loans specified in the Structuring Assumptions.

Prepayment Scenarios

	I	II	III	IV	V	VI
Fixed Rate Home Equity Loans – Fixed Rate Mortgage PPC	50%	75%	115%	150%	200%	250%
Adjustable Rate Home Equity Loans – Adjustable Rate Mortgage PPC	50%	75%	100%	150%	200%	250%

Percent of Initial Certificate Principal Balance Outstanding

	Class AV-1
Prepayment Scenario	I	II	III	IV	V	VI
Initial Percentage	100	100	100	100	100	100
May 25, 2007	73	60	46	22	0	0
May 25, 2008	34	6	0	0	0	0
May 25, 2009	6	0	0	0	0	0
May 25, 2010	0	0	0	0	0	0
May 25, 2011	0	0	0	0	0	0
May 25, 2012	0	0	0	0	0	0
May 25, 2013	0	0	0	0	0	0
May 25, 2014	0	0	0	0	0	0
May 25, 2015	0	0	0	0	0	0
May 25, 2016	0	0	0	0	0	0
May 25, 2017	0	0	0	0	0	0
May 25, 2018	0	0	0	0	0	0
May 25, 2019	0	0	0	0	0	0
May 25, 2020	0	0	0	0	0	0
May 25, 2021	0	0	0	0	0	0
May 25, 2022	0	0	0	0	0	0
May 25, 2023	0	0	0	0	0	0
May 25, 2024	0	0	0	0	0	0
May 25, 2025	0	0	0	0	0	0
May 25, 2026	0	0	0	0	0	0
May 25, 2027	0	0	0	0	0	0
May 25, 2028	0	0	0	0	0	0
May 25, 2029	0	0	0	0	0	0
May 25, 2030	0	0	0	0	0	0
May 25, 2031	0	0	0	0	0	0
May 25, 2032	0	0	0	0	0	0
May 25, 2033	0	0	0	0	0	0
May 25, 2034	0	0	0	0	0	0
May 25, 2035	0	0	0	0	0	0
May 25, 2036	0	0	0	0	0	0
Weighted Average Life* (1)	1.70	1.25	1.00	0.76	0.62	0.53
Weighted Average Life* (2)	1.70	1.25	1.00	0.76	0.62	0.53

—————————

*

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class AV-2
Prepayment Scenario	I	II	III	IV	V	VI
Initial Percentage	100	100	100	100	100	100
May 25, 2007	100	100	100	100	86	8
May 25, 2008	100	100	35	0	0	0
May 25, 2009	100	18	0	0	0	0
May 25, 2010	52	0	0	0	0	0
May 25, 2011	4	0	0	0	0	0
May 25, 2012	0	0	0	0	0	0
May 25, 2013	0	0	0	0	0	0
May 25, 2014	0	0	0	0	0	0
May 25, 2015	0	0	0	0	0	0
May 25, 2016	0	0	0	0	0	0
May 25, 2017	0	0	0	0	0	0
May 25, 2018	0	0	0	0	0	0
May 25, 2019	0	0	0	0	0	0
May 25, 2020	0	0	0	0	0	0
May 25, 2021	0	0	0	0	0	0
May 25, 2022	0	0	0	0	0	0
May 25, 2023	0	0	0	0	0	0
May 25, 2024	0	0	0	0	0	0
May 25, 2025	0	0	0	0	0	0
May 25, 2026	0	0	0	0	0	0
May 25, 2027	0	0	0	0	0	0
May 25, 2028	0	0	0	0	0	0
May 25, 2029	0	0	0	0	0	0
May 25, 2030	0	0	0	0	0	0
May 25, 2031	0	0	0	0	0	0
May 25, 2032	0	0	0	0	0	0
May 25, 2033	0	0	0	0	0	0
May 25, 2034	0	0	0	0	0	0
May 25, 2035	0	0	0	0	0	0
May 25, 2036	0	0	0	0	0	0
Weighted Average Life* (1)	4.13	2.72	2.00	1.54	1.18	0.97
Weighted Average Life* (2)	4.13	2.72	2.00	1.54	1.18	0.97

—————————

*

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class AV-3
Prepayment Scenario	I	II	III	IV	V	VI
Initial Percentage	100	100	100	100	100	100
May 25, 2007	100	100	100	100	100	100
May 25, 2008	100	100	100	35	0	0
May 25, 2009	100	100	41	0	0	0
May 25, 2010	100	80	36	0	0	0
May 25, 2011	100	53	12	0	0	0
May 25, 2012	81	32	0	0	0	0
May 25, 2013	63	16	0	0	0	0
May 25, 2014	47	2	0	0	0	0
May 25, 2015	33	0	0	0	0	0
May 25, 2016	21	0	0	0	0	0
May 25, 2017	10	0	0	0	0	0
May 25, 2018	1	0	0	0	0	0
May 25, 2019	0	0	0	0	0	0
May 25, 2020	0	0	0	0	0	0
May 25, 2021	0	0	0	0	0	0
May 25, 2022	0	0	0	0	0	0
May 25, 2023	0	0	0	0	0	0
May 25, 2024	0	0	0	0	0	0
May 25, 2025	0	0	0	0	0	0
May 25, 2026	0	0	0	0	0	0
May 25, 2027	0	0	0	0	0	0
May 25, 2028	0	0	0	0	0	0
May 25, 2029	0	0	0	0	0	0
May 25, 2030	0	0	0	0	0	0
May 25, 2031	0	0	0	0	0	0
May 25, 2032	0	0	0	0	0	0
May 25, 2033	0	0	0	0	0	0
May 25, 2034	0	0	0	0	0	0
May 25, 2035	0	0	0	0	0	0
May 25, 2036	0	0	0	0	0	0
Weighted Average Life* (1)	8.12	5.41	3.50	2.01	1.63	1.29
Weighted Average Life* (2)	8.12	5.41	3.50	2.01	1.63	1.29

—————————

*

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class AV-4
Prepayment Scenario	I	II	III	IV	V	VI
Initial Percentage	100	100	100	100	100	100
May 25, 2007	100	100	100	100	100	100
May 25, 2008	100	100	100	100	42	0
May 25, 2009	100	100	100	13	0	0
May 25, 2010	100	100	100	13	0	0
May 25, 2011	100	100	100	13	0	0
May 25, 2012	100	100	89	13	0	0
May 25, 2013	100	100	65	13	0	0
May 25, 2014	100	100	47	13	0	0
May 25, 2015	100	84	34	10	0	0
May 25, 2016	100	67	25	6	0	0
May 25, 2017	100	54	18	2	0	0
May 25, 2018	100	43	13	0	0	0
May 25, 2019	88	34	9	0	0	0
May 25, 2020	75	28	6	0	0	0
May 25, 2021	63	22	3	0	0	0
May 25, 2022	54	17	1	0	0	0
May 25, 2023	45	14	0	0	0	0
May 25, 2024	38	11	0	0	0	0
May 25, 2025	32	9	0	0	0	0
May 25, 2026	27	6	0	0	0	0
May 25, 2027	22	4	0	0	0	0
May 25, 2028	18	2	0	0	0	0
May 25, 2029	15	*	0	0	0	0
May 25, 2030	12	0	0	0	0	0
May 25, 2031	9	0	0	0	0	0
May 25, 2032	6	0	0	0	0	0
May 25, 2033	3	0	0	0	0	0
May 25, 2034	*	0	0	0	0	0
May 25, 2035	0	0	0	0	0	0
May 25, 2036	0	0	0	0	0	0
Weighted Average Life** (1)	17.64	12.50	8.68	3.65	2.05	1.70
Weighted Average Life** (2)	14.59	9.94	6.89	2.97	2.05	1.70

—————————

*

Means a number less than 0.50% but greater than 0.00%.

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

 Percent of Initial Certificate Principal Balance Outstanding

	Class M-1
Prepayment Scenario	I	II	III	IV	V	VI
Initial Percentage	100	100	100	100	100	100
May 25, 2007	100	100	100	100	100	100
May 25, 2008	100	100	100	100	100	84
May 25, 2009	100	100	100	100	77	84
May 25, 2010	100	81	54	100	77	55
May 25, 2011	95	65	39	100	67	25
May 25, 2012	82	52	29	71	37	4
May 25, 2013	71	42	21	34	18	0
May 25, 2014	61	33	15	11	4	0
May 25, 2015	52	27	11	3	0	0
May 25, 2016	45	22	8	0	0	0
May 25, 2017	39	17	6	0	0	0
May 25, 2018	33	14	4	0	0	0
May 25, 2019	28	11	3	0	0	0
May 25, 2020	24	9	0	0	0	0
May 25, 2021	20	7	0	0	0	0
May 25, 2022	17	6	0	0	0	0
May 25, 2023	15	4	0	0	0	0
May 25, 2024	12	4	0	0	0	0
May 25, 2025	10	2	0	0	0	0
May 25, 2026	9	0	0	0	0	0
May 25, 2027	7	0	0	0	0	0
May 25, 2028	6	0	0	0	0	0
May 25, 2029	5	0	0	0	0	0
May 25, 2030	4	0	0	0	0	0
May 25, 2031	3	0	0	0	0	0
May 25, 2032	0	0	0	0	0	0
May 25, 2033	0	0	0	0	0	0
May 25, 2034	0	0	0	0	0	0
May 25, 2035	0	0	0	0	0	0
May 25, 2036	0	0	0	0	0	0
Weighted Average Life* (1)	10.95	7.51	5.55	6.77	5.30	4.15
Weighted Average Life* (2)	10.00	6.73	5.01	4.78	3.11	2.49

—————————

*

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-2
Prepayment Scenario	I	II	III	IV	V	VI
Initial Percentage	100	100	100	100	100	100
May 25, 2007	100	100	100	100	100	100
May 25, 2008	100	100	100	100	100	100
May 25, 2009	100	100	100	100	100	57
May 25, 2010	100	81	54	100	61	6
May 25, 2011	95	65	39	49	7	0
May 25, 2012	82	52	29	11	4	0
May 25, 2013	71	42	21	7	0	0
May 25, 2014	61	33	15	5	0	0
May 25, 2015	52	27	11	1	0	0
May 25, 2016	45	22	8	0	0	0
May 25, 2017	39	17	6	0	0	0
May 25, 2018	33	14	4	0	0	0
May 25, 2019	28	11	*	0	0	0
May 25, 2020	24	9	0	0	0	0
May 25, 2021	20	7	0	0	0	0
May 25, 2022	17	6	0	0	0	0
May 25, 2023	15	4	0	0	0	0
May 25, 2024	12	3	0	0	0	0
May 25, 2025	10	0	0	0	0	0
May 25, 2026	9	0	0	0	0	0
May 25, 2027	7	0	0	0	0	0
May 25, 2028	6	0	0	0	0	0
May 25, 2029	5	0	0	0	0	0
May 25, 2030	4	0	0	0	0	0
May 25, 2031	0	0	0	0	0	0
May 25, 2032	0	0	0	0	0	0
May 25, 2033	0	0	0	0	0	0
May 25, 2034	0	0	0	0	0	0
May 25, 2035	0	0	0	0	0	0
May 25, 2036	0	0	0	0	0	0
Weighted Average Life** (1)	10.92	7.48	5.45	5.33	4.32	3.22
Weighted Average Life** (2)	10.00	6.73	4.93	4.75	3.36	2.61

—————————

*       Means a number less than 0.50% but greater than 0.00%.

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-3
Prepayment Scenario	I	II	III	IV	V	VI
Initial Percentage	100	100	100	100	100	100
May 25, 2007	100	100	100	100	100	100
May 25, 2008	100	100	100	100	100	100
May 25, 2009	100	100	100	100	100	13
May 25, 2010	100	81	54	100	13	6
May 25, 2011	95	65	39	18	7	0
May 25, 2012	82	52	29	11	2	0
May 25, 2013	71	42	21	7	0	0
May 25, 2014	61	33	15	5	0	0
May 25, 2015	52	27	11	0	0	0
May 25, 2016	45	22	8	0	0	0
May 25, 2017	39	17	6	0	0	0
May 25, 2018	33	14	4	0	0	0
May 25, 2019	28	11	0	0	0	0
May 25, 2020	24	9	0	0	0	0
May 25, 2021	20	7	0	0	0	0
May 25, 2022	17	6	0	0	0	0
May 25, 2023	15	4	0	0	0	0
May 25, 2024	12	0	0	0	0	0
May 25, 2025	10	0	0	0	0	0
May 25, 2026	9	0	0	0	0	0
May 25, 2027	7	0	0	0	0	0
May 25, 2028	6	0	0	0	0	0
May 25, 2029	5	0	0	0	0	0
May 25, 2030	1	0	0	0	0	0
May 25, 2031	0	0	0	0	0	0
May 25, 2032	0	0	0	0	0	0
May 25, 2033	0	0	0	0	0	0
May 25, 2034	0	0	0	0	0	0
May 25, 2035	0	0	0	0	0	0
May 25, 2036	0	0	0	0	0	0
Weighted Average Life* (1)	10.90	7.45	5.39	4.83	3.74	2.83
Weighted Average Life* (2)	10.00	6.73	4.89	4.46	3.36	2.60

—————————

*

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-4
Prepayment Scenario	I	II	III	IV	V	VI
Initial Percentage	100	100	100	100	100	100
May 25, 2007	100	100	100	100	100	100
May 25, 2008	100	100	100	100	100	100
May 25, 2009	100	100	100	100	100	13
May 25, 2010	100	81	54	63	13	6
May 25, 2011	95	65	39	18	7	0
May 25, 2012	82	52	29	11	0	0
May 25, 2013	71	42	21	7	0	0
May 25, 2014	61	33	15	4	0	0
May 25, 2015	52	27	11	0	0	0
May 25, 2016	45	22	8	0	0	0
May 25, 2017	39	17	6	0	0	0
May 25, 2018	33	14	0	0	0	0
May 25, 2019	28	11	0	0	0	0
May 25, 2020	24	9	0	0	0	0
May 25, 2021	20	7	0	0	0	0
May 25, 2022	17	6	0	0	0	0
May 25, 2023	15	1	0	0	0	0
May 25, 2024	12	0	0	0	0	0
May 25, 2025	10	0	0	0	0	0
May 25, 2026	9	0	0	0	0	0
May 25, 2027	7	0	0	0	0	0
May 25, 2028	6	0	0	0	0	0
May 25, 2029	3	0	0	0	0	0
May 25, 2030	0	0	0	0	0	0
May 25, 2031	0	0	0	0	0	0
May 25, 2032	0	0	0	0	0	0
May 25, 2033	0	0	0	0	0	0
May 25, 2034	0	0	0	0	0	0
May 25, 2035	0	0	0	0	0	0
May 25, 2036	0	0	0	0	0	0
Weighted Average Life* (1)	10.87	7.43	5.35	4.59	3.49	2.66
Weighted Average Life* (2)	10.00	6.73	4.86	4.23	3.23	2.48

—————————

*

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-5
Prepayment Scenario	I	II	III	IV	V	VI
Initial Percentage	100	100	100	100	100	100
May 25, 2007	100	100	100	100	100	100
May 25, 2008	100	100	100	100	100	100
May 25, 2009	100	100	100	100	30	13
May 25, 2010	100	81	54	27	13	6
May 25, 2011	95	65	39	18	7	0
May 25, 2012	82	52	29	11	0	0
May 25, 2013	71	42	21	7	0	0
May 25, 2014	61	33	15	0	0	0
May 25, 2015	52	27	11	0	0	0
May 25, 2016	45	22	8	0	0	0
May 25, 2017	39	17	5	0	0	0
May 25, 2018	33	14	0	0	0	0
May 25, 2019	28	11	0	0	0	0
May 25, 2020	24	9	0	0	0	0
May 25, 2021	20	7	0	0	0	0
May 25, 2022	17	4	0	0	0	0
May 25, 2023	15	0	0	0	0	0
May 25, 2024	12	0	0	0	0	0
May 25, 2025	10	0	0	0	0	0
May 25, 2026	9	0	0	0	0	0
May 25, 2027	7	0	0	0	0	0
May 25, 2028	6	0	0	0	0	0
May 25, 2029	0	0	0	0	0	0
May 25, 2030	0	0	0	0	0	0
May 25, 2031	0	0	0	0	0	0
May 25, 2032	0	0	0	0	0	0
May 25, 2033	0	0	0	0	0	0
May 25, 2034	0	0	0	0	0	0
May 25, 2035	0	0	0	0	0	0
May 25, 2036	0	0	0	0	0	0
Weighted Average Life* (1)	10.83	7.39	5.30	4.41	3.32	2.54
Weighted Average Life* (2)	10.00	6.73	4.85	4.08	3.08	2.37

—————————

*

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-6
Prepayment Scenario	I	II	III	IV	V	VI
Initial Percentage	100	100	100	100	100	100
May 25, 2007	100	100	100	100	100	100
May 25, 2008	100	100	100	100	100	100
May 25, 2009	100	100	100	100	24	13
May 25, 2010	100	81	54	27	13	*
May 25, 2011	95	65	39	18	7	0
May 25, 2012	82	52	29	11	0	0
May 25, 2013	71	42	21	7	0	0
May 25, 2014	61	33	15	0	0	0
May 25, 2015	52	27	11	0	0	0
May 25, 2016	45	22	8	0	0	0
May 25, 2017	39	17	0	0	0	0
May 25, 2018	33	14	0	0	0	0
May 25, 2019	28	11	0	0	0	0
May 25, 2020	24	9	0	0	0	0
May 25, 2021	20	7	0	0	0	0
May 25, 2022	17	0	0	0	0	0
May 25, 2023	15	0	0	0	0	0
May 25, 2024	12	0	0	0	0	0
May 25, 2025	10	0	0	0	0	0
May 25, 2026	9	0	0	0	0	0
May 25, 2027	7	0	0	0	0	0
May 25, 2028	0	0	0	0	0	0
May 25, 2029	0	0	0	0	0	0
May 25, 2030	0	0	0	0	0	0
May 25, 2031	0	0	0	0	0	0
May 25, 2032	0	0	0	0	0	0
May 25, 2033	0	0	0	0	0	0
May 25, 2034	0	0	0	0	0	0
May 25, 2035	0	0	0	0	0	0
May 25, 2036	0	0	0	0	0	0
Weighted Average Life** (1)	10.78	7.34	5.26	4.27	3.18	2.45
Weighted Average Life** (2)	10.00	6.73	4.84	3.95	2.95	2.30

—————————

*

Means a number less than 0.50% but greater than 0.00%.

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-7
Prepayment Scenario	I	II	III	IV	V	VI
Initial Percentage	100	100	100	100	100	100
May 25, 2007	100	100	100	100	100	100
May 25, 2008	100	100	100	100	100	100
May 25, 2009	100	100	100	100	24	13
May 25, 2010	100	81	54	27	13	0
May 25, 2011	95	65	39	18	*	0
May 25, 2012	82	52	29	11	0	0
May 25, 2013	71	42	21	2	0	0
May 25, 2014	61	33	15	0	0	0
May 25, 2015	52	27	11	0	0	0
May 25, 2016	45	22	5	0	0	0
May 25, 2017	39	17	0	0	0	0
May 25, 2018	33	14	0	0	0	0
May 25, 2019	28	11	0	0	0	0
May 25, 2020	24	9	0	0	0	0
May 25, 2021	20	0	0	0	0	0
May 25, 2022	17	0	0	0	0	0
May 25, 2023	15	0	0	0	0	0
May 25, 2024	12	0	0	0	0	0
May 25, 2025	10	0	0	0	0	0
May 25, 2026	8	0	0	0	0	0
May 25, 2027	*	0	0	0	0	0
May 25, 2028	0	0	0	0	0	0
May 25, 2029	0	0	0	0	0	0
May 25, 2030	0	0	0	0	0	0
May 25, 2031	0	0	0	0	0	0
May 25, 2032	0	0	0	0	0	0
May 25, 2033	0	0	0	0	0	0
May 25, 2034	0	0	0	0	0	0
May 25, 2035	0	0	0	0	0	0
May 25, 2036	0	0	0	0	0	0
Weighted Average Life** (1)	10.71	7.28	5.20	4.15	3.08	2.38
Weighted Average Life** (2)	10.00	6.73	4.82	3.87	2.87	2.24

—————————

*

Means a number less than 0.50% but greater than 0.00%.

**

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-8
Prepayment Scenario	I	II	III	IV	V	VI
Initial Percentage	100	100	100	100	100	100
May 25, 2007	100	100	100	100	100	100
May 25, 2008	100	100	100	100	100	66
May 25, 2009	100	100	100	100	24	13
May 25, 2010	100	81	54	27	13	0
May 25, 2011	95	65	39	18	0	0
May 25, 2012	82	52	29	11	0	0
May 25, 2013	71	42	21	0	0	0
May 25, 2014	61	33	15	0	0	0
May 25, 2015	52	27	10	0	0	0
May 25, 2016	45	22	0	0	0	0
May 25, 2017	39	17	0	0	0	0
May 25, 2018	33	14	0	0	0	0
May 25, 2019	28	11	0	0	0	0
May 25, 2020	24	1	0	0	0	0
May 25, 2021	20	0	0	0	0	0
May 25, 2022	17	0	0	0	0	0
May 25, 2023	15	0	0	0	0	0
May 25, 2024	12	0	0	0	0	0
May 25, 2025	7	0	0	0	0	0
May 25, 2026	0	0	0	0	0	0
May 25, 2027	0	0	0	0	0	0
May 25, 2028	0	0	0	0	0	0
May 25, 2029	0	0	0	0	0	0
May 25, 2030	0	0	0	0	0	0
May 25, 2031	0	0	0	0	0	0
May 25, 2032	0	0	0	0	0	0
May 25, 2033	0	0	0	0	0	0
May 25, 2034	0	0	0	0	0	0
May 25, 2035	0	0	0	0	0	0
May 25, 2036	0	0	0	0	0	0
Weighted Average Life* (1)	10.60	7.20	5.13	4.02	2.97	2.32
Weighted Average Life* (2)	10.00	6.73	4.81	3.79	2.81	2.20

—————————

*

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-9
Prepayment Scenario	I	II	III	IV	V	VI
Initial Percentage	100	100	100	100	100	100
May 25, 2007	100	100	100	100	100	100
May 25, 2008	100	100	100	100	100	33
May 25, 2009	100	100	100	100	24	12
May 25, 2010	100	81	54	27	10	0
May 25, 2011	95	65	39	18	0	0
May 25, 2012	82	52	29	1	0	0
May 25, 2013	71	42	21	0	0	0
May 25, 2014	61	33	15	0	0	0
May 25, 2015	52	27	0	0	0	0
May 25, 2016	45	22	0	0	0	0
May 25, 2017	39	17	0	0	0	0
May 25, 2018	33	14	0	0	0	0
May 25, 2019	28	0	0	0	0	0
May 25, 2020	24	0	0	0	0	0
May 25, 2021	20	0	0	0	0	0
May 25, 2022	17	0	0	0	0	0
May 25, 2023	15	0	0	0	0	0
May 25, 2024	6	0	0	0	0	0
May 25, 2025	0	0	0	0	0	0
May 25, 2026	0	0	0	0	0	0
May 25, 2027	0	0	0	0	0	0
May 25, 2028	0	0	0	0	0	0
May 25, 2029	0	0	0	0	0	0
May 25, 2030	0	0	0	0	0	0
May 25, 2031	0	0	0	0	0	0
May 25, 2032	0	0	0	0	0	0
May 25, 2033	0	0	0	0	0	0
May 25, 2034	0	0	0	0	0	0
May 25, 2035	0	0	0	0	0	0
May 25, 2036	0	0	0	0	0	0
Weighted Average Life* (1)	10.46	7.09	5.05	3.92	2.87	2.26
Weighted Average Life* (2)	10.00	6.73	4.81	3.74	2.75	2.18

—————————

*

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-10
Prepayment Scenario	I	II	III	IV	V	VI
Initial Percentage	100	100	100	100	100	100
May 25, 2007	100	100	100	100	100	100
May 25, 2008	100	100	100	100	100	33
May 25, 2009	100	100	100	100	24	0
May 25, 2010	100	81	54	27	0	0
May 25, 2011	95	65	39	18	0	0
May 25, 2012	82	52	29	0	0	0
May 25, 2013	71	42	21	0	0	0
May 25, 2014	61	33	8	0	0	0
May 25, 2015	52	27	0	0	0	0
May 25, 2016	45	22	0	0	0	0
May 25, 2017	39	17	0	0	0	0
May 25, 2018	33	1	0	0	0	0
May 25, 2019	28	0	0	0	0	0
May 25, 2020	24	0	0	0	0	0
May 25, 2021	20	0	0	0	0	0
May 25, 2022	17	0	0	0	0	0
May 25, 2023	5	0	0	0	0	0
May 25, 2024	0	0	0	0	0	0
May 25, 2025	0	0	0	0	0	0
May 25, 2026	0	0	0	0	0	0
May 25, 2027	0	0	0	0	0	0
May 25, 2028	0	0	0	0	0	0
May 25, 2029	0	0	0	0	0	0
May 25, 2030	0	0	0	0	0	0
May 25, 2031	0	0	0	0	0	0
May 25, 2032	0	0	0	0	0	0
May 25, 2033	0	0	0	0	0	0
May 25, 2034	0	0	0	0	0	0
May 25, 2035	0	0	0	0	0	0
May 25, 2036	0	0	0	0	0	0
Weighted Average Life* (1)	10.30	6.96	4.94	3.82	2.81	2.23
Weighted Average Life* (2)	10.00	6.73	4.79	3.70	2.73	2.18

—————————

*

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

Percent of Initial Certificate Principal Balance Outstanding

	Class M-11
Prepayment Scenario	I	II	III	IV	V	VI
Initial Percentage	100	100	100	100	100	100
May 25, 2007	100	100	100	100	100	100
May 25, 2008	100	100	100	100	100	33
May 25, 2009	100	100	100	100	22	0
May 25, 2010	100	81	54	27	0	0
May 25, 2011	95	65	39	3	0	0
May 25, 2012	82	52	29	0	0	0
May 25, 2013	71	42	12	0	0	0
May 25, 2014	61	33	0	0	0	0
May 25, 2015	52	27	0	0	0	0
May 25, 2016	45	15	0	0	0	0
May 25, 2017	39	2	0	0	0	0
May 25, 2018	33	0	0	0	0	0
May 25, 2019	28	0	0	0	0	0
May 25, 2020	22	0	0	0	0	0
May 25, 2021	11	0	0	0	0	0
May 25, 2022	2	0	0	0	0	0
May 25, 2023	0	0	0	0	0	0
May 25, 2024	0	0	0	0	0	0
May 25, 2025	0	0	0	0	0	0
May 25, 2026	0	0	0	0	0	0
May 25, 2027	0	0	0	0	0	0
May 25, 2028	0	0	0	0	0	0
May 25, 2029	0	0	0	0	0	0
May 25, 2030	0	0	0	0	0	0
May 25, 2031	0	0	0	0	0	0
May 25, 2032	0	0	0	0	0	0
May 25, 2033	0	0	0	0	0	0
May 25, 2034	0	0	0	0	0	0
May 25, 2035	0	0	0	0	0	0
May 25, 2036	0	0	0	0	0	0
Weighted Average Life* (1)	9.98	6.73	4.78	3.66	2.69	2.12
Weighted Average Life* (2)	9.93	6.68	4.75	3.64	2.67	2.12

—————————

*

The weighted average life of an Offered Certificate is determined by (1) multiplying the amount of each distribution in reduction of the related Certificate Principal Balance by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the original Certificate Principal Balance of the Offered Certificate.

(1)

To maturity.

(2)

To optional termination.

The above tables have been prepared based on the Structuring Assumptions described above (including the assumptions regarding the characteristics and performance of the Home Equity Loans, which differ from the actual characteristics and performance of the Home Equity Loans) and should be read in conjunction with those Structuring Assumptions.

FORMATION OF THE ISSUING ENTITY AND ISSUING ENTITY PROPERTY

The issuing entity will be created and established as a New York common law trust pursuant to the Pooling and Servicing Agreement (the “Pooling Agreement”) dated as of May 1, 2006 among the Depositor, CHEC and HSF II, LLC as sellers, CHEC, as servicer (in this capacity, the “Servicer”), and JPMorgan Chase Bank, N.A., as trustee (the “Trustee”). On the Closing Date, the Sellers will transfer without recourse the Home Equity Loans to the Depositor, the Depositor will convey without recourse the Home Equity Loans to the issuing entity and the issuing entity will issue the Offered Certificates, the Class X-IO Certificates and the Class R Certificates at the direction of the Depositor.

The property of the issuing entity will include all

(a)

the Home Equity Loans together with the related Home Equity Loan documents, each Seller’s interest in any Mortgaged Property which secures a Home Equity Loan, all principal payments collected and interest payments due on each Home Equity Loan on or after the opening of business on May 1, 2006 (the “Cut-Off Date”) or, with respect to any Home Equity Loan originated after that date, but prior to the Closing Date, the date of origination of that Home Equity Loan, and proceeds of the conversion, voluntary or involuntary, of the foregoing,

(b)

the amounts as may be held by the Trustee in the Certificate Account and the Net WAC Cap Carryover Reserve Account, together with investment earnings on those amounts, and the amounts as may be held by the Servicer in the Principal and Interest Account (as defined in the base prospectus), if any, inclusive of investment earnings on those amounts, whether in the form of cash, instruments, securities or other properties,

(c)

the issuing entity’s right to receive payments under the Interest Rate Swap Agreement, and the amounts representing those payments as may be held by the Trustee in the Swap Account, and

(d)

proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Home Equity Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling Agreement.

As described in the Pooling Agreement, the Trustee and the Servicer shall each receive specified investment earnings on amounts on deposit in the Certificate Account as additional compensation, and the Servicer shall receive any investment earnings on amounts on deposit in the Principal and Interest Account.

The Offered Certificates will not represent an interest in or an obligation of, nor will the Home Equity Loans be guaranteed by, the sponsor, the Depositor, the Sellers, the Servicer, the Trustee, the underwriters or any of their affiliates.

Prior to the Closing Date, the issuing entity will have had no assets or obligations. Upon formation, the issuing entity will not engage in any business activity other than acquiring, holding and collecting payments on the Home Equity Loans, the activities relating to the Interest Rate Swap Agreement, issuing the Certificates, distributing payments on the Certificates and activities necessary or convenient to accomplish the foregoing or incidental thereto, including the investment of monies in accordance with the Pooling Agreement.  The issuing entity will not acquire any receivables or assets other than the Home Equity Loans and their proceeds and rights appurtenant to them and rights under the Interest Rate Swap Agreement.  To the extent that borrowers make scheduled payments under the Home Equity Loans, the issuing entity will have sufficient liquidity to make distributions on the Certificates. As the issuing entity does not have any operating history and will not engage in any business activity other than as described above, there has not been included any historical or pro forma ratio of earnings to fixed charges with respect to the issuing entity.  The issuing entity’s fiscal year will be the calendar year.

The Pooling Agreement and certain other transaction agreements will contain “non-petition” covenants designed to prevent the commencement of any bankruptcy or insolvency proceedings against the Depositor and/or the issuing entity, as applicable, by any of the transaction parties or by the certificateholders.

We have structured the transactions described in this free writing prospectus to assure that the transfer of the Home Equity Loans by the Sellers to the Depositor constitutes a “true sale” of the Home Equity Loans.  If the transfer constitutes a “true sale,” the Home Equity Loans and related proceeds would not be property of the applicable Seller should it become subject to any insolvency law.  Although each Seller and the Depositor will express its intent to treat the conveyance of the related Home Equity Loans as a sale, each Seller and the Depositor will also grant to the Trustee, on behalf of the issuing entity, a security interest in the related Home Equity Loans.  This security interest is intended to protect the interests of the certificateholders if a bankruptcy court were to characterize the Seller’s or the Depositor’s transfer of the loans as a borrowing by such Seller or the Depositor secured by a pledge of the Home Equity Loans.  If a bankruptcy court did characterize the transaction as a borrowing by a Seller or the Depositor, that borrowing would be secured by the Home Equity Loans in which such Seller or the Depositor granted a security interest to the Trustee, as applicable.  Each Seller and the Depositor has agreed to take those actions that are necessary to maintain the security interest granted to the Trustee as a first priority, perfected security interest in the Home Equity Loans, including the filing of Uniform Commercial Code financing statements, if necessary.

Upon issuance of the Certificates, the Depositor will receive the advice of counsel that, subject to various facts, assumptions and qualifications, the transfer of the Home Equity Loans by the applicable Seller to the Depositor would be characterized as a “true sale” and the Home Equity Loans and related proceeds would not be property of the applicable Seller under the insolvency laws.

The Depositor will also represent and warrant that each sale of Home Equity Loans by the Depositor to the issuing entity is a valid sale of those loans.  In addition, the Depositor, the Sellers and the issuing entity will treat the conveyance of the Home Equity Loans as a sale.  The Depositor and each Seller will take all actions that are required so the Trustee will be treated as the legal owner of the Home Equity Loans.

LEGAL PROCEEDINGS

There are no material legal proceedings currently pending against any of the sponsor, Depositor, Trustee, issuing entity or Servicer.

DESCRIPTION OF THE CERTIFICATES

Pursuant to the Pooling Agreement, the issuing entity will issue on the Closing Date the Centex Home Equity Loan Asset-Backed Certificates, Series 2006-A, Class AV-1 Certificates, Class AV-2 Certificates, Class AV-3 Certificates, Class AV-4 Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates and Class M-11 Certificates (collectively referred to as the “Offered Certificates”).  The issuing entity will also issue on the Closing Date the Class X-IO Certificates (the “Class X-IO Certificates”) and one or more classes of residual certificates (together, the “Class R Certificates,” and together with the Class X-IO Certificates, the “Non-Offered Certificates” and together with the Offered Certificates, the “Certificates”).  Only the Offered Certificates are being offered pursuant to this free writing prospectus.  The Class X-IO and Class R Certificates will be issued to CHEC Residual, LLC, a wholly-owned subsidiary of CHEC.

The Class AV-1 Certificates, Class AV-2 Certificates, Class AV-3 Certificates and Class AV-4 Certificates are sometimes referred to as the “Senior Certificates” and the Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates and Class M-11 Certificates are sometimes referred to as the “Subordinate Certificates.”

The form of the Pooling Agreement has been filed as an exhibit to the registration statement to which this free writing prospectus relates.  The following summaries describe important provisions of the Pooling Agreement.  The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement.  Wherever particular sections or defined terms of the Pooling Agreement are referred to, the sections or defined terms are incorporated in this free writing prospectus by reference.

The Offered Certificates will be issued in denominations of $25,000 and multiples of $1,000 in excess of $25,000 and will evidence specified undivided interests in the issuing entity.  Definitive Certificates will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially act as Certificate Registrar.

We refer you to “—Book-Entry Certificates” below for more detail.

No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

The Senior Certificates will receive distributions primarily based upon collections on the Fixed Rate Home Equity Loans and the Adjustable Rate Home Equity Loans.  The Subordinate Certificates will receive distributions on a subordinated basis primarily based upon collections on the Fixed Rate Home Equity Loans and the Adjustable Rate Home Equity Loans.

The principal amount of a class of Offered Certificates (each, a “Certificate Principal Balance”) on any Distribution Date is equal to the aggregate outstanding principal balance of such class of Offered Certificates on the Closing Date, reduced by the sum of (a) the aggregate of amounts actually distributed as principal to the holders of the class of Offered Certificates and (b) in the case of the Subordinate Certificates, any reductions in the Certificate Principal Balance of such Subordinate Certificates due to Realized Losses, and increased, in the case of any such Subordinate Certificates to which Realized Losses have been allocated, by the amount of any allocated Recoveries, in each case as described in this free writing prospectus.

Each class of Offered Certificates represents the right to receive payments of interest at the Certificate Rate for that class and payments of principal as described below.

The person in whose name a Certificate is registered in the Certificate Register is referred to in this free writing prospectus as a “Certificateholder.”

Book-Entry Certificates

The Offered Certificates initially will be book-entry certificates (the “Book-Entry Certificates”).  Persons acquiring beneficial ownership interests in the Offered Certificates (“Certificateowners”) will hold the certificates through The Depository Trust Company (“DTC”), in the United States, or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or the Euroclear System (“Euroclear”), in Europe, if the Certificateowners are participants of the systems, or indirectly through organizations that are participants in the systems.  The Book-Entry Certificates will be issued in one or more certificates per class, representing the aggregate principal balance of each class of Offered Certificates, and will initially be registered in the name of Cede & Co. (“Cede”), the nominee of DTC.  Euroclear and Clearstream, Luxembourg will hold omnibus positions on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream, Luxembourg’s names on the books of their respective depositaries which in turn will hold positions in customers’ securities accounts in the depositaries’ names on the books of DTC.  Citibank N.A., will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear.  Investors may hold beneficial interests in the Book-Entry Certificates in minimum denominations representing principal balances of $25,000 and in integral multiples of $1,000 in excess of $25,000.  Except as described in the base prospectus, no person acquiring a Book-Entry Certificate will be entitled to receive a physical certificate representing the Certificate (a “Definitive Certificate”).  Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Offered Certificates will be Cede, as nominee of DTC.  Certificateowners will not be Certificateholders as that term is used in the Pooling Agreement. Certificateowners are permitted to exercise their rights only indirectly through DTC and its participants (including Euroclear and Clearstream, Luxembourg).

We refer you to “DESCRIPTION OF THE SECURITIES—Book-Entry Securities” in the base prospectus for more detail.

Distribution Dates

On the 25th day of each month, or if the 25th day is not a Business Day, then the next succeeding Business Day (each, a “Distribution Date”), the Trustee will distribute in accordance with the Pooling Agreement (a) amounts then on deposit in the certificate account established and maintained by the Trustee under the Pooling Agreement (the “Certificate Account”), (b) amounts then on deposit in the Net WAC Cap Carryover Reserve Account and (c) amounts then on deposit in the Swap Account.  Distributions will be made in immediately available funds to Certificateholders of Offered Certificates by wire transfer or otherwise, to the account of the Certificateholder at a domestic bank or other entity having appropriate facilities therefor, if the Certificateholder has so notified the Trustee at least five Business Days prior to the Record Date, or by check mailed to the address of the person entitled to the distributions as it appears on the register (the “Certificate Register”) maintained by the Trustee as registrar (the “Certificate Registrar”). Certificateowners may experience some delay in the receipt of their payments due to the operations of DTC.

We refer you to “—Book-Entry Certificates” above for more detail.

The Pooling Agreement will provide that a Certificateholder, upon receiving the final distribution on a Certificate, will be required to send the Certificate to the Trustee. The Pooling Agreement additionally will provide that, in any event, any Certificate as to which the final distribution on that Certificate has been made shall be deemed canceled for all purposes of the Pooling Agreement.

Reports to Certificateholders

Concurrently with each distribution to the Certificateholders, the Servicer will forward to the Trustee to make available to each Certificateholder a statement setting forth among other items with respect to each Distribution Date and each class of Certificates:

(1)

the aggregate amount of the distribution to the Certificateholders on the related Distribution Date;

(2)

the amount of distribution set forth in paragraph (1) above in respect of interest and the amount thereof in respect of any related Class Interest Carryover Shortfall, and the amount of any related Class Interest Carryover Shortfall remaining;

(3)

the aggregate amount of any related Class Interest Carryover Shortfall, and the aggregate amount of any related Class Interest Carryover Shortfall remaining;

(4)

the amount of the distribution set forth in paragraph (1) above in respect of principal and the amount thereof in respect of the Class Principal Carryover Shortfall, and any remaining Class Principal Carryover Shortfall;

(5)

the amount of Excess Interest distributed on the Certificates and the amount of Excess Interest remaining, if any;

(6)

the Servicing Fee;

(7)

the aggregate Loan Balance of the Fixed Rate Home Equity Loans, the aggregate Loan Balance of the Adjustable Rate Home Equity Loans and the aggregate Loan Balance of all of the Home Equity Loans, in each case, as of the close of business on the last day of the preceding Remittance Period;

(8)

the Certificate Principal Balance for each class of Certificates after giving effect payments allocated to principal above;

(9)

the Required Overcollateralization Amount and the Overcollateralization Amount as of the close of business on the Distribution Date, after giving effect to distributions of principal on the Distribution Date;

(10)

the number and aggregate Loan Balance of the Fixed Rate Home Equity Loans, the Adjustable Rate Home Equity Loans and all of the Home Equity Loans as to which the minimum monthly payment is delinquent for 30 to 59 days, 60 to 89 days and 90 or more days (calculated in accordance with the method described under “DESCRIPTION OF THE HOME EQUITY LOANS—Pool Delinquency Experience” above, in this free writing prospectus), respectively, as of the end of the preceding Remittance Period;

(11)

the book value of any real estate which is acquired by the issuing entity through foreclosure or grant of deed in lieu of foreclosure;

(12)

the aggregate amount of prepayments received on the Home Equity Loans during the previous Remittance Period and specifying the amount for with respect to the Fixed Rate Home Equity Loans, the Adjustable Rate Home Equity Loans and all of the Home Equity Loans;

(13)

the weighted average loan rate on the Home Equity Loans as of the first day of the month prior to the Distribution Date and specifying this rate for the Fixed Rate Home Equity Loans, the Adjustable Rate Home Equity Loans and all of the Home Equity Loans;; and

(14)

the Certificate Rate for each class of Certificates for the Distribution Date.

In the case of information furnished pursuant to clauses (2), (3) and (4) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

Within sixty days after the end of each calendar year, the Servicer will be required to forward to the Trustee a statement containing the information set forth in clauses (2), (3) and (4) above aggregated for the applicable calendar year.  See “THE AGREEMENTS—Reporting Requirements” in the base prospectus.

Glossary

“Additional Termination Events” are more specifically defined in the Interest Rate Swap Agreement and include, among others, the termination of the Supplemental Interest Trust or the issuing entity, the amendment or modification of the Pooling Agreement or other transaction documents without the prior written consent of the Swap Provider where written consent is required and an optional termination pursuant to the terms of the Pooling Agreement.  With respect to the Swap Provider, an Additional Termination Event will occur if the Swap Provider fails to comply with the Downgrade Provisions.

The “Basic Principal Amount” with respect to each Distribution Date shall be the sum of (without duplication):

(A)

the principal portion of all scheduled monthly payments on the Home Equity Loans actually received by the Servicer during the related Remittance Period and any prepayments on the Home Equity Loans made on behalf of the obligors on Home Equity Loans actually received by the Servicer during the related Remittance Period, in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date;

(B)

the outstanding principal balance of each Home Equity Loan that was purchased or repurchased by CHEC or purchased by the Servicer, on or prior to the related Monthly Remittance Date, in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date;

(C)

any Substitution Amounts (as defined in the base prospectus) relating to principal, delivered by CHEC on the related Monthly Remittance Date in connection with a substitution of a Home Equity Loan, in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date;

(D)

all Net Liquidation Proceeds (as defined in the base prospectus) and Recoveries actually collected by or on behalf of the Servicer with respect to the Home Equity Loans during the related Remittance Period (to the extent the Net Liquidation Proceeds and Recoveries relate to principal), in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date; and

(E)

the principal portion of the proceeds received by the Trustee with respect to the Home Equity Loans upon termination of the issuing entity.

“Business Day” means any day other than (1) a Saturday or Sunday or (2) a day on which banking institutions in New York, New York, Dallas, Texas or the city in which the corporate trust office of the Trustee is located are authorized or obligated by law or executive order to be closed.

“Class Interest Carryover Shortfall” means, with respect to any class of Offered Certificates and any Distribution Date, an amount equal to the sum of (1) the excess of the Class Monthly Interest Amount with respect to that class for the preceding Distribution Date and any outstanding Class Interest Carryover Shortfall with respect to that class from any preceding Distribution Date, over the amount in respect of interest that is actually distributed to the Certificateholders of that class on the preceding Distribution Date plus (2) one month’s interest on the excess, to the extent permitted by law, at the Certificate Rate for that class.

“Class M-1 Principal Distribution Amount” means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

(1)

the sum of:

(A)

the aggregate Certificate Principal Balances of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, and

(B)

the Certificate Principal Balance of the Class M-1 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)

66.20% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)

the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

“Class M-2 Principal Distribution Amount” means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates and the Class M-1 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

(1)

the sum of:

(A)

the aggregate Certificate Principal Balances of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,

(B)

the Certificate Principal Balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, and

(C)

the Certificate Principal Balance of the Class M-2 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)

72.70% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)

the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

“Class M-3 Principal Distribution Amount” means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates, the Class M-1 Certificates and the Class M-2 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

(1)

the sum of:

(A)

the aggregate Certificate Principal Balances of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,

(B)

the Certificate Principal Balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,

(C)

the Certificate Principal Balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, and

(D)

the Certificate Principal Balance of the Class M-3 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)

76.40% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)

the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

“Class M-4 Principal Distribution Amount” means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

(1)

the sum of:

(A)

the aggregate Certificate Principal Balances of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,

(B)

the Certificate Principal Balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,

(C)

the Certificate Principal Balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,

(D)

the Certificate Principal Balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, and

(E)

the Certificate Principal Balance of the Class M-4 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)

79.80% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)

the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

“Class M-5 Principal Distribution Amount” means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates and the Class M-4 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

(1)

the sum of:

(A)

the aggregate Certificate Principal Balances of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,

(B)

the Certificate Principal Balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,

(C)

the Certificate Principal Balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,

(D)

the Certificate Principal Balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date,

(E)

the Certificate Principal Balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, and

(F)

the Certificate Principal Balance of the Class M-5 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)

83.00% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)

the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

“Class M-6 Principal Distribution Amount” means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates and the Class M-5 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

(1)

the sum of:

(A)

the aggregate Certificate Principal Balances of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,

(B)

the Certificate Principal Balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,

(C)

the Certificate Principal Balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,

(D)

the Certificate Principal Balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date,

(E)

the Certificate Principal Balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date,

(F)

the Certificate Principal Balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, and

(G)

the Certificate Principal Balance of the Class M-6 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)

85.90% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)

the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

“Class M-7 Principal Distribution Amount” means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates and the Class M-6 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

(1)

the sum of:

(C)

the aggregate Certificate Principal Balances of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,

(D)

the Certificate Principal Balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,

(E)

the Certificate Principal Balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,

(F)

the Certificate Principal Balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date,

(G)

the Certificate Principal Balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date,

(H)

the Certificate Principal Balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date,

(I)

the Certificate Principal Balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date, and

(J)

the Certificate Principal Balance of the Class M-7 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)

88.50% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)

the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

“Class M-8 Principal Distribution Amount” means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates and the Class M-7 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

(1)

the sum of:

(A)

the aggregate Certificate Principal Balances of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,

(B)

the Certificate Principal Balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,

(C)

the Certificate Principal Balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,

(D)

the Certificate Principal Balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date,

(E)

the Certificate Principal Balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date,

(F)

the Certificate Principal Balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date,

(G)

the Certificate Principal Balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date,

(H)

the Certificate Principal Balance of the Class M-7 Certificates, after taking into account distribution of the Class M-7 Principal Distribution Amount for the applicable Distribution Date,

(I)

the Certificate Principal Balance of the Class M-8 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)

91.00% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)

the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

“Class M-9 Principal Distribution Amount” means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates and the Class M-8 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

(1)

the sum of:

(A)

the aggregate Certificate Principal Balances of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,

(B)

the Certificate Principal Balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,

(C)

the Certificate Principal Balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,

(D)

the Certificate Principal Balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date,

(E)

the Certificate Principal Balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date,

(F)

the Certificate Principal Balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date,

(G)

the Certificate Principal Balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date,

(H)

the Certificate Principal Balance of the Class M-7 Certificates, after taking into account distribution of the Class M-7 Principal Distribution Amount for the applicable Distribution Date,

(I)

the Certificate Principal Balance of the Class M-8 Certificates, after taking into account distribution of the Class M-8 Principal Distribution Amount for the applicable Distribution Date, and

(J)

the Certificate Principal Balance of the Class M-9 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)

92.70% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)

the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

“Class M-10 Principal Distribution Amount” means, with respect to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the Certificate Principal Balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates and the Class M-9 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:

(1)

the sum of:

(A)

the aggregate Certificate Principal Balances of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,

(B)

the Certificate Principal Balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,

(C)

the Certificate Principal Balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,

(D)

the Certificate Principal Balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date,

(E)

the Certificate Principal Balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date,

(F)

the Certificate Principal Balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date,

(G)

the Certificate Principal Balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date,

(H)

the Certificate Principal Balance of the Class M-7 Certificates, after taking into account distribution of the Class M-7 Principal Distribution Amount for the applicable Distribution Date,

(I)

the Certificate Principal Balance of the Class M-8 Certificates, after taking into account distribution of the Class M-8 Principal Distribution Amount for the applicable Distribution Date,

(J)

the Certificate Principal Balance of the Class M-9 Certificates, after taking into account distribution of the Class M-9 Principal Distribution Amount for the applicable Distribution Date, and

(K)

the Certificate Principal Balance of the Class M-10 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)

94.00% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)

the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

“Class M-11 Principal Distribution Amount” means, with respect to any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of:

(1)

the sum of:

(A)

the aggregate Certificate Principal Balances of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,

(B)

the Certificate Principal Balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,

(C)

the Certificate Principal Balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,

(D)

the Certificate Principal Balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date,

(E)

the Certificate Principal Balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date,

(F)

the Certificate Principal Balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date,

(G)

the Certificate Principal Balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date,

(H)

the Certificate Principal Balance of the Class M-7 Certificates, after taking into account distribution of the Class M-7 Principal Distribution Amount for the applicable Distribution Date,

(I)

the Certificate Principal Balance of the Class M-8 Certificates, after taking into account distribution of the Class M-8 Principal Distribution Amount for the applicable Distribution Date,

(J)

the Certificate Principal Balance of the Class M-9 Certificates, after taking into account distribution of the Class M-9 Principal Distribution Amount for the applicable Distribution Date,

(K)

the Certificate Principal Balance of the Class M-10 Certificates, after taking into account distribution of the Class M-10 Principal Distribution Amount for the applicable Distribution Date, and

(L)

the Certificate Principal Balance of the Class M-11 Certificates immediately prior to the applicable Distribution Date,

over (2) the lesser of:

(A)

96.00% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and

(B)

the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor;

provided, however, that after the Certificate Principal Balances of the Senior, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are reduced to zero, the Class M-11 Principal Distribution Amount for the applicable Distribution Date will equal 100% of the Principal Distribution Amount.

“Class Monthly Interest Amount” with respect to each class of Offered Certificates means, with respect to any Distribution Date, the aggregate amount of interest accrued for the related Interest Period at the related Certificate Rate on the Certificate Principal Balance of the related Offered Certificates.  On any Distribution Date, the Offered Certificates are each subject to the Net WAC Cap.  For a description of the respective Certificate Rates and the Net WAC Cap, see “—Certificate Rate” below.

“Class Principal Carryover Shortfall” means, with respect to any class of Subordinate Certificates and any Distribution Date, the excess, if any, of (1) the sum of (x) the amount of the reduction in the Certificate Principal Balance of that class of Subordinate Certificates on the applicable Distribution Date attributable to the allocation of Realized Losses as provided under “¾Allocation of Realized Losses” below and (y) the amount of any such reductions on prior Distribution Dates over (2) the sum of (x) the amount distributed in respect of the related Class Principal Carryover Shortfall to such class on prior Distribution Dates and (y) the amount of any increases in the Certificate Principal Balance of that class of Subordinate Certificates on that Distribution Date and any prior Distribution Dates attributable to the allocation of Recoveries to such class as provided under “—Allocation of Realized Losses” below.

“Cumulative Loss Trigger Event” shall have occurred with respect to any Distribution Date and the Home Equity Loans, if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Home Equity Loans from the Cut-Off Date through the last day of the related Remittance Period (less the aggregate amount of Recoveries during such period) by (y) the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date, exceeds the applicable percentages described below with respect to such Distribution Date:

Distribution Date	Loss Percentage
June 2008 to May 2009	1.25% for the first month, plus an additional 1/12th of 1.60% for each month thereafter.
June 2009 to May 2010	2.85% for the first month, plus an additional 1/12th of 1.70% for each month thereafter.
June 2010 to May 2011	4.55% for the first month, plus an additional 1/12th of 1.35% for each month thereafter.
June 2011 to May 2012	5.90% for the first month, plus an additional 1/12th of 0.75% for each month thereafter.
June 2012 and thereafter	6.65%

“Delinquency Amount” means, with respect to any Remittance Period, the sum, without duplication, of the aggregate principal balance of the Home Equity Loans that are (1) 60 or more days delinquent, (2) 60 or more days delinquent and in bankruptcy, (3) in foreclosure and (4) REO properties, each as of the last day of such Remittance Period.

A “Delinquency Event” shall have occurred and be continuing if at any time the 60+ Delinquency Percentage (Rolling Three Month) exceeds 39.10% of the Senior Enhancement Percentage.

“Downgrade Provisions” of the Interest Rate Swap Agreement will be triggered if the Swap Provider’s short-term or long-term credit ratings fall below the levels specified in the Interest Rate Swap Agreement.

“Early Termination Date” shall have the meaning assigned to such term in the ISDA Master Agreement.

“Event of Default” under the Interest Rate Swap Agreement (each a “Swap Default”) include the following standard events of default under the ISDA Master Agreement:

·

“Failure to Pay or Deliver,”

·

“Bankruptcy” (as amended in the Interest Rate Swap Agreement) and

·

“Merger without Assumption” (but only with respect to the Swap Provider), as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

“Excess Interest” means, with respect to any Distribution Date, the amounts remaining, if any, after the application of payments pursuant to clauses A. through O. under “—Distributions” below.

“Excess Overcollateralization Amount” means, with respect to any Distribution Date, the lesser of (1) the Basic Principal Amount for the Distribution Date and (2) the excess, if any, of (x) the Overcollateralization Amount, assuming 100% of the Basic Principal Amount is distributed on the Offered Certificates, over (y) the Required Overcollateralization Amount.

The “Interest Rate Swap Agreement” is the interest rate swap agreement to be entered into with the Swap Provider on or before the Closing Date by the Trustee, on behalf of the Supplemental Interest Trust, at the direction of the Depositor.

“Loan Balance” means, with respect to any Home Equity Loan as of any date of determination, the actual outstanding principal balance thereof on the Cut-Off Date less any principal payments made on such Home Equity Loan through such date of determination.  The Pooling Agreement provides that the Loan Balance of any Home Equity Loan which becomes a Liquidated Loan shall thereafter equal zero.

“Monthly Remittance Date” means the 18th day of each month, or if the 18th day is not a Business Day, the preceding Business Day. On each Monthly Remittance Date, the Servicer will be required to transfer funds on deposit in the Principal and Interest Account to the Certificate Account.

“Net Subordination Deficiency” means, with respect to any Distribution Date, the excess, if any, of (1) the Subordination Deficiency for that Distribution Date over (2) the Excess Interest for that Distribution Date.

“Net Swap Payment” means each any net payment made (i) by the Swap Provider for deposit into the Swap Account to the extent that the floating payment exceeds the fixed payment on any Distribution Date  pursuant to the Interest Rate Swap Agreement, or (ii) to the Swap Provider, to the extent that the fixed payment exceeds the floating payment on any Distribution Date pursuant to the Interest Rate Swap Agreement.

“OC Floor” means an amount equal to 0.50% of the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date.

“Overcollateralization Amount” means, with respect to each Distribution Date, the excess, if any, of (1) the aggregate Loan Balance of the Home Equity Loans as of the close of business on the last day of the preceding Remittance Period over (2) the aggregate Certificate Principal Balance of the Offered Certificates as of that Distribution Date (after taking into account the payment of the Principal Distribution Amount on that Distribution Date).

“Principal Distribution Amount” means, with respect to any Distribution Date, the lesser of (1) the aggregate Certificate Principal Balances of the Offered Certificates immediately preceding that Distribution Date and (2) the sum of (x) the Basic Principal Amount for that Distribution Date minus the Excess Overcollateralization Amount, if any, for that Distribution Date and (y) the Subordination Increase Amount, if any, for that Distribution Date.

“Record Date” means, with respect to any Distribution Date and the Senior and Subordinate Certificates, the Business Day immediately preceding that Distribution Date, or if Definitive Certificates have been issued, the last Business Day of the month immediately preceding the calendar month in which the Distribution Date occurs.

“Recoveries” means, with respect to any Liquidated Loan, an amount received in respect of principal on that Liquidated Loan, which has previously been allocated as a Realized Loss to a class or classes of Subordinate Certificates, net of reimbursable expenses due and owing to the Servicer.

“Remittance Period” means, with respect to any Distribution Date, the calendar month preceding the calendar month in which the Distribution Date occurs.

“Required Overcollateralization Amount” means, with respect to any Distribution Date (1) prior to the Stepdown Date, the product of (x) 2.00% and (y) the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date; and (2) on and after the Stepdown Date, the greater of (i) the lesser of (x) the product of 2.00% and the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date and (y) the product of 4.00% and the aggregate Loan Balance of the Home Equity Loans as of the end of the related Remittance Period and (ii) the OC Floor; provided, however, that on each such subsequent Distribution Date during the continuance of a Trigger Event the Required Overcollateralization Amount will equal the Required Overcollateralization Amount in effect as of the Distribution Date immediately preceding the date on which such Trigger Event first occurred.

“Senior Enhancement Percentage” means, with respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of (1) the aggregate Certificate Principal Balances of the Subordinate Certificates and (2) the Overcollateralization Amount, in each case, after taking into account the distribution of the Principal Distribution Amount on that Distribution Date, and the denominator of which is the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period.

“Senior Principal Distribution Amount” means, with respect to (a) any Distribution Date prior to the Stepdown Date or during the continuation of a Trigger Event, the lesser of (1) 100% of the Principal Distribution Amount and (2) the aggregate Certificate Principal Balances of the Senior Certificates immediately prior to that Distribution Date, and (b) any other Distribution Date, the lesser of (1) the Principal Distribution Amount and (2) the excess, if any, of (x) the aggregate Certificate Principal Balances of the Senior Certificates immediately prior to that Distribution Date over (y) the lesser of (A) 59.10% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

“60+ Delinquency Percentage (Rolling Three Month)” means, with respect to any Distribution Date, the average of the percentage equivalents of the fractions determined for each of the three immediately preceding Remittance Periods, the numerator of each of which is equal to the Delinquency Amount for such Remittance Period, and the denominator of each of which is the aggregate Loan Balance of all of the Home Equity Loans as of the end of such Remittance Period.

“Stepdown Date” means the earlier to occur of (1) the Distribution Date after which the aggregate Certificate Principal Balances of the Senior Certificates are reduced to zero, and (2) the later to occur of (A) the Distribution Date in June 2009 and (B) the first Distribution Date on which the Senior Enhancement Percentage, after giving effect to the distribution of the Principal Distribution Amount on that Distribution Date, is at least equal to 40.90%.

“Subordination Deficiency” means, with respect to any Distribution Date, the excess, if any, of (1) the Required Overcollateralization Amount for that Distribution Date over (2) the Overcollateralization Amount for that Distribution Date after giving effect to the distribution of the Basic Principal Amount on that Distribution Date.

“Subordination Increase Amount” means, with respect to any Distribution Date, the lesser of (1) the Subordination Deficiency and (2) the Excess Interest.

“Supplemental Interest Trust” means, the trust separate from the issuing entity on whose behalf the Trustee is expected to enter into the Interest Rate Swap Agreement with the Swap Provider.

The “Swap Account” is the segregated trust account into which the Trustee will be required to deposit any amounts received by the Trustee from the Swap Provider and any amounts payable to the Swap Provider by the Trustee.

“Swap Early Termination” means, any occurrence of an Early Termination Date under the Interest Rate Swap Agreement.

The “Swap Provider” is The Royal Bank of Scotland plc, as swap provider, under the Interest Rate Swap Agreement.

“Swap Provider Trigger Event” means a Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is the Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

“Swap Termination Payment” means the amount, if any, owed by the Supplemental Interest Trust or the Swap Provider upon a Swap Early Termination.

“Transition Expenses” means expenses incurred by the Trustee in connection with the transfer of servicing upon the termination of the Servicer; provided that the amount shall not exceed $50,000 in the aggregate in any one calendar year (and no more than $100,000 in the aggregate during the term of the issuing entity).

“Trigger Event” means the existence of a Delinquency Event or a Cumulative Loss Trigger Event.

“Trustee Reimbursable Expenses” means (1) any unpaid Trustee Fees and Transition Expenses, (2) all other reimbursable expenses incurred by the Trustee in connection with its duties and obligations under the Pooling Agreement, including indemnity for all losses, liabilities, damages and expenses arising out of or in connection with (a) the performance of its duties under the Pooling Agreement, other than by reason of the negligence or bad faith of the Trustee, (b) the failure of the Sellers to perform their duties in compliance with the Pooling Agreement, or (c) any claim or legal action, pending or threatened, relating to the Trustee's acceptance or administration of the issuing entity or the Certificates, other than by reason of the willful misfeasance, bad faith, negligence or reckless disregard of the Trustee and (3) if the Trustee is acting as custodian for the Home Equity Loans, any related custodial fees.

Distributions

The Trustee will be required to deposit into the Certificate Account:

·

the proceeds of any liquidation of the assets of the issuing entity,

·

all collections on the Home Equity Loans received during the related Remittance Period and remitted by the Servicer to the Trustee, and

·

all other remittances made to the Trustee by or on behalf of the Sellers or the Servicer.

The Pooling Agreement establishes a certificate rate on each class of Offered Certificates (each, a “Certificate Rate”) as set forth in this free writing prospectus under “—Certificate Rate.”  The Pooling Agreement also establishes a Servicing Fee and a Trustee Fee for each Distribution Date.

On each Distribution Date, after withdrawal of any amounts required to be deposited into the Swap Account for payment to the Swap Provider of any Net Swap Payments and Swap Termination Payments (other than any Swap Termination Payments that are the result of a Swap Provider Trigger Event), the Trustee will make the following disbursements and transfers from monies then on deposit in the Certificate Account with respect to the Home Equity Loans and apply the amounts in the following order of priority, in each case, to the extent of funds remaining in the Certificate Account with respect to the Fixed Rate Home Equity Loans and Adjustable Rate Home Equity Loans:

A.

First, to the Trustee, the Trustee Fee and any Transition Expenses.

B.

Second, concurrently, to each class of Senior Certificates, the related Class Monthly Interest Amount and any related Class Interest Carryover Shortfall for the Distribution Date, allocated among each such class of Senior Certificates on a pro rata basis based on each Senior Certificate’s Class Monthly Interest Amount and Class Interest Carryover Shortfall without priority among such Senior Certificates.

C.

Third, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, the related Class Monthly Interest Amount for the Distribution Date.

D.

Fourth, to the Senior Certificates, an amount up to the Senior Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, sequentially, to the Class AV-1, Class AV-2, Class AV-3 and Class AV-4 Certificates, in that order, until the respective Certificate Principal Balances of such Certificates have been reduced to zero; provided, that notwithstanding the foregoing order of priority, if on any Distribution Date, the aggregate Certificate Principal Balance of the Subordinate Certificates is equal to zero and the Overcollateralization Amount is equal to zero, then the Principal Distribution Amount shall be distributed to the Senior Certificates, pro rata, based on their respective Certificate Principal Balances.

E.

Fifth, to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

F.

Sixth, to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

G.

Seventh, to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

H.

Eighth, to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

I.

Ninth, to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

J.

Tenth, to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

K.

Eleventh, to the Class M-7 Certificates, the Class M-7 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

L.

Twelfth, to the Class M-8 Certificates, the Class M-8 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

M.

Thirteenth, to the Class M-9 Certificates, the Class M-9 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

N.

Fourteenth, to the Class M-10 Certificates, the Class M-10 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

O.

Fifteenth, to the Class M-11 Certificates, the Class M-11 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the Certificate Principal Balance thereof is reduced to zero.

P.

Sixteenth, to the Offered Certificates, the Subordination Increase Amount for the applicable Distribution Date, allocated in the order of priority set forth in clauses D. through O. above.

Q.

Seventeenth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in each case, first, (a) any related Class Interest Carryover Shortfall and then (b) any related Class Principal Carryover Shortfall.

R.

Eighteenth, to the Net WAC Cap Carryover Reserve Account, the amounts required under the Pooling Agreement for distribution in accordance with clauses S. and T. below.

S.

Nineteenth, concurrently, to the Senior Certificates, pro rata, the related Net WAC Cap Carryover from and to the extent of funds on deposit in the Net WAC Cap Carryover Reserve Account.

T.

Twentieth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, the related Net WAC Cap Carryover, from and to the extent of funds on deposit in the Net WAC Cap Carryover Reserve Account.

U.

Twenty-first, for deposit into the Swap Account, for payment pursuant to clause (viii) under “—The Swap Account” below;

V.

Twenty-second, to the Trustee as reimbursement for all Trustee Reimbursable Expenses.

W.

Twenty-third, to the Servicer to the extent of any unreimbursed Delinquency Advances (as defined in the base prospectus), unreimbursed Servicing Advances (as defined in the base prospectus) and unreimbursed Compensating Interest (as defined in the base prospectus).

X.

Twenty-fourth, to the Class X-IO and Class R Certificates, the remainder as provided in the Pooling Agreement.

Certificate Rate

With respect to any Distribution Date and the Class AV-1 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) ____% per annum (or ____% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class AV-2 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) ____% per annum (or ____% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class AV-3 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) ____% per annum (or ____% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class AV-4 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) ____% per annum (or ____% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class M-1 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) ____% per annum (or ____% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class M-2 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) ____% per annum (or ____% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class M-3 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) ____% per annum (or ____% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class M-4 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) ____% per annum (or ____% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class M-5 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) ____% per annum (or ____% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class M-6 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) ____% per annum (or ____% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class M-7 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) ____% per annum (or ____% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class M-8 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) ____% per annum (or ____% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class M-9 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) ____% per annum (or ____% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class M-10 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) ____% per annum (or ____% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Net WAC Cap for the Distribution Date.

With respect to any Distribution Date and the Class M-11 Certificates, the “Certificate Rate” will equal the lesser of (A) the sum of (1) One-Month LIBOR and (2) ____% per annum (or ____% per annum for each Interest Period occurring after the date on which an affiliate of the Servicer first fails to exercise its clean-up call option) and (B) the Net WAC Cap for the Distribution Date.

The “Net WAC Cap” with respect to any Distribution Date and class of Offered Certificates will be a per annum rate equal to the product of (i) the excess, if any, of (a) the weighted average of the Net Coupon Rates on the Home Equity Loans as of the beginning of the related Remittance Period over (b) the Swap Expense Fee Rate for that Distribution Date, and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Period.

The “Swap Expense Fee Rate” with respect to each Distribution Date, is a per annum rate, equal to the product of (x) the sum of (i) any Net Swap Payment owed to the Swap Provider for that Distribution Date and (ii) any Swap Termination Payment for that Distribution Date (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) payable by the supplemental interest trust, and (y) 12 divided by the aggregate Loan Balance of the Home Equity Loans as of the first day of the related Remittance Period.

The “Net Coupon Rate” of any Home Equity Loan will be the rate per annum equal to the coupon rate of the Home Equity Loan minus the sum of (1) the rate at which the Servicing Fee accrues and (2) the rate at which the Trustee Fee accrues (expressed as a per annum percentage of the aggregate principal balance of the Home Equity Loans).

If on any Distribution Date the Certificate Rate for any of the Offered Certificates is based on the Net WAC Cap, the applicable Certificateholders will be entitled to receive on subsequent Distribution Dates the Net WAC Cap Carryover from and to the extent of funds available therefor in accordance with the priorities described above under “—Distributions” and below under “DESCRIPTION OF THE CERTIFICATES—The Interest Rate Swap Agreement” , “—The Swap Provider” and “—The Swap Account.”

On the Closing Date, the Trustee will establish the “Net WAC Cap Carryover Reserve Account” from which distributions in respect of Net WAC Cap Carryover on the Offered Certificates will be made.  The Net WAC Cap Carryover Reserve Account will be an asset of the issuing entity but not of any REMIC.  The source of funds on deposit in the Net WAC Cap Carryover Reserve Account will be limited to an initial deposit of $10,000 and amounts payable to such account pursuant to clause R. under “—Distributions” above.

The “Net WAC Cap Carryover” with respect to any Distribution Date is equal to the sum of (A) the excess of (1) the amount of interest that the related class of Senior Certificates or Subordinate Certificates, as applicable, would otherwise be entitled to receive on the Distribution Date had its interest rate been calculated at the respective Certificate Rate for such class and for the Distribution Date without regard to the Net WAC Cap over (2) the amount of interest payable on such class at the respective Certificate Rate for such class for the Distribution Date and (B) the Net WAC Cap Carryover for all previous Distribution Dates not previously paid to the related class of Certificates (including any interest accrued on that amount at the related Certificate Rate without regard to the Net WAC Cap).

The ratings on the Offered Certificates by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”), and Fitch Ratings (“Fitch” and together with S&P and Moody’s, the “Rating Agencies”) will not address the likelihood of receipt by such Certificateholders of any amounts in respect of the Net WAC Cap Carryover.  Payment of the Net WAC Cap Carryover will be subject to availability of funds therefor in accordance with the priority of payments set forth under “—Distributions” above.

“Interest Period” means, with respect to each Distribution Date, the period from and including the preceding Distribution Date (or the Closing Date in the case of the first Distribution Date) to and including the day preceding the related Distribution Date.

Interest on the Offered Certificates in respect of any Distribution Date will accrue during the related Interest Period on the basis of the actual number of days elapsed in the related Interest Period and a year of 360 days.

Calculation of One-Month LIBOR

On each LIBOR Determination Date (as defined below), the Trustee will determine One-Month LIBOR for the next Interest Period for the Senior and Subordinate Certificates.

“One-Month LIBOR” means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears on Telerate Page 3750 as of 11:00 a.m., London time, on this date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which one-month deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Servicer, at approximately 11:00 a.m. (New York City time) on that day for one-month loans in United States dollars to leading European banks.

“LIBOR Determination Date” means, with respect to any Interest Period, the second London Business Day preceding the commencement of the Interest Period. For purposes of determining One-Month LIBOR, a “London Business Day” is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

“Telerate Page 3750” means the display page currently so designated on the Bridge Telerate Service (or another page that replaces this page on the service for the purpose of displaying comparable rates or prices) and “Reference Banks” means leading banks selected by CHEC and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

Credit Enhancement

Overcollateralization Resulting from Cash Flow Structure.  The Pooling Agreement provides that Excess Interest will be used in the following order of priority:

(1)

to pay the Offered Certificates any Subordination Increase Amount,

(2)

to pay any related Class Interest Carryover Shortfall and any related Class Principal Carryover Shortfall on the Subordinate Certificates,

(3)

to pay the applicable Certificateholders any Net WAC Cap Carryover,

(4)

to pay the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event.

(5)

to reimburse the Trustee and then the Servicer with respect to any amounts owing to them, and

(6)

to pay the Class X-IO and the Class R Certificateholders, as specified in the Pooling Agreement.

Pursuant to the Pooling Agreement, Excess Interest will be applied on each Distribution Date as an accelerated payment of principal on the Offered Certificates until the Overcollateralization Amount has increased to the Required Overcollateralization Amount.  The application of Excess Interest for the payment of principal has the effect of accelerating the amortization of the Offered Certificates relative to the amortization of the Home Equity Loans.

If, on any Distribution Date, the Overcollateralization Amount is, or, after taking into account all other distributions to be made on the Distribution Date, would be, greater than the Required Overcollateralization Amount, then any amounts relating to principal which would otherwise be distributed to the Certificateholders of the Offered Certificates on the Distribution Date shall instead be distributed as Excess Interest as provided in the Pooling Agreement in an amount equal to the Excess Overcollateralization Amount.

Allocation of Realized Losses.  The Pooling Agreement provides generally that on any Distribution Date all amounts collected on account of principal (other than any amount attributed to the Excess Overcollateralization Amount) during the prior Remittance Period will be distributed to the Certificateholders of the related Offered Certificates.  If any Home Equity Loan became a Liquidated Loan during the prior Remittance Period, the Net Liquidation Proceeds related to that Home Equity Loan and allocated to principal may be less than the principal balance of the related Home Equity Loan.  The amount of any insufficiency is referred to as a “Realized Loss.” The Pooling Agreement provides that the Loan Balance of any Home Equity Loan which becomes a Liquidated Loan shall thereafter equal zero.

A “Liquidated Loan” is a Home Equity Loan with respect to which a determination has been made by the Servicer that all recoveries have been made or that the Servicer reasonably believes that the cost of obtaining any additional recoveries from that loan would exceed the amount of the recoveries.

The Basic Principal Amount includes the Net Liquidation Proceeds in respect of principal received upon liquidation of a Liquidated Loan. If the Net Liquidation Proceeds are less than the unpaid principal balance of the related Liquidated Loan, the aggregate Loan Balance of the Home Equity Loans will decline more than the aggregate Certificate Principal Balance of the Offered Certificates.  If the difference is not covered by the Overcollateralization Amount or the application of Excess Interest, the class of Subordinate Certificates then outstanding with the lowest relative payment priority will bear the loss.

If, following the distributions on a Distribution Date, the aggregate Certificate Principal Balance of the Offered Certificates exceeds the aggregate Loan Balance of the Home Equity Loans, that is, the Offered Certificates are undercollateralized, the Certificate Principal Balance of the class of Subordinate Certificates then outstanding with the lowest relative payment priority will be reduced by the amount of the excess.  Any reduction will constitute a Class Principal Carryover Shortfall for the applicable class.  Although a Class Principal Carryover Shortfall will not accrue interest, this amount may be paid on a future distribution date to the extent funds are available for distribution as provided above under “¾Distributions” or as provided under “—The Swap Account” below.

To the extent that the Certificate Principal Balance of a class of Subordinate Certificates is reduced on account of Realized Losses that have been allocated to such class (including any class for which the related Certificate Principal Balance has been reduced to zero), then the Certificate Principal Balance of such class will be increased up to the amount of any Recoveries, beginning with the class of Subordinate Certificates with the highest relative payment priority, to the extent of the amount of the lesser of (1) the prior reduction in the Certificate Principal Balance of such class and (2) the outstanding Class Principal Carryover Shortfall of such class.  The outstanding Class Principal Carryover Shortfall of such class will be reduced by the corresponding amount of the increase in the Certificate Principal Balance of such class.

The Pooling Agreement does not permit the allocation of Realized Losses to the Senior Certificates.  Investors in the Senior Certificates should note that although Realized Losses cannot be allocated to the Senior Certificates, under certain loss scenarios there will not be enough principal and interest paid on the Home Equity Loans to pay the Senior Certificates all interest and principal amounts to which they are then entitled.  In addition, if the aggregate Certificate Principal Balance of the Subordinate Certificates has been reduced to zero, principal distributions will be made to the Senior Certificates on a pro rata basis based on their respective Certificate Principal Balances.

For all purposes of this free writing prospectus, the Class M-11 Certificates will have the lowest payment priority of any class of Certificates other than the Class X-IO and Class R Certificates.

The Interest Rate Swap Agreement

On or before the Closing Date, the Trustee on behalf of the Supplemental Interest Trust, as directed by the Depositor, will enter into the Interest Rate Swap Agreement with the Swap Provider.  On each Distribution Date, the Trustee, will deposit into the Swap Account certain amounts, if any, received from the Swap Provider from which distributions in respect of any Net Subordination Deficiency, Class Interest Carryover Shortfalls, Class Principal Carryover Shortfalls or Net WAC Cap Carryover will be made.  The Swap Account will be an asset of the Supplemental Interest Trust but not of any REMIC.

The Significance Percentage of the Interest Rate Swap Agreement will be less than 10% as of the Closing Date.  The Significance Percentage is calculated by reference to the “Significance Estimate” of the Interest Rate Swap Agreement which is determined based on a reasonable good faith estimate of maximum probable exposure represented by the Interest Rate Swap Agreement made in substantially the same manner as that used in the sponsor’s internal risk management process in respect of similar instruments.  The “Significance Percentage” is the percentage that the amount of the significance estimate represents of the aggregate principal balance of the Mortgage Loans.

Under the Interest Rate Swap Agreement, on each Distribution Date, the Supplemental Interest Trust will be obligated to pay to the Swap Provider from amounts available therefor pursuant to the Pooling Agreement, a Fixed Swap Payment based on a schedule, a copy of which is attached hereto as Schedule I, for that Distribution Date, and the Swap Provider will be obligated to pay to the Trustee a “Floating Swap Payment” equal to the product of (x) one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement), (y) the notional amount for that Distribution Date and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the closing date to but excluding the first Distribution Date), and the denominator of which is 360.  The “Fixed Swap Payment” for any Distribution Date shall be the product of 5.48% (subject to a variance of plus or minus 5.00% of that rate) and the notional amount for such Distribution Date (as set forth on Schedule I hereof) multiplied by a fraction, the numerator of which is 30 and the denominator of which is 360.  A Net Swap Payment will be required to be made on each Distribution Date (a) by the Supplemental Interest Trust, to the Swap Provider, to the extent that the Fixed Swap Payment exceeds the corresponding Floating Swap Payment, or (b) by the Swap Provider to the Supplemental Interest Trust to the extent that the Floating Swap Payment exceeds the corresponding Fixed Swap Payment.

The Interest Rate Swap Agreement will terminate immediately after the Distribution Date in September 2014, unless terminated earlier upon the occurrence of a Swap Default, a “Termination Event” (as defined in the ISDA Master Agreement) or an Additional Termination Event.

The respective obligations of the Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no Early Termination Date has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date.  With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement.  A “Termination Event” shall be defined in the Interest Rate Swap Agreement.

Upon a Swap Early Termination, the Supplemental Interest Trust or the Swap Provider may be liable to make a Swap Termination Payment to the other (regardless, if applicable, of which of the parties has caused the termination).  The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement.  In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, that payment will be paid from the Supplemental Interest Trust on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to certificateholders.

Upon a Swap Early Termination, the Trustee, at the direction of the Depositor, will seek a replacement swap provider to enter into a replacement interest rate swap agreement or similar agreement.  To the extent the issuing entity receives a Swap Termination Payment from the Swap Provider, the Supplemental Interest Trust will apply, as set forth in the Pooling Agreement, all or such portion of such Swap Termination Payment as may be required to the payment of amounts due to a replacement swap provider under a replacement interest rate swap agreement or similar agreement.  Furthermore, to the extent the Supplemental Interest Trust is required to pay a Swap Termination Payment to the Swap Provider, the Supplemental Interest Trust will apply all or a portion of such amount received from a replacement swap provider upon entering into a replacement interest rate swap agreement or similar agreement to the Swap Termination Payment amount owing to the Swap Provider.

Downgrade Provisions of the Interest Rate Swap Agreement will be triggered if the Swap Provider’s short-term or long-term credit ratings fall below the levels specified in the ISDA Master Agreement.  Upon the occurrence of a Downgrade Provision, the Swap Provider will be required to (1) post collateral securing its obligations under the Interest Rate Swap Agreement or (2) obtain a substitute Swap Provider acceptable to the Rating Agencies, that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement.

The Swap Provider

The Royal Bank of Scotland plc, is a company limited by shares incorporated under the law of Scotland and the principal operating subsidiary of The Royal Bank of Scotland Group plc (“RBS Group”), which, together with its subsidiaries, is a diversified financial services group engaged in a wide range of banking, financial and finance related activities in the United Kingdom and internationally.  The Royal Bank of Scotland plc will be the Swap Provider.  The short-term unsecured and unguaranteed debt obligations of the Swap Provider are currently rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.  The long-term, unsecured, unsubordinated and unguaranteed debt obligations of the Swap Provider are currently rated “AA” by S&P, “Aa1” by Moody’s and “AA+” by Fitch.  Except for the information provided in this paragraph, neither the Swap Provider nor the RBS Group has been involved in the preparation of, and do not accept responsibility for, this free writing prospectus or the prospectus attached hereto as Appendix I.  The Swap Provider is an affiliate of Greenwich Capital Markets, Inc., an underwriter.

The information under this heading “—The Swap Provider” has been provided by The Royal Bank of Scotland plc for use in this free writing prospectus.

The Swap Account

Net Swap Payments and Swap Termination Payments payable by the Supplemental Interest Trust (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) will be deducted from the Certificate Account prior to distributions to the Trustee and certificateholders and will first be deposited into the Swap Account before payment to the Swap Provider.  Swap Termination Payments resulting from a Swap Provider Trigger Event payable by the Supplemental Interest Trust will be deducted from the Certificate Account pursuant to clause U. under “DESCRIPTION OF THE CERTIFICATES—Distributions” above.

On each Distribution Date, to the extent required, following the distribution of the Excess Interest as described in “DESCRIPTION OF THE CERTIFICATES—Credit Enhancement—Overcollateralization Resulting From Cash Flow Structure” above and withdrawals from the Net WAC Cap Carryover Reserve Account as described in “DESCRIPTION OF THE CERTIFICATES—Distributions” above, the Trustee will withdraw from amounts in the Swap Account to distribute in the following order of priority:

(i)

first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date and any Net Swap Payments owed to the Swap Provider remaining unpaid from prior Distribution Dates;

(ii)

second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement;

(iii)

third, concurrently, to the Senior Certificates, any related Class Interest Carryover Shortfall, pro rata, to the extent remaining undistributed after the distributions pursuant to “DESCRIPTION OF THE CERTIFICATES—Distributions” above and the distributions pursuant to “DESCRIPTION OF THE CERTIFICATES—Credit Enhancement—Overcollateralization Resulting From Cash Flow Structure” above;

(iv)

fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, any related Class Interest Carryover Shortfall, to the extent remaining undistributed after the distributions pursuant to “DESCRIPTION OF THE CERTIFICATES—Distributions” above and the distributions pursuant to “DESCRIPTION OF THE CERTIFICATES—Credit Enhancement—Overcollateralization Resulting From Cash Flow Structure” above;

(v)

fifth, to the Senior Certificates and Subordinate Certificates, the Net Subordination Deficiency for the applicable Distribution Date, allocated in the order of priority set forth in clauses D. through O. under “DESCRIPTION OF THE CERTIFICATES—Distributions” above;

(vi)

sixth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, any related Class Principal Carryover Shortfall, to the extent remaining undistributed after the distributions pursuant to “DESCRIPTION OF THE CERTIFICATES—Distributions” above and the distributions pursuant to “DESCRIPTION OF THE CERTIFICATES—Credit Enhancement—Overcollateralization Resulting From Cash Flow Structure” above;

(vii)

seventh, to pay the applicable Certificateholders any Net WAC Cap Carryover to the extent remaining undistributed after the distributions pursuant to “DESCRIPTION OF THE CERTIFICATES—Distributions” above and the distributions pursuant to “DESCRIPTION OF THE CERTIFICATES—Credit Enhancement—Overcollateralization Resulting From Cash Flow Structure” above, allocated in the order of priority set forth in clauses S. and T. under “DESCRIPTION OF THE CERTIFICATES—Distributions” above; and

(viii)

eighth, to the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event;

provided, that the cumulative amount of distributions pursuant to clauses (v) and (vi) above on each Distribution Date, and all prior Distribution Dates, will not exceed the cumulative amount of Realized Losses with respect to that Distribution Date and all prior Distribution Dates.

Final Scheduled Distribution Date

The final scheduled Distribution Date (the “Final Scheduled Distribution Date”) for each class of Offered Certificates is the June 2036 Distribution Date, which is the Distribution Date occurring one month after the latest scheduled payment of the Home Equity Loans.  The failure to pay any class of Offered Certificates on its Final Scheduled Distribution Date does not result in any ability of the holders of the Offered Certificates to exercise any remedies.

It is expected that the actual last Distribution Date for each class of Offered Certificates will occur earlier and in some cases, significantly earlier, than the Final Scheduled Distribution Date.

Optional Termination by an Affiliate of CHEC

CHEC Residual, LLC, a wholly-owned subsidiary of CHEC, as the owner of the Class X-IO Certificates, may, at its option, terminate the issuing entity by purchasing, at the Termination Price, all of the Home Equity Loans on any Distribution Date on or after the date on which the aggregate outstanding Loan Balance of the Home Equity Loans is equal to or less than 10% of the aggregate outstanding Loan Balance of the Home Equity Loans on the Cut-Off Date.  We refer to this optional termination as the “clean-up call option.”  The certificate rate on each class of Offered Certificates will increase for each interest period after CHEC Residual, LLC first fails to exercise its clean-up call option, as described under “DESCRIPTION OF THE CERTIFICATES—Certificate Rate” in this free writing prospectus.

On any date of determination, the “Termination Price” shall be an amount equal to the greater of (A) the sum of (x) the aggregate outstanding Loan Balance of the Home Equity Loans (other than those referred to in clause (y) below), including accrued interest thereon, as of such date, and (y) in the case of any REO property and Home Equity Loans with respect to which foreclosure proceedings have been initiated or are otherwise 120 days or more delinquent as of any date of determination, the fair market value of such REO property and Home Equity Loans (disregarding accrued interest thereon) and (B) the sum of the aggregate unpaid principal balance of the Offered Certificates (other than any Class Principal Carryover Shortfalls), all accrued and unpaid interest thereon (other than any Net WAC Cap Carryover), any unreimbursed Delinquency Advances, unreimbursed Servicing Advances and unreimbursed Compensating Interest, any Delinquency Advances the Servicer has failed to remit and any Net Swap Payment or Swap Termination Payment payable to the Swap Provider then remaining unpaid or which is due to the exercise of such option.

Servicing of Delinquent Home Equity Loans

The Servicer will exercise its discretion, consistent with customary servicing procedures and the terms of the Pooling Agreement, with respect to the enforcement and servicing of defaulted Home Equity Loans in such manner as will maximize the receipt of principal and interest with respect thereto, including but not limited to the sale of such Home Equity Loan to a third party, the modification of such Home Equity Loan, or foreclosure upon the related Mortgaged Property and disposition thereof.

Fees and Expenses of the Issuing Entity

In consideration of their duties on behalf of the issuing entity, the Servicer, the custodian and the Trustee will receive from the assets of the issuing entity certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Paid:
Servicer	monthly

As to each Home Equity Loan, the Servicer will retain a fee (the “Servicing Fee”) equal to 0.50% per annum, payable monthly at one-twelfth of the annual rate of the then outstanding principal balance of the Home Equity Loan serviced as of the first day of each Remittance Period.  If a successor Servicer is appointed in accordance with the Pooling Agreement, the Servicing Fee shall be an amount agreed upon by the Trustee and the successor Servicer but in no event in an amount greater than the amount paid to the predecessor Servicer.  The Servicer will also be able to retain, as additional servicing compensation, late fees, prepayment charges, assumption fees, release fees, bad check charges and any other servicing related charges.  The Servicer will be entitled to retain the Servicing Fee and the additional servicing compensation from collections on the Home Equity Loans prior to any distributions to the Offered Certificates.

Deducted by the Servicer from the Principal and Interest Account (to the extent remitted to the Principal and Interest Account) in respect of each Home Equity Loan serviced by that Servicer, before payment of any amounts to Certificateholders.

Trustee	monthly

Under the Pooling Agreement, the Trustee is entitled to receive a monthly fee (the "Trustee Fee") in an amount equal to $1,000.  The Trustee is also entitled to be reimbursed for any Transition Expenses.  The Trustee Fee and any Transition Expenses are payable to the Trustee on each Distribution Date prior to any distributions to the Offered Certificates.  The Trustee is also entitled to be reimbursed for all Trustee Reimbursable Expenses.  The Trustee Reimbursable Expenses will be reimbursed to the Trustee on each Distribution Date, to the extent of funds available, following deposits to the Swap Account of any payments pursuant to clause U. under “DESCRIPTION OF THE CERTIFICATES—Distributions” above.

Trustee Fee and Transition Expenses deducted by the Trustee before payment of any amounts to Certificateholders.  Trustee Reimbursable Expenses deducted by the Trustee following deposits to the Swap Account of any payments pursuant to clause U. under “DESCRIPTION OF THE CERTIFICATES—Distributions” above.

Custodian	monthly

The Servicer will pay the custodian reasonable compensation as agreed upon for all services rendered by the custodian in the exercise and performance of its powers and duties, and the Servicer will pay or reimburse the custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the custodian in accordance with the provisions of the custodial agreement.

Paid by the Servicer before payment of any amounts to Certificateholders.
Swap Provider	monthly	Any Net Swap Payments or Swap Termination Payments.

Paid by the Supplemental Interest Trust before payment of any amounts to Certificateholders, except that Swap Termination Payments caused by Swap Provider Trigger Event, which are paid by the Supplemental Interest Trust after all distributions to holders of Offered Certificates.

The Pooling Agreement may be amended to change the fees and expenses described above without the consent of Certificateholders, provided the amendment does not cause the Rating Agencies to reduce their then current ratings of the Certificates.

Voting Rights

Each Certificateholder of a class will have a voting interest equal to the product of the voting interest to which such class is collectively entitled and the Certificateholder’s percentage interest in such class.  One percent (1%) of all voting interests will be allocated to each of the Class X-IO and Class R Certificates.  The remaining voting interests will be allocated to the classes of Offered Certificates in proportion to their respective Certificate Principal Balances on any determination date.

The Trustee

JPMorgan Chase Bank, N.A. will be the Trustee under the Pooling Agreement.

The Trustee is a banking association organized under the laws of the United States and a wholly owned subsidiary of J.P. Morgan Chase & Co., a holding company with assets in excess of $1 trillion and operations in more than 50 countries.  These operations include investment banking, financial services for consumers and businesses, financial transaction processing, asset and wealth management and private equity.  The Trustee will act as trustee through its Worldwide Securities Services division of the Treasury & Securities Services line of business.  JPMorgan World Wide Securities Services offers a full range of trust and administrative services for prime and sub-prime asset-backed transactions from its office at 4 New York Plaza, 6th Floor, New York, NY 10004 and other offices worldwide.

Asset classes for which JPMorgan Worldwide Securities Services serves as trustee include residential and commercial mortgages, credit cards, auto loans, equipment loans and leases, home equity loans, trade receivables, commercial leases, franchise loans, and student loans.  As of March 31, 2006, JPMorgan Worldwide Securities Services acted as trustee or paying agent for approximately 2075 asset-backed securities transactions, including about 268 domestic home equity receivables securities transactions.

Since 1990, the Trustee or its predecessors have been responsible for calculating and making distributions to holders of asset-backed securities.  As of March 31, 2006, JPMorgan Worldwide Securities Services performed such functions for approximately 855 asset-backed securities transactions, including about 135 home equity receivables securities transactions.

JPMorgan Chase & Co.  has entered into an agreement with The Bank of New York Company (“BNY”) pursuant to which JPMorgan Chase & Co intends to exchange select portions of its corporate trust business, including municipal and corporate and structured finance trusteeships, for BNY’s consumer, small business and middle market banking businesses.  This transaction has been approved by both companies’ boards of directors and is subject to regulatory approvals.  It is expected to close in the late third quarter or fourth quarter of 2006.  Following the closing date, JPMorgan will continue to act as Trustee until BNY succeeds to that role in accordance with the terms of the Pooling and Servicing Agreement and applicable law.

The Trustee may have normal banking relationships with CHEC, the Depositor and their affiliates.

The Pooling Agreement requires that the Trustee at all times:

·

be a corporation or association organized and doing business under United States federal or state law authorized to exercise corporate trust powers;

·

have a combined capital and surplus of at least $50 million;

·

be subject to supervision or examination by the United States or any state thereof; and

·

have a deposit rating of at least “A-” by S&P, “A2” by Moody’s and, if rated by Fitch, “A” by Fitch.

The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee, as approved by the Servicer.  The Depositor and the Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue under the Pooling Agreement or if the Trustee becomes insolvent. Upon becoming aware of these circumstances, the Depositor will be obligated to appoint a successor Trustee, as approved by the Servicer (which approval shall not be unreasonably withheld).  In addition, the holders of a majority of the voting rights represented by the Offered Certificates may at any time remove the Trustee and appoint a successor Trustee.  Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

No holder of a Certificate will have any right under the Pooling Agreement to institute any proceeding with respect to the Pooling Agreement unless (1) Certificateholders holding Certificates evidencing at least 51% of the percentage interests in the issuing entity have made written requests upon the Trustee to institute a proceeding in its own name as Trustee under the Pooling Agreement and have offered to the Trustee reasonable indemnity and (2) the Trustee for 60 days has neglected or refused to institute any proceeding.  In addition, the holders of a majority of the voting rights represented by outstanding Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Certificates or the issuing entity.  However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to make any investigation of matters arising under the Pooling Agreement or to institute, conduct or defend any litigation under the Pooling Agreement or in relation to the Pooling Agreement at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee in compliance with such request or direction.

The Pooling Agreement provides that the Trustee will not be liable to the Depositor, the Sellers, the Servicer or any Certificateholders for any action taken or for refraining from taking action in good faith pursuant to the Pooling Agreement or for errors in judgment, but the Pooling Agreement does not protect the Trustee against any liability resulting from its negligence, willful misconduct or reckless disregard of its obligations thereunder.

The Trustee will receive indemnity, as part of the “Trustee Reimbursable Expenses” (as such term is defined in the Pooling Agreement), for all losses, liabilities, damages and expenses arising out of or in connection with (i) the performance of its duties under the Pooling Agreement, other than by reason of the negligence or bad faith of the Trustee, (ii) the failure of the Sellers to perform their duties in compliance with the Pooling Agreement, or (iii) any claim or legal action, pending or threatened, relating to the Trustee's acceptance or administration of the issuing entity or the Certificates, other than by reason of the willful misfeasance, bad faith, negligence or reckless disregard of the Trustee.  All Trustee Reimbursable Expenses will be reimbursed to the Trustee on each Distribution Date, to the extent of funds available, following deposits to the Swap Account of any payments pursuant to clause U. under “DESCRIPTION OF THE CERTIFICATES—Distributions” above.

Under the Pooling Agreement, the Trustee is required to take the following actions upon a breach of the following covenants and agreements:

·

upon discovery by the Trustee of a breach by CHEC of any of its representations and warranties in the Pooling Agreement, which breach materially and adversely affects the interests of the Certificateholders, the Trustee must give prompt notice of the breach to the other parties to the Pooling Agreement; and

·

upon becoming aware of a Servicer Termination Event (as defined in the base prospectus) under the Pooling Agreement, the Trustee must give notice of the event to the Depositor, CHEC, the Certificateholders and the Rating Agencies.

The Trustee will make the monthly statement to Certificateholders (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders and the other parties to the Pooling Agreement via the Trustee’s internet website at www.jpmorgan.com/sfr or by calling the Trustee’s customer service desk at 1-877-722-1095.  Parties are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk.  The Trustee shall have the right to change the way monthly statements are distributed in order to make distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any changes.

The Custodian

J.P. Morgan Trust Company, National Association, will be the custodian for the Home Equity Loans on behalf of the Trustee (the “Custodian”).

The Custodian will have custodial responsibility for certain assets of the issuing entity pursuant to the Custodial Agreement dated as of May 1, 2006 among the Custodian, the Trustee and the Servicer (the “Custodial Agreement”).  Pursuant to the Custodial Agreement, the Custodian will act as agent for the Trustee for the purpose of receiving and holding certain documents and other instruments delivered by the Servicer under the Pooling Agreement.  The Servicer does not have custodial liability for these documents and instruments.

Business Relationships

Apart from the transaction related to this free writing prospectus, there is no business relationship, agreement, arrangement, transaction or understanding that has been entered into outside of the ordinary course of business or that is on terms other than would be obtained in an arm’s length transaction with an unrelated third party as between the sponsor, the Depositor, the issuing entity, the Servicer, the Trustee, any originator, any obligor, any credit enhancement provider, any credit support provider or any other material party.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following section in conjunction with the section in the base prospectus captioned “FEDERAL INCOME TAX CONSEQUENCES” discusses the material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates.  This section must be considered only in connection with “FEDERAL INCOME TAX CONSEQUENCES” in the base prospectus.  The discussion in this free writing prospectus and in the base prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change.  The discussion below and in the base prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.  No portion of the “CERTAIN FEDERAL INCOME TAX CONSIDERATIONS” or “FEDERAL INCOME TAX CONSEQUENCES” sections of the free writing prospectus or base prospectus constitutes an opinion of counsel, other than the opinions set forth in the second paragraph of “—General” below and in “FEDERAL INCOME TAX CONSEQUENCES—Opinions” in the base prospectus.

General

The Pooling Agreement provides that the issuing entity, exclusive of the assets held in the Net WAC Cap Carryover Reserve Account and the Swap Account, will comprise a tiered REMIC structure.  The Pooling Agreement will designate a single class of interest in each of the REMICs as the residual interest in that REMIC.  The Class R Certificates will represent ownership of the residual interest in each of the REMICs.

Upon the issuance of the Offered Certificates, McKee Nelson LLP (“Tax Counsel”) will deliver its opinion to the effect that, assuming compliance with the Pooling Agreement, each of the REMICs created by and designated in the Pooling Agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).  In addition, Tax Counsel will deliver its opinion to the effect that the Net WAC Cap Carryover Reserve Account and the Swap Account each is an “outside reserve fund” for purposes of the Treasury regulations promulgated under the REMIC provisions of the Internal Revenue Code.

To the extent that the Net WAC Cap applicable to a Certificate is reduced by a Net Swap Payment or Swap Termination Payment payable to the Swap Provider and such reduction causes Net WAC Cap Carryover to arise with respect to a Certificate, the holders of such Certificates will be deemed to receive a payment equal to that reduction and then pay that amount to the Class X-IO Certificateholder pursuant to an obligation that will be treated as separate from their REMIC regular interest.  The following discussion assumes that the rights and obligations of the applicable Certificateholders to receive payments of Net WAC Cap Carryover and make deemed payments under the Interest Rate Swap Agreement will be treated as rights and obligations under one or more notional principal contracts rather than as a partnership for federal income tax purposes.  Treatment of such rights as a partnership interest could result in differing timing and character consequences to all certificateholders and withholding tax consequences to certificateholders who are non-U.S. Persons.  Prospective investors in the certificates should consult their tax advisors regarding the appropriate tax treatment of the right to receive payments of Net WAC Cap Carryover.

Tax Treatment of the Offered Certificates

Offered Certificates entitled to Net WAC Cap Carryover as described in this free writing prospectus will be referred to hereinafter as the “Carryover Certificates.”  For federal income tax information reporting purposes, the Trustee will treat a beneficial owner of a Carryover Certificate (i) as holding an undivided interest in a REMIC regular interest corresponding to that Certificate and (ii) as having entered into a limited recourse interest rate contract or contracts (the “Interest Rate Contract Component”).  The REMIC regular interest corresponding to a Carryover Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Carryover Certificate to which it corresponds, except that the interest payments will be determined without regard to any payments made from the Net WAC Cap Carryover Reserve Account or the Swap Account(the rights from each fund could be treated as separate contracts).  In addition to an Offered Certificate’s respective Net WAC Cap Carryover, any payment on a Carryover Certificate in excess of the weighted average of all Home Equity Loans (adjusted to account for expenses and differences in monthly day count conventions) will be treated as made from the Net WAC Cap Carryover Reserve Account or the Swap Account and will be deemed to have been paid pursuant to a Interest Rate Contract Component.  Consequently, each beneficial owner of a Carryover Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “FEDERAL INCOME TAX CONSEQUENCES—Taxation of Debt Securities (Including Regular Interest Securities)” in the base prospectus.  In addition, each beneficial owner of a Carryover Certificate will be required to report net income with respect to the Interest Rate Contract Component and will be permitted to recognize a net deduction with respect to the Interest Rate Contract Component, subjects to the discussion under “—The Interest Rate Contract Components” below.  Investors in the Certificates will also be treated as having issued a Interest Rate Contract Component (in exchange for a premium used to purchase their Certificate), under which they are treated as receiving certain payments and then paying them to the Class X-IO Certificates to the extent the Net WAC Cap (adjusted to account for expenses and differences in monthly day count conventions) is reduced by a Net Swap Payment or Swap Termination Payment payable to the Swap Provider and their LIBOR rate exceeds the Net WAC Cap (adjusted to account for expenses and differences in monthly day count conventions).  Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components constituting each Carryover Certificate.

Allocations

A beneficial owner of a Carryover Certificate must allocate its purchase price for the certificate between its components—the REMIC regular interest component and each Interest Rate Contract Component.  The right to receive payments of Net WAC Cap Carryover and the deemed obligation to make certain Net Swap Payments or Swap Termination Payments to the Swap Provider could be treated as two separate contracts, but the Trustee will, unless otherwise required or advised, account for them as one contract.  For information reporting purposes the Trustee will treat the Interest Rate Contract Components as having insignificant value.  The Interest Rate Contract Component is difficult to value, and the Internal Revenue Service (“IRS”) could assert that the value of a Interest Rate Contract Component as of the Closing Date is greater than the value used for information reporting purposes.  Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Interest Rate Contract Components.

Upon the sale, exchange, or other disposition of a Carryover Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Interest Rate Contract Component.  Assuming that the Carryover Certificate is held as a “capital asset” within the meaning of section 1221 of the Internal Revenue Code, gain or loss on the disposition of an interest in the Interest Rate Contract Component should be capital gain or loss.  For a discussion of the material federal income tax consequences to a beneficial owner upon disposition of a REMIC regular interest, see “FEDERAL INCOME TAX CONSEQUENCES—Taxation of Debt Securities (Including Regular Interest Securities)” in the base prospectus.

Original Issue Discount

Depending on their issue price, Offered Certificates may be issued with original issue discount.  The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount, and bond premium, if any, will be at a rate equal to 115% Fixed Rate Mortgage PPC for the Fixed Rate Certificates and 100% Adjustable Rate Mortgage PPC for the Variable Rate Certificates.  No representation is made that the Home Equity Loans will actually prepay at these rates or at any other rates.

If the method for computing original issue discount described in the base prospectus results in a negative amount for any period with respect to a beneficial owner, the amount of original issue discount allocable to such period would be zero and such beneficial owner will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such certificates.

In certain circumstances, the original issue discount regulations permit the beneficial owner of a debt instrument to recognize original issue discount under a method that differs from that used by the issuing entity provided that such holder discloses such position to the IRS. Accordingly, it is possible that the beneficial owner of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the entity identified as the “tax matters person” in the Pooling Agreement in preparing reports to the beneficial owner and the IRS.

Certain classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any beneficial owner of such a class of Offered Certificates will be treated as holding a certificate with amortizable bond premium will depend on such beneficial owner’s purchase price (or in the case of a Carryover Certificate, the portion of the purchase price allocated to the regular interest component) and the distributions remaining to be made on such certificate at the time of its acquisition by such beneficial owner. Beneficial owners of such classes of certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium.  See “FEDERAL INCOME TAX CONSEQUENCES—Taxation of Debt Securities (Including Regular Interest Securities),” “—Market Discount” and “—Premium” in the base prospectus.

The Interest Rate Contract Components

The portion of the overall purchase price of a Carryover Certificate attributable to the Interest Rate Contract Component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component.  Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate contract.  Under one method—the level yield constant interest method—the price paid for an interest rate contract is amortized over the life of the contract as though it were the principal amount of a loan bearing interest at a reasonable rate.  Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Interest Rate Contract Component of an offered certificate.

Any payments made to a beneficial owner of a Carryover Certificate from a Net WAC Cap Carryover Reserve Account or the Swap Account will be treated as periodic payments on an interest rate  contract.  To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Interest Rate Contract Component, such excess represents net income for that year.  Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the period payments (or in the case of the Subordinate Certificates, any payment deemed made as a result of the functioning of the contract as described in “—Tax Treatment of the Offered Certificates” above), such excess shall represent a net deduction for that year.  Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the Interest Rate Contract Component may be limited in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business).  Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies.  Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Interest Rate Contract Component in computing the beneficial owner’s alternative minimum tax liability.

Status of the Offered Certificates

The REMIC regular interest components of the Carryover Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code, and as “real estate assets” under Section 856(c)(4)(A) of the Internal Revenue Code, generally, in the same proportion that the assets of the issuing entity, exclusive of the assets not included in any REMIC, would be so treated.  In addition, the interest derived from the REMIC regular interest component of a Carryover Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Internal Revenue Code, subject to the same limitation in the preceding sentence.  The Interest Rate Contract Components of the Carryover Certificates will not qualify, however, as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code or as real estate assets under Section 856(c)(5)(B) of the Internal Revenue Code, or as qualified mortgages within the meaning of section 860G(a)(3) of the Internal Revenue Code if held by another REMIC and could prevent a transferee REMIC from qualifying as a REMIC, particularly the deemed obligations of the Certificates.  See “CERTAIN FEDERAL INCOME TAX CONSEQUENCES—Treatment of the Offered Certificates” in this free writing prospectus.

CERTAIN STATE TAX CONSIDERATIONS

Because the income tax laws of the states vary, it is impractical to predict the income tax consequences to the Certificateholders in all of the state taxing jurisdictions in which they are subject to tax. Certificateholders are urged to consult their own tax advisors with respect to state and local income and franchise taxes.

ERISA CONSIDERATIONS

General

Any plan fiduciary that proposes to cause a Plan to acquire any of the offered certificates should consult with its counsel about the potential consequences under ERISA, and/or the Code, of the Plan’s acquisition and ownership of those certificates.  See “ERISA CONSIDERATIONS” in the base prospectus.  Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit parties in interest with respect to a Plan engaging in specific transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.  Section 4975 of the Code imposes various excise taxes on prohibited transactions involving Plans.  ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not subject to the requirements of Section 4975 of the Code.

Some employee benefit plans, including governmental plans and some church plans, are not subject to ERISA’s requirements.  Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this free writing prospectus and in the prospectus, subject to the provisions of other applicable federal and state law.  However, any of these plans that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules described in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the Loans.

Application of the Underwriter’s Exemption

Any person purchasing an offered certificate otherwise eligible for purchase by Plans under the Exemption described below, which certificate entitles the holder to receive payments under the Interest Rate Swap Agreement from the Supplemental Interest Trust, will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such offered certificate without the right to receive payments from the Supplemental Interest Trust, together with the right to receive such payments.

The U.S. Department of Labor has granted individual administrative exemptions to Citigroup Global Markets Inc. (the “Exemption”) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code for the initial purchase, the holding and the subsequent resale by Plans of securities, including offered certificates, issued by asset backed entities, including trusts, that consist of particular receivables, loans and other obligations that meet the conditions and requirements of the Exemption.  Assuming that the general conditions of the Exemption are met, the Exemption applies to mortgage loans like the Home Equity Loans, and to certificates that qualify for the Exemption and represent fractional undivided interests in a trust such as the issuing entity consisting of mortgage loans like the Home Equity Loans.

For a general description of the Exemption as amended by PTE 2002-41, 67 Fed. Reg. 54487, (2002), and the conditions that must be satisfied for the Exemption to apply and the limitations on the exemptive relief provided by the Exemption, see “ERISA CONSIDERATIONS” in the base prospectus.  It is expected that the Exemption will apply to the acquisition and holding by Plans of the offered certificates (excluding the right to receive payments from the Supplemental Interest Trust), and that all conditions of the Exemption other than those within the control of the investors will be met, although each fiduciary of a Plan should satisfy itself that the conditions of the Exemption have been satisfied with respect to such Plan.  In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent of the Home Equity Loans included in the issuing entity by aggregate unamortized principal balance of the assets of the issuing entity.

The rating of a security may change.  If a class of offered certificates is no longer rated at least BBB- or Baa3, certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the offered certificate when it had an investment grade rating would not be required by the Exemption to dispose of it).  Consequently, transfers of any offered certificates rated below investment grade (collectively, “ERISA Restricted Offered Certificates”) will not be registered by the trust administrator unless the Trustee receives the following:

·

a representation from the transferee of the ERISA Restricted Offered Certificates, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not a Plan, nor a person acting on behalf of a Plan or using the assets of a Plan to effect the transfer;

·

if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing the ERISA Restricted Offered Certificates with funds contained in an “insurance company general account,” as that term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, or PTCE 95 60, and that the purchase and holding of the ERISA Restricted Offered Certificates are covered under Sections I and III of PTCE 95-60; or

·

an opinion of counsel satisfactory to the Trustee that the purchase or holding of the ERISA Restricted Offered Certificates by a Plan, any person acting on behalf of a Plan or using a Plan’s assets, will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Depositor, the Servicer or either of the Sellers to any obligation in addition to those undertaken in the Pooling Agreement.

ERISA Considerations with respect to the Interest Rate Swap Agreement

The Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the Supplemental Interest Trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Swap Provider is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold an offered certificate otherwise eligible for the Exemption before the termination of the Interest Rate Swap Agreement, unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”).  Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of an offered certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the offered certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such offered certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions as required immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Interest Rate Swap Agreement, any offered certificate whose rating has fallen to below investment grade could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the Interest Rate Swap Agreement.

If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of an offered certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Trustee, the Depositor, the Servicer and the Sellers from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

In the event that the representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan’s assets is attempted without the opinion of counsel, the attempted transfer or acquisition shall be void and of no effect.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the effect of the assets of the issuing entity being deemed “plan assets,” the applicability of the Exemption and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates.  Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

LEGAL INVESTMENT CONSIDERATIONS

The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.  Accordingly, many institutions with legal authority to invest in comparably rated securities may not be legally authorized to invest in such Certificates.  You should consult your own counsel as to whether and to what extent the Offered Certificates constitute legal investments for you.

We refer you to “LEGAL INVESTMENT” in the base prospectus for more detail.

LEGAL MATTERS

Certain legal matters with respect to the Offered Certificates will be passed upon for the Depositor, the Sellers and the Servicer by McKee Nelson LLP, New York, New York. Certain legal matters with respect to the Offered Certificates will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

RATINGS

It is a condition to the issuance of the Offered Certificates that they receive ratings by S&P, Moody’s and Fitch as follows:

Class	S & P	Moody’s	Fitch
AV-1	AAA	Aaa	AAA
AV-2	AAA	Aaa	AAA
AV-3	AAA	Aaa	AAA
AV-4	AAA	Aaa	AAA
M-1	AA+	Aa1	AA+
M-2	AA	Aa2	AA
M-3	AA	Aa3	AA-
M-4	AA	A1	A+
M-5	A+	A2	A
M-6	A	A3	A-
M-7	A-	Baa1	BBB+
M-8	BBB+	Baa2	BBB
M-9	BBB-	Baa3	BBB-
M-10	BBB-	Ba1	BB+
M-11	BBB-	Ba2	BB

A securities rating addresses the likelihood of the receipt by Offered Certificateholders of distributions on the Home Equity Loans. The rating takes into consideration the characteristics of the Home Equity Loans and the structural, legal and tax aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Home Equity Loans, the likelihood of payment of any Net WAC Cap Carryover or the possibility that Offered Certificateholders might realize a lower than anticipated yield.

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance.  A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating.  The Depositor has not requested that any rating agency not monitor their ratings of the Offered Certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

INDEX OF DEFINED TERMS

Terms

Page

60+ Delinquency Percentage (Rolling Three Month)

131

Additional Termination Events

118

Adjustable Rate Home Equity Loans

40

Adjustable Rate Mortgage PPC

88

Appraised Value

41

Balloon Loans

88

Basic Principal Amount

118

Book-Entry Certificates

116

Business Day

119

Cede

116

Certificate Account

116

Certificate Principal Balance

115

Certificate Rate

135

Certificate Register

116

Certificate Registrar

116

Certificateholder

116

Certificateowners

116

Certificates

115

CHEC

40

Class Interest Carryover Shortfall

119

Class M-1 Principal Distribution Amount

119

Class M-2 Principal Distribution Amount

119

Class M-3 Principal Distribution Amount

120

Class M-4 Principal Distribution Amount

121

Class M-5 Principal Distribution Amount

121

Class M-6 Principal Distribution Amount

122

Class M-7 Principal Distribution Amount

123

Class M-8 Principal Distribution Amount

124

Class M-9 Principal Distribution Amount

125

Class M-10 Principal Distribution Amount

126

Class M-11 Principal Distribution Amount

127

Class Monthly Interest Amount

128

Class Principal Carryover Shortfall

128

Class R Certificates

115

Class X-IO Certificates

115

clean-up call option

143

Clearstream, Luxembourg

116

Closing Date

40

CPR

88

Cumulative Loss Trigger Event

129

Custodial Agreement

148

Custodian

148

Cut-Off Date

113

Definitive Certificate

116

Delinquency Amount

129

Delinquency Event

129

Depositor

40

Distribution Date

116

Downgrade Provisions

129

DTC

116

Early Termination Date

129

Euroclear

116

Event of Default

129

Excess Interest

129

Excess Overcollateralization Amount

130

Final Scheduled Distribution Date

143

Fitch

137

Fixed Rate Home Equity Loans

40

Fixed Rate Mortgage PPC

88

Fixed Swap Payment

140

Floating Swap Payment

140

Home Equity Loan Pool

40

Home Equity Loans

40

HSF II

40

Interest Period

137

Interest Rate Contract Component

149

Interest Rate Swap Agreement

130

Internal Revenue Code

148

IRS

150

LIBOR Determination Date

138

Liquidated Loan

139

Loan Balance

130

London Business Day

138

Monthly Remittance Date

130

Moody's

137

Mortgaged Properties

40

Net Coupon Rate

136

Net Subordination Deficiency

130

Net Swap Payment

130

Net WAC Cap

136

Net WAC Cap Carryover

137

Net WAC Cap Carryover Reserve Account

137

Non-Offered Certificates

115

non-U.S. person

I-5

OC Floor

130

Offered Certificates

115

One-Month LIBOR

137

Original Combined Loan-to-Value Ratio

41

Original Loan-to-Value Ratio

41

Overcollateralization Amount

130

Pooling Agreement

113

Prepayment Assumption

88

Principal Distribution Amount

130

Rating Agencies

137

Realized Loss

139

Record Date

130

Recoveries

130

Reference Banks

138

REMICs

19

Remittance Period

131

Required Overcollateralization Amount

131

S&P

137

Sellers

40

Senior Certificates

115

Senior Enhancement Percentage

131

Senior Principal Distribution Amount

131

Servicer

113

Servicing Fee

144

Significance Estimate

140

Significance Percentage

140

Statistical Calculation Date

40

Statistical Calculation Date Loan Balance

40

Stepdown Date

131

Structuring Assumptions

89

Subordination Deficiency

131

Subordination Increase Amount

131

Supplemental Interest Trust

132

Swap Account

132

Swap Default

129

Swap Early Termination

132

Swap Expense Fee Rate

136

Swap Provider

132

Swap Provider Trigger Event

132

Swap Termination Payment

132

Tax Counsel

148

Telerate Page 3750

138

Termination Event

140

Termination Price

143

Transition Expenses

132

Trigger Event

132

Trustee

113

Trustee Fee

144

U.S. person

I-4

weighted average life

88

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except under limited circumstances, the globally offered Centex Home Equity Loan Asset-Backed Certificates, Series 2006-A (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream, Luxembourg. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Euroclear and Clearstream, Luxembourg will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior home equity loan asset-backed certificates issues.

Secondary cross-market trading between Euroclear or Clearstream, Luxembourg and DTC participants holding Offered Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream, Luxembourg and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream, Luxembourg will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior home equity loan asset-backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and sellers’ accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior home equity loan asset-backed certificates issues in same-day funds.

Trading between Euroclear and/or Clearstream, Luxembourg Participants. Secondary market trading between Euroclear participants or Clearstream, Luxembourg participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller and Euroclear or Clearstream, Luxembourg  Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream, Luxembourg participant, the purchaser will send instructions to Euroclear or Clearstream, Luxembourg through a Euroclear participant or Clearstream, Luxembourg participant at least one business day prior to settlement. Euroclear or Clearstream, Luxembourg will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant’s or Clearstream, Luxembourg participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream, Luxembourg cash debt will be valued instead as of the actual settlement date.

Euroclear participants and Clearstream, Luxembourg participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, they may take on credit exposure to Euroclear or Clearstream, Luxembourg until the Global Securities are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, Euroclear participants or Clearstream, Luxembourg participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant’s or Clearstream, Luxembourg participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC Seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Euroclear or Clearstream, Luxembourg Seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream, Luxembourg participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream, Luxembourg through a Euroclear participant or Clearstream, Luxembourg participant at least one business day prior to settlement. In these cases Euroclear or Clearstream, Luxembourg will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream, Luxembourg participant the following day, and receipt of the cash proceeds in the Euroclear participant’s or Clearstream, Luxembourg participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream, Luxembourg participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant’s or Clearstream, Luxembourg participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Euroclear or Clearstream, Luxembourg and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream, Luxembourg participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)

borrowing through Euroclear or Clearstream, Luxembourg for one day (until the  purchase side of the day trade is reflected in their Euroclear or Clearstream, Luxembourg accounts) in accordance with the clearing system’s customary procedures;

(b)

borrowing the Global Securities in the U.S. from a DTC participant  no later than one day prior to settlement, which would give the Global  Securities sufficient time to be reflected in their Euroclear or Clearstream, Luxembourg account in order to settle the sale side of the trade; or

(c)

staggering the value dates for the buy and sell sides of the trade  so that the value date for the purchase from the DTC participant is at  least one day prior to the value date for the sale to the Euroclear participant  or Clearstream, Luxembourg participant.

U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. persons (Form W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons and are individuals or entities treated as corporations for United States federal income tax purposes can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. Partnerships that are not U.S. persons and similar non-U.S. entities have additional reporting requirements. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States and are individuals or entities treated as corporations for United States federal income tax purposes can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.  Partnerships that are not U.S. persons and similar non-U.S. entities may have additional reporting requirements.

Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

U.S. Federal Income Tax Reporting Procedure.  The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency).  Forms W-8 BEN and W-8ECI are generally effective until the end of the third succeeding calendar year after the form is signed unless a change in circumstances makes any information of the form inaccurate.  In such case a new form must be filed within 30 days of the change.

U.S. Person.  As used in this free writing prospectus the term “U.S. person” means a beneficial owner of an Offered Certificate that is for United States federal income tax purposes

·

a citizen or resident of the United States,

·

an entity treated as a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

·

an estate the income of which is subject to United States federal income taxation regardless of its source, or

·

a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust and certain eligible trusts that elect to be treated as a United States person.

As used in this free writing prospectus, the term “non-U.S. person” means a beneficial owner of an Offered Certificate that is not a U.S. person.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that have detailed rules regarding the determination of beneficial ownership.  Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

SCHEDULE I

SCHEDULED NOTIONAL AMOUNTS FOR THE INTEREST RATE SWAP AGREEMENT

Distribution Date	Notional Amount($)	Distribution Date	Notional Amount($)	Distribution Date	Notional Amount($)
6/25/2006	980,000,000	4/25/2009	147,570,000	1/25/2012	62,928,000
7/25/2006	974,035,000	5/25/2009	142,621,000	2/25/2012	61,216,000
8/25/2006	961,546,000	6/25/2009	138,616,000	3/25/2012	59,546,000
9/25/2006	945,517,000	7/25/2009	139,070,000	4/25/2012	57,918,000
10/25/2006	926,697,000	8/25/2009	135,549,000	5/25/2012	56,331,000
11/25/2006	905,962,000	9/25/2009	132,116,000	6/25/2012	54,784,000
12/25/2006	883,976,000	10/25/2009	128,770,000	7/25/2012	53,275,000
1/25/2007	860,211,000	11/25/2009	125,508,000	8/25/2012	51,804,000
2/25/2007	834,197,000	12/25/2009	122,327,000	9/25/2012	50,369,000
3/25/2007	804,632,000	1/25/2010	119,226,000	10/25/2012	48,970,000
4/25/2007	770,578,000	2/25/2010	116,202,000	11/25/2012	47,606,000
5/25/2007	734,024,000	3/25/2010	113,255,000	12/25/2012	46,276,000
6/25/2007	700,862,000	4/25/2010	110,381,000	1/25/2013	44,980,000
7/25/2007	670,825,000	5/25/2010	107,579,000	2/25/2013	43,715,000
8/25/2007	644,910,000	6/25/2010	104,847,000	3/25/2013	42,482,000
9/25/2007	621,245,000	7/25/2010	102,184,000	4/25/2013	41,280,000
10/25/2007	600,250,000	8/25/2010	99,588,000	5/25/2013	40,109,000
11/25/2007	580,186,000	9/25/2010	97,057,000	6/25/2013	38,966,000
12/25/2007	560,802,000	10/25/2010	94,589,000	7/25/2013	37,852,000
1/25/2008	541,765,000	11/25/2010	92,184,000	8/25/2013	36,766,000
2/25/2008	521,993,000	12/25/2010	89,811,000	9/25/2013	35,707,000
3/25/2008	238,616,000	1/25/2011	87,426,000	10/25/2013	34,674,000
4/25/2008	230,740,000	2/25/2011	85,100,000	11/25/2013	33,667,000
5/25/2008	221,743,000	3/25/2011	82,652,000	12/25/2013	32,686,000
6/25/2008	214,229,000	4/25/2011	80,448,000	1/25/2014	31,729,000
7/25/2008	207,135,000	5/25/2011	78,300,000	2/25/2014	30,796,000
8/25/2008	200,233,000	6/25/2011	76,205,000	3/25/2014	29,886,000
9/25/2008	194,099,000	7/25/2011	74,161,000	4/25/2014	28,999,000
10/25/2008	188,354,000	8/25/2011	72,169,000	5/25/2014	28,134,000
11/25/2008	182,863,000	9/25/2011	70,226,000	6/25/2014	27,291,000
12/25/2008	177,605,000	10/25/2011	68,332,000	7/25/2014	26,470,000
1/25/2009	172,550,000	11/25/2011	66,485,000	8/25/2014	25,669,000
2/25/2009	167,660,000	12/25/2011	64,684,000	9/25/2014	24,888,000
3/25/2009	151,937,000

APPENDIX I

PROSPECTUS, DATED APRIL 28, 2006

$980,000,000 (APPROXIMATE)

CENTEX HOME EQUITY LOAN
ASSET BACKED CERTIFICATES, SERIES 2006-A

Centex Home Equity Loan Trust 2006-A

as Issuing Entity

Centex Home Equity Company, LLC

as Sponsor, Originator and Servicer

CHEC Funding, LLC

as Depositor

__________________

FREE WRITING PROSPECTUS

__________________

CITIGROUP

BANC OF AMERICA SECURITIES LLC

RBS GREENWICH CAPITAL

WACHOVIA SECURITIES

May 9, 2006